Exhibit 2.

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                          PARTICIPATION AGREEMENT

              (FEDERAL EXPRESS CORPORATION TRUST NO. N585FE)

                         Dated as of June 15, 1998

               Amended and Restated as of September 1, 1998

                                   among

                       FEDERAL EXPRESS CORPORATION,
                   Lessee and Initial Owner Participant

                               PYRGOS, INC.,
                             Owner Participant

            STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
                           NATIONAL ASSOCIATION,
                      Not in Its Individual Capacity
                       Except as Otherwise Expressly
              Set Forth Herein, but Solely as Owner Trustee,
                               Owner Trustee

                FIRST SECURITY BANK, NATIONAL ASSOCIATION,
                             Indenture Trustee

                FIRST SECURITY BANK, NATIONAL ASSOCIATION,
                           Pass Through Trustee

                                    and

                FIRST SECURITY BANK, NATIONAL ASSOCIATION,
                            Subordination Agent

                       ----------------------------

         LEVERAGED LEASE OF ONE MCDONNELL DOUGLAS MD-11F AIRCRAFT
                 SERIAL NO. 48481, REGISTRATION NO. N585FE

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                             TABLE OF CONTENTS

                                                                          Page

Initial Recitals...........................................................  1

                                 ARTICLE 1

   DEFINITIONS.............................................................  3

                                 ARTICLE 2

                          AMENDMENTS; ADJUSTMENTS

   Section 2.01.  [Reserved]...............................................  3
   Section 2.02.  [Reserved]...............................................  3
   Section 2.03.  Amendments on Delivery Date..............................  4

                                 ARTICLE 3

               PARTICIPATION IN INVESTMENT ON DELIVERY DATE;
                           DELIVERY OF AIRCRAFT

   Section 3.01.  Lessee's Notices.........................................  4
   Section 3.02.  Commitments to Participate in Purchase Price.............  5
   Section 3.03.  Owner Participant's Instructions to Owner Trustee........  8
   Section 3.04.  Transaction Costs........................................  8
   Section 3.05.  Postponement of Delivery Date............................  8
   Section 3.06.  Delivery Mechanics....................................... 10
   Section 3.07.  Closing.................................................. 10

                                 ARTICLE 4

                           CONDITIONS PRECEDENT

   Section 4.01.  Conditions Precedent..................................... 10
   Section 4.02.  Opinions of Special Aviation Counsel..................... 24

                                 ARTICLE 5

               CONDITIONS PRECEDENT TO LESSEE'S OBLIGATIONS

   Section 5.01.  Conditions Precedent to Lessee's Obligations............. 25

                                 ARTICLE 6

            LESSEE'S REPRESENTATIONS, WARRANTIES AND COVENANTS

   Section 6.01.  Lessee's Representations and Warranties.................. 25
   Section 6.02.  Offering by Lessee....................................... 31
   Section 6.03.  Further Assurances; Aircraft Registration................ 32
   Section 6.04.  Survival of Representations and Warranties............... 40

                                 ARTICLE 7

         OTHER PARTIES' REPRESENTATIONS, WARRANTIES AND COVENANTS

   Section 7.01.  Acquisitions and Offerings of Interests in Lessor's
                  Estate................................................... 40
   Section 7.02.  Citizenship.............................................. 40
   Section 7.03.  Representations, Warranties and Covenants of Owner
                  Participant.............................................. 42
   Section 7.04.  Representations, Covenants and Warranties of SSB and the
                  Owner Trustee............................................ 46
   Section 7.05.  Representations, Warranties and Covenants of the Indenture
                  Trustee.................................................. 49
   Section 7.06.  Indenture Trustee's Notice of Default.................... 50
   Section 7.07.  Releases from Indenture.................................. 50
   Section 7.08.  Covenant of Quiet Enjoyment.............................. 51
   Section 7.09.  Pass Through Trustee's Representations and Warranties.... 51
   Section 7.10.  Survival of Representations, Warranties and Covenants.... 52
   Section 7.11.  Lessee's Assumption of the Certificates.................. 52
   Section 7.12.  Indebtedness of Owner Trustee............................ 54
   Section 7.13.  Compliance with Trust Agreement, Etc..................... 54
   Section 7.14.  Subordination Agent's Representations, Warranties and
                  Covenants................................................ 55

                                 ARTICLE 8

                                   TAXES

   Section 8.01.  Lessee's Obligation to Pay Taxes......................... 57
   Section 8.02.  After-Tax Basis.......................................... 61
   Section 8.03.  Time of Payment.......................................... 61
   Section 8.04.  Contests................................................. 62
   Section 8.05.  Refunds.................................................. 64
   Section 8.06.  Lessee's Reports......................................... 64
   Section 8.07.  Survival of Obligations.................................. 64
   Section 8.08.  Payment of Taxes......................................... 64
   Section 8.09.  Reimbursements by Indemnitees Generally.................. 65

                                 ARTICLE 9

                             GENERAL INDEMNITY

   Section 9.01.  Generally................................................ 65
   Section 9.02.  After-Tax Basis.......................................... 69
   Section 9.03.  Subrogation.............................................. 70
   Section 9.04.  Notice and Payment....................................... 70
   Section 9.05.  Refunds.................................................. 70
   Section 9.06.  Defense of Claims........................................ 70
   Section 9.07.  Survival of Obligations.................................. 71
   Section 9.08.  Effect of Other Indemnities.............................. 72
   Section 9.09.  Interest................................................. 72

                                ARTICLE 10

                             TRANSACTION COSTS

   Section 10.01.  Transaction Costs and Other Costs....................... 72

                                ARTICLE 11

                          SUCCESSOR OWNER TRUSTEE

   Section 11.01.  Appointment of Successor Owner Trustee.................. 75

                                ARTICLE 12

      LIABILITIES AND INTERESTS OF THE OWNER PARTICIPANT AND HOLDERS

   Section 12.01.  Liabilities of the Owner Participant.................... 76
   Section 12.02.  Interest of Holders of Certificates..................... 77

                                ARTICLE 13

                              OTHER DOCUMENTS

   Section 13.01.  Consent of Lessee to Other Documents.................... 77
   Section 13.02.  Further Assurances...................................... 77
   Section 13.03.  Pass Through Trustee's and Subordination Agent's
                   Acknowledgment.......................................... 77
   Section 13.04.  No Retroactive Application.............................. 78

                                ARTICLE 14

                                  NOTICES

   Section 14.01.  Notices................................................. 78

                                ARTICLE 15

                                REFINANCING

   Section 15.01.  Refinancing............................................. 79

                                ARTICLE 16

                                [RESERVED]

                                ARTICLE 17

                               MISCELLANEOUS

   Section 17.01.  [Reserved].............................................. 82
   Section 17.02.  Collateral Account...................................... 82
   Section 17.03.  Counterparts............................................ 84
   Section 17.04.  No Oral Modifications................................... 84
   Section 17.05.  Captions................................................ 84
   Section 17.06.  Successors and Assigns.................................. 84
   Section 17.07.  Concerning the Owner Trustee, Indenture Trustee and
                   the Pass Through Trustee................................ 85
   Section 17.08.  Severability............................................ 85
   Section 17.09.  Public Release of Information........................... 85
   Section 17.10.  Certain Limitations on Reorganization................... 86
   Section 17.11.  GOVERNING LAW........................................... 86
   Section 17.12.  Section 1110 Compliance................................. 86
   Section 17.13.  Reliance of Liquidity Providers......................... 86

                                ARTICLE 18

                              CONFIDENTIALITY

   Section 18.01.  Confidentiality......................................... 87

SCHEDULE I             Owner Participant's Commitment; Debt Portion
SCHEDULE II            Definitions
SCHEDULE III           Permitted Country List
EXHIBIT A(1)(a)        Opinion of Lessee's Counsel
EXHIBIT A(1)(b)        Opinion of Lessee's Special Counsel
EXHIBIT A(2)(a)        Opinion of Owner Participant's and Owner Participant
                       Guarantor's Counsel
EXHIBIT A(2)(b)        Opinion of Owner Participant's and Owner Participant
                       Guarantor's Special Counsel
EXHIBIT A(3)           Opinion of Indenture Trustee's Special Counsel
EXHIBIT A(4)           Opinion of Owner Trustee's Special Counsel
EXHIBIT A(5)           Opinion of Pass Through Trustee's and Subordination
                       Agent's Special Counsel
EXHIBIT A(6)           Opinion of Engine Manufacturer's Counsel
EXHIBIT A(7)           Opinion of Special Aviation Counsel
EXHIBIT B              Form of Lease Agreement
EXHIBIT C              Form of Indenture
EXHIBIT D              Form of Trust Agreement
EXHIBIT E              Form of Engine Warranty Assignment and Engine Consent
EXHIBIT F-1            Form of Owner Participant Transfer Agreement
EXHIBIT F-2            Form of Owner Participant Guaranty


                          PARTICIPATION AGREEMENT
              (FEDERAL EXPRESS CORPORATION TRUST NO. N585FE)

         PARTICIPATION AGREEMENT (FEDERAL EXPRESS CORPORATION TRUST NO. N585FE) dated as of June 15, 1998, as amended and restated as of September 1, 1998 (this "Agreement") among FEDERAL EXPRESS CORPORATION, a Delaware corporation (herein, together with its successors and permitted assigns, the "Lessee" and the "Initial Owner Participant"), PYRGOS, INC., a Delaware corporation (herein, together with its successors and permitted assigns, the "Owner Participant"), STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, except as otherwise expressly stated herein, but solely as owner trustee under the Trust Agreement referred to below (in such capacity as trustee, together with its successors and permitted assigns, the "Owner Trustee"), FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, except as otherwise expressly stated herein, but solely as indenture trustee under the Indenture referred to below (in such capacity as trustee, together with its successors and permitted assigns, the "Indenture Trustee"), FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, except as otherwise expressly stated herein, but solely as pass through trustee of three separate Pass Through Trusts (in such capacity as trustee, together with its successors and permitted assigns, the "Pass Through Trustee"), and FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, except as otherwise expressly stated herein, but solely as subordination agent (in such capacity as trustee, together with its successors and permitted assigns, the "Subordination Agent").


                           W I T N E S S E T H :
                           -------------------

         WHEREAS, capitalized terms used herein shall have the respective meanings set forth or referred to in Article 1 hereof.

         WHEREAS, on the Certificate Closing Date, the Lessee, the Initial Owner Participant, the Owner Trustee, the Indenture Trustee, the Pass Through Trustee and the Subordination Agent entered into the Original Participation Agreement (such term, and all other terms not heretofore defined, having the meanings assigned thereto as provided in Article 1 below);

         WHEREAS, immediately prior to the execution and delivery of the Original Participation Agreement, the Initial Owner Participant entered into the Original Trust Agreement relating to the Aircraft with SSB, pursuant to which SSB agreed, among other things, to hold the Lessor's Estate for the benefit of the Initial Owner Participant on the terms specified in the Trust Agreement, subject to the Lien of the Indenture;

         WHEREAS, on the Pass Through Closing Date, a closing occurred with respect to the public offering of Pass Through Certificates issued by each Pass Through Trust, an allocable amount of the proceeds of which offering was used by the Pass Through Trustee to purchase for each such Pass Through Trust the Certificates of the Series and Maturity applicable thereto;

         WHEREAS, concurrently with the execution and delivery of the Original Participation Agreement, the Owner Trustee and the Indenture Trustee entered into the Original Indenture for the benefit of the Pass Through Trustee, pursuant to which the Owner Trustee issued the Certificates to the Subordination Agent on behalf of the Pass Through Trustee as evidence of the loans made by the Pass Through Trustee to the Owner Trustee, the proceeds of which loans were deposited by the Indenture Trustee on behalf of the Owner Trustee in the Collateral Account;

         WHEREAS, the Certificates are held by the Subordination Agent pursuant to the Intercreditor Agreement on behalf of the Pass Through Trustee for each of the Pass Through Trusts;

         WHEREAS, concurrently with the execution and delivery of the Original Participation Agreement, (i) the Liquidity Provider entered into two revolving credit agreements (each, a "Liquidity Facility"), one for the benefit of the holders of Pass Through Certificates of each of the Pass Through Trusts for the Series A Certificates and the Series B Certificates, with the Subordination Agent, as agent for the Pass Through Trustee on behalf of each such Pass Through Trust; and (ii) the Pass Through Trustee, each Liquidity Provider and the Subordination Agent entered into the Intercreditor Agreement;

         WHEREAS, concurrently with the execution and delivery of the Original Participation Agreement, the Owner Trustee and the Lessee entered into the Original Lease relating to the Aircraft, whereby, subject to the terms and conditions set forth in said Lease, the Owner Trustee agreed to lease the Aircraft to the Lessee on the Delivery Date (as defined in the Original Lease), and the Lessee agreed to lease the Aircraft from the Owner Trustee on the Delivery Date (as defined in the Original Lease);

         WHEREAS, the Owner Participant and the Lessee have agreed that (i) the Owner Trustee will purchase the Aircraft on the Delivery Date, (ii) pursuant to the Agency Agreement, the Lessee will fly the Aircraft to a destination outside the United States on the Delivery Date and (iii) the Lease Supplement will be executed on the Lease Commencement Date;

         WHEREAS, the Initial Owner Participant wishes to transfer its Beneficial Interest to the Owner Participant on the Delivery Date and the Owner Participant wishes to acquire such Beneficial Interest from the Initial Owner Participant;

         WHEREAS, pursuant to the terms of the Trust Agreement, the Owner Trustee will be authorized and directed by the Owner Participant to purchase the Aircraft from the Lessee on the Delivery Date subject to the terms and conditions of this Agreement, the Engine Warranty Assignment and the Bills of Sale;

         WHEREAS, to fund the Owner Trustee's purchase of the Aircraft on the Delivery Date, the Owner Trustee will, subject to the conditions precedent set forth herein, issue the Note;

         WHEREAS, the Lessee, the Owner Participant, the Owner Trustee, the Indenture Trustee, the Pass Through Trustee and the Subordination Agent have agreed, to the extent they are parties thereto and, subject to the terms and conditions hereinafter provided, to amend and restate the Original Participation Agreement, the Original Indenture, the Original Lease and the Original Trust Agreement; and

         WHEREAS, FSC is an Affiliate of the Owner Participant, and is a foreign sales corporation, as defined in Section 922 of the Code, acting as a commission agent on behalf of the Owner Participant with respect to the Lease.

         NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree, subject to the terms and conditions hereinafter provided, that the Original Participation Agreement be and the same is hereby amended and restated in its entirety as follows:


                                 ARTICLE 1

                                DEFINITIONS

         Unless otherwise specifically provided herein, the definitions set forth in Schedule II hereto are incorporated herein for all purposes of this Agreement and shall be equally applicable to both the singular and the plural forms of the terms so defined.


                                 ARTICLE 2

                          AMENDMENTS; ADJUSTMENTS

         Section 2.01.  [Reserved].

         Section 2.02.  [Reserved].

         Section 2.03. Amendments on Delivery Date. Amendment and Restatement of Certain Documents. Upon transfer by the Initial Owner Participant of its Beneficial Interest on the Delivery Date (as contemplated by Section 3.02(a) hereof), the parties hereto are entering into amendments and restatements of the Original Trust Agreement, the Original Lease and the Original Indenture, which amendments and restatements reflect such changes as shall have been requested by the Owner Participant, agreed to by the Lessee and, if modified in any material respect, as to which Rating Agency Confirmation shall have been obtained from each Rating Agency by the Lessee (to be delivered by the Lessee to the Pass Through Trustee on or before the Delivery Date).

         In connection with the foregoing adjustments, (i) on the Delivery Date the Subordination Agent, on behalf of the Pass Through Trustee, shall submit the Certificates to the Indenture Trustee, on behalf of the Owner Trustee, for attachment thereto of an amended Schedule I and the making of other related amendments and (ii) the Pass Through Trustee shall mail to the holders of Pass Through Certificates a statement pursuant to Section 5.03 of the Pass Through Agreement setting forth the revised Pool Balance and Pool Factors as if the Delivery Date were a Special Distribution Date.

         The Owner Trustee will, as soon as practicable, give notice of any such proposed amendment which is to be effected prior to or on the Delivery Date.

         The Certificates and the amendments and restatements of the Original Lease and the Original Indenture shall each reflect the amendments contemplated by this Section 2.03.


                                 ARTICLE 3

               PARTICIPATION IN INVESTMENT ON DELIVERY DATE;
                           DELIVERY OF AIRCRAFT

         Section 3.01. Lessee's Notices. (a) Upon receipt of a corresponding notice from FSC, the Lessee agrees to give the Owner Participant, the Indenture Trustee, the Owner Trustee and the Pass Through Trustee at least three (3) Business Days' written or facsimile notice prior to the Delivery Date (which notice shall be effective only if received not later than 10:00 a.m. (New York City time) on the date that is at least three (3) Business Days prior to the Delivery Date), which Delivery Notice shall specify the amount of the Purchase Price, the estimated amount of the Owner Participant's Commitment, the estimated Debt Portion, the Delivery Date for the Aircraft, the serial number of the Airframe and each Engine, and the Aeronautics Authority registration number for the Aircraft.

         (b) On or prior to the Delivery Date the Lessee, on behalf of the Owner Trustee, shall deliver to the Indenture Trustee a notice setting forth
(i) the principal amount, if any, by which the Series C Certificates shall be decreased on the Delivery Date upon receipt of such notice pursuant to Section
2.19 of the Indenture, and (ii) the amount or amounts, if any, to be released on the Delivery Date by the Indenture Trustee from the Collateral Account pursuant to Section 2.19 of the Indenture and transferred into one or more Outstanding C Accounts specified in such notice.

         Section 3.02. Commitments to Participate in Purchase Price. (a) Participation in Purchase Price. Subject to the terms and conditions of this Agreement, on the Delivery Date, (i) the Initial Owner Participant agrees to transfer its Beneficial Interest to the Owner Participant in consideration for the Owner Participant's participation in the Lessor's payment of the Purchase Price by making an investment in the beneficial ownership of the Lessor's Estate in an amount equal to that percentage of the Purchase Price set forth opposite the Owner Participant's name in Schedule I hereto, (ii) the Owner Trustee shall issue the Note in favor of the Lessee in an amount equal to the Debt Portion, (iii) the Lessee shall sell the Aircraft to the Owner Trustee and the Owner Trustee shall thereupon enter into the Agency Agreement with the Lessee and (iv) the Lessee shall pay to the Indenture Trustee the excess, if any, of (I) the Debt Portion over (II) such amounts as may then be held in the Collateral Account as provided in Section 17.02(a) hereof. In consideration for the assignment to the Owner Trustee by the Lessee under the Modification Agreement of any warranties thereunder, the transfer by the Initial Owner Participant to the Owner Participant of its Beneficial Interest and the transfer of title to the Aircraft from the Lessee to the Owner Trustee, the Owner Trustee shall make a cash payment by wire transfer of immediately available funds on the Delivery Date to the Lessee in an amount equal to the Owner Participant's Commitment. In addition to the foregoing, on the Delivery Date, the Indenture Trustee, on behalf of the Owner Trustee shall transfer to one or more Outstanding C Accounts specified by the Lessee the amounts held in the Collateral Account required to be specified by the Lessee pursuant to
Section 2.19 of the Indenture.

         Immediately upon transfer of title to the Aircraft to the Owner Trustee on the Delivery Date, the Lessee will, pursuant to the Agency Agreement, fly the Aircraft to a point outside the United States which shall be the non-revenue producing flight referred to in Section 3.06 hereof. Upon receipt of notice by the Owner Trustee and the Indenture Trustee from the Lessee that the Aircraft has left United States airspace (i) the Lease Supplement and the Indenture and Security Agreement Supplement shall be duly filed for recordation (or shall be in the process of being duly filed for recordation) with the Aeronautics Authority and (ii) subject to the proviso to this Section 3.02(a)(ii), the Indenture Trustee shall release the Debt Portion from the Collateral Account (or such lesser amount as may then be held in the Collateral Account) for application to repayment of the Note; provided, however, that if (1) the Lease Commencement Date has been postponed, (2) the investments contemplated by Section 2.14(b) of the Indenture have been made,
(3) such investments do not mature on the rescheduled Lease Commencement Date and (4) the Lessee elects not to break such investments, then the Indenture Trustee shall not release amounts in the Collateral Account to the Owner Trustee and the Lessee shall defer payment of the Note until the end of the applicable investment period referred to in Section 2.14(b) of the Indenture at which time the Indenture Trustee will transfer to the Lessee an amount equal to the Debt Portion or such lesser amount as may then be held in the Collateral Account.

         (b) Payment of Commitment. The Owner Participant agrees, subject to the terms and conditions of this Agreement, to make the amount of its Commitment available for and on account of the Owner Trustee on the Delivery Date specified in the Delivery Notice pursuant to Section 3.01(a) hereof by wire transfer, initiated by 10:00 a.m. (New York City time on such day) of such amount in immediately available funds, to the Owner Trustee for deposit in its account at State Street Bank and Trust Company, Boston, Massachusetts, ABA Number: 011-000-028, Account Name: FedEx Equity Payments, Account Number:
104954-010, Attention: Chrissey Mullen, Re: FedEx Equity Payment Account. The amount of the Owner Participant's Commitment shall be held for the sole account of the Owner Participant by the Owner Trustee until released by written instructions of the Owner Participant at closing or until returned to the Owner Participant in accordance with Section 3.02(c) hereof.

         (c) No Obligation to Increase Commitment; Delayed Delivery. (i) (A) Subject to Section 3.05 hereof, if the closing of the transactions contemplated by the Operative Agreements shall not have been consummated by 2:00 p.m. (New York City time), or such earlier time as directed by the Lessee, on the Scheduled Delivery Date, the Owner Trustee shall, if instructed in writing by the Lessee, at the risk and expense of the Lessee, use its reasonable best efforts to cause the Owner Participant's Commitment to be invested pursuant to clause (B) of this Section 3.02(c)(i).

            (B) The Owner Trustee shall use its reasonable best efforts to cause the Owner Participant's Commitment to be invested and reinvested to the extent practicable at the direction received by it from the Lessee (with a copy to the Owner Participant), at the risk of the Lessee, in Permitted Investments; provided, however, that in the absence of instructions by 2:00 p.m. (New York City time) the Owner Trustee shall use its reasonable best efforts to cause such amount or the proceeds thereof to be invested and reinvested to the extent practicable in overnight Eurodollar time deposits. Earnings on any such investments shall be applied to the Lessee's payment obligations, if any, to the Owner Participant under Section 3.02(c)(iii) hereof to the extent of such obligations, and the balance, if any, of such earnings remaining after such application shall be paid in accordance with the Lessee's written instructions.

         (ii) The Lessee shall reimburse the Owner Trustee on demand for any loss incurred by the Owner Trustee as a result of the investment of funds by the Owner Trustee in accordance with the terms of this Section 3.02(c). Further, the Lessee shall indemnify the Owner Trustee and hold it harmless from and against any cost or expense the Owner Trustee may incur as a result of any investment of funds or transfer of funds referred to herein in accordance with the terms hereof. The Owner Trustee shall not be liable for failure to invest such funds except as otherwise provided herein or for any losses incurred on such investments except for any losses arising out of its own gross negligence or willful misconduct.

         (iii) If for any reason (i) the Operative Agreements shall not be executed and delivered by the respective parties thereto and/or the Delayed Delivery Date shall not occur (whether by reason of a failure to meet a condition precedent thereto set forth in Article 4 hereof or otherwise) on or before the third Business Day after the Scheduled Delivery Date or, if earlier, September 30, 1998, or (ii) the Lessee has notified the Owner Trustee (with a copy to the Owner Participant) prior to 2:00 p.m. (New York City time) on any date after the Scheduled Delivery Date that it does not intend to go forward to close the transactions contemplated hereby for such Delivery Date, the Owner Participant may cancel any funding arrangements made to fund its Commitment on the Scheduled Delivery Date but the Owner Participant's Commitment hereunder with respect to the Aircraft shall not be terminated thereby until September 30, 1998, whereupon the Owner Participant's Commitment hereunder shall terminate as provided in said Section. If the event specified in Section 3.05(d) hereof shall have occurred as provided above in this clause
(iii), the Owner Trustee shall return the amounts held by it hereunder to the Owner Participant on the earliest practicable Business Day, provided that the Owner Trustee shall have had a reasonable time to liquidate any Permitted Investments it has been authorized to invest in pursuant to clause (ii)(B) of this Section 3.02(c) and to obtain the proceeds therefrom in funds of the type originally received, and the Lessee shall pay interest on such funds to the Owner Participant at the rate applicable to overnight Eurodollar time deposits, such interest to be payable for the period from and including such Scheduled Delivery Date to but excluding the date such funds are returned to the Owner Participant in accordance with the terms hereof; provided that if any such funds are returned to the Owner Participant after 2:00 p.m. (New York City time) on any such date, such funds shall be deemed for purposes of this clause (iii) to have been returned on the next succeeding Business Day.

         (d)  Lessee's Obligations upon a Failure of the Lease to Commence.
If within seven (7) Business Days after the Delivery Date, the Lease Commencement Date has not occurred, then on such seventh Business Day, except as otherwise may be agreed to in writing by the Owner Participant, the Lessee or its designee shall purchase from the Owner Participant and the Owner Participant shall sell to the Lessee or its designee, the Beneficial Interest without representation, warranty or recourse, except with respect to the existence of any Lessor's Lien attributable to the Owner Participant, the Owner Participant Guarantor or any Affiliate thereof on the date of such purchase and sale. The consideration for such purchase shall consist of (a) a payment on such seventh Business Day by wire transfer of immediately available funds to an account or accounts specified by the Owner Participant of an amount equal to the sum of (i) the Owner Participant's Commitment, (ii) any and all Transaction Costs paid by the Owner Participant prior to such purchase pursuant to Section 10.01 hereof and (iii) interest on the amounts described in subsections (i) and (ii) of this Section 3.02(d) accrued at the rate applicable to overnight Eurodollar time deposits, such interest to be payable for the period from and including the Delivery Date to but excluding the date of such payment, (b) cancellation of the Note and (c) assumption by the Lessee of the Owner Participant Guaranty dated the Delivery Date in accordance with the terms of Section 3.05 thereof. Notwithstanding anything to the contrary contained herein or in any of the other Operative Agreements or Lessee Documents, from and after the date of the sale by the Owner Participant of the Beneficial Interest to the purchaser thereof in accordance with this Section 3.02(d), such purchaser shall be deemed to be the Owner Participant referred to herein or in any of the other Operative Agreements or Lessee Documents; provided however, that the Lessee shall continue to be obligated to indemnify Pyrgos, Inc. for Expenses as provided in Section 9.01 hereof as if Pyrgos, Inc. were still an Indemnitee under such Section 9.01.

         Section 3.03. Owner Participant's Instructions to Owner Trustee. The Owner Participant agrees that the release of its Commitment in accordance with
Section 3.02(b) hereof shall constitute, without further act, authorization and direction by the Owner Participant to the Owner Trustee to take the action specified in Section 1.01 of the Trust Agreement and confirmation that all conditions to closing set forth in Article 4 hereof were either met to the satisfaction of the Owner Participant or, if not so met, were in any event waived by it.

         Section 3.04. Transaction Costs. If the transactions contemplated by this Agreement are consummated by the Owner Participant on or before the Cut-Off Date, as and when any portion of Transaction Costs becomes due and payable, the Owner Participant shall, on the Delivery Date, with respect to invoices theretofore presented, and thereafter as soon as practicable upon receipt of bills or invoices for the amounts payable make such payments or, if the Lessee shall have already made such payment, shall reimburse the Lessee therefor or shall, as soon as practicable, furnish the Owner Trustee funds sufficient to, and the Owner Trustee shall, as soon as practicable, make payment of such portion to the Person or Persons entitled to payment upon presentation to the Owner Trustee of bills or invoices for the amount of such payment.

         Section 3.05. Postponement of Delivery Date. (a) If the Owner Participant shall for any reason fail or refuse to make the full amount of its Commitment available in accordance with the terms of Section 3.02 hereof, the Owner Trustee will promptly give each party confirmed facsimile notice thereof and the Lessee shall postpone the Delivery Date to a date not later than the Cut-Off Date. If the Owner Participant shall for any reason fail or refuse to make the full amount of its Commitment available in accordance with the terms of Section 3.02 hereof on such postponed Delivery Date, the Lessee shall endeavor during such period to identify another equity investor to whom it can assign its Beneficial Interest. If the Lessee identifies an equity investor, the Lessee shall assign its interest in the Lessor's Estate as provided above. In case of any such conveyance (but subject to the satisfaction of the conditions precedent specified herein), the Indenture Trustee shall release the Debt Portion or such lesser amount as may then be held in the Collateral Account for application to the payments contemplated in the last sentence of
Section 3.02(a) hereof, subject to the proviso to Section 3.02(a) hereof.

         (b) Release of Obligations. If the Delivery Date has not occurred on or prior to the Cut-Off Date (including by reason of the Aircraft not being completed and delivered, the Owner Participant's failure to make the full amount of its Commitment available in accordance with the terms of Section
3.02 hereof and no transferee Owner Participant having been identified pursuant to Section 3.05(a) hereof), then, in such event, the Owner Trustee shall not purchase the Aircraft from the Lessee, and the parties to the Operative Agreements shall have no further obligations or liabilities under any of said Operative Agreements with respect to the Aircraft, including the obligation of the Owner Participant to participate in the payment of the Purchase Price, and such documents shall terminate and have no further force or effect with respect to the Aircraft; provided, however, that the Lessee shall provide, no later than the Cut-Off Date, notice of prepayment to the Indenture Trustee and the Certificates shall be prepaid on the 15th day following the Cut-Off Date as provided in Section 6.02(a)(vi) of the Indenture and Section 17.02(c) hereof and provided further, that (i) neither the Owner Participant's nor the Lessee's obligation to pay any Transaction Costs as provided in Section 3.04 hereof (to the extent such section is applicable) and to indemnify such parties to the extent provided in such documents, shall be diminished or modified in any respect, (ii) the obligations of the Owner Trustee, the Indenture Trustee and the Lessee to return funds and pay interest, costs, expenses and other amounts thereon or in respect thereof as provided in Section 3.02 hereof shall continue, and (iii) the termination of such Operative Agreements shall not be deemed to constitute a waiver or release of any right which the Lessee or the Owner Participant may have against any defaulting party.

         (c)  Optional Postponement.   Without limiting the provisions of
Section 3.02(c) hereof (which shall apply to any postponement under this Section 3.05(c)), the Scheduled Delivery Date may be postponed from time to time (but in no event shall the Delivery Date be later than the Cut-Off Date) for any reason, other than pursuant to Section 3.05(a) hereof, if the Lessee gives the Owner Participant, the Indenture Trustee, the Owner Trustee and the Pass Through Trustee confirmed facsimile notice (or telephone notice followed by written confirmation) of such postponement and notice of the date to which the Delivery Date has been postponed, such notice of postponement to be received by each party no later than 11:00 a.m. (New York City time) on the Business Day preceding the Scheduled Delivery Date.

         (d) Termination of Commitment. Notwithstanding the other provisions of this Article 3, the Owner Participant shall not be under any obligation to make its Commitment available after September 30, 1998 and its Commitment hereunder shall terminate at 3:00 p.m. (New York City time) on such date, and such time shall be of the essence under this Agreement.

         Section 3.06. Delivery Mechanics. The first flight of the Aircraft after the Lessee's acceptance of the Aircraft under Section 2.01 of the Lease will be made as promptly as practicable after such acceptance and will be a non-revenue producing flight to a jurisdiction outside of the United States. The Aircraft will not begin to return to the United States prior to the expiration of twelve hours after its arrival in such jurisdiction, and the first return flight to the United States shall be a revenue producing flight. The Lessee will cause to be executed and delivered to the Owner Participant within 90 days after the Delivery Date an officer's certificate in the form attached as Exhibit A to the Tax Indemnity Agreement, together with a copy of the flight log for the flights mentioned above.

         Section 3.07. Closing. The closing with respect to the purchase and lease of the Aircraft on the Delivery Date shall take place at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017 and at a location in Toronto, Canada mutually agreed to by the parties hereto, or at such other place as the parties hereto shall mutually agree.


                                 ARTICLE 4

                           CONDITIONS PRECEDENT

         Section 4.01. Conditions Precedent. Subject to the last paragraph of this Section 4.01, the obligations of the Owner Trustee, the Owner Participant, the Indenture Trustee, the Subordination Agent and the Pass Through Trustee on behalf of each Pass Through Trust to participate in the transactions contemplated hereby on the Delivery Date are subject to the fulfillment to the satisfaction of each party (or waiver by such party), prior to or on the Delivery Date of the following conditions precedent (it being understood that receipt by the Lessee of any of the following documents shall not be a condition precedent to the obligations of any party):

         (a) Notice, Etc. Each party hereto shall have received a Delivery Notice pursuant to Section 3.01(a) hereof.

         (b) Certificates. Schedule I to the Certificates shall have been amended as contemplated hereby and by the Indenture.

         (c) Legal Investment. No change shall have occurred after the date which is two days prior to the signing of this Agreement in applicable laws or regulations, or interpretations of any such laws or regulations by applicable regulatory authorities, which, in the opinion of the Owner Participant or its special counsel, the Pass Through Trustee, the Subordination Agent or the Indenture Trustee or their special counsel, would make it illegal for the Owner Participant, the Lessee, the Owner Trustee, the Pass Through Trustee, the Subordination Agent or the Indenture Trustee, and no change in circumstances shall have occurred which would otherwise make it illegal or otherwise in contravention of guidance issued by regulatory authorities for the Owner Participant, the Lessee, the Owner Trustee, the Pass Through Trustee, the Subordination Agent or the Indenture Trustee, to participate in the transactions to be consummated on the Delivery Date; and no action or proceeding shall have been instituted nor shall governmental action before any court, governmental authority or agency be threatened which in the opinion of counsel for the Owner Participant, the Indenture Trustee, the Subordination Agent or the Pass Through Trustee is not frivolous, nor shall any order have been issued or proposed to be issued by any court, or governmental authority or agency, as of the Delivery Date, to set aside, restrain, enjoin or prevent the consummation of any of the transactions contemplated by this Agreement or by any of the other Operative Agreements.

         (d) Commitment; Approvals. The Owner Participant shall have made available the required amount of its Commitment. All approvals and consents of any trustees or holders of any indebtedness or obligations of the Lessee, which in the opinion of the Owner Participant are required in connection with any transaction contemplated by this Agreement, shall have been duly obtained.

         (e) Documents. The following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto, shall, to the extent that the forms thereof are not attached hereto, each be satisfactory in form and substance to the LC Bank, the Lessee, the Owner Trustee, the Indenture Trustee, the Pass Through Trustee, the Subordination Agent, the Owner Participant and the Owner Participant Guarantor (each acting directly or by authorization to its special counsel) and shall each be in full force and effect; there shall not have occurred any default thereunder, or any event which with the lapse of time or the giving of notice or both would be a default thereunder, and copies executed or certified as requested by the LC Bank, the Lessee, the Owner Trustee, the Indenture Trustee, the Pass Through Trustee, the Owner Participant or the Owner Participant Guarantor, as the case may be, of such documents shall have been delivered to the LC Bank, the Owner Participant, the Owner Participant Guarantor, the Lessee, the Indenture Trustee, the Pass Through Trustee and the Owner Trustee (provided that the sole original of the Warranty Bill of Sale and the sole chattel-paper original of each of the amended and restated Lease, the Lease Supplement and the Ancillary
   Agreement I shall be delivered to the Indenture Trustee):

         (i)    this Agreement, as amended and restated as of the date hereof;

         (ii)   the Lease, as amended and restated as of the date hereof;

         (iii) the Trust Agreement, as amended and restated as of the date hereof;

         (iv)   the Indenture, as amended and restated as of the date hereof;

         (v) the Lease Supplement covering the Aircraft, dated the Lease Commencement Date;

         (vi) the Indenture and Security Agreement Supplement covering the Aircraft, dated the Lease Commencement Date;

         (vii) in the case of the Owner Participant only, the Tax Indemnity Agreement;

         (viii) the Ancillary Agreement I;

         (ix)   the Agency Agreement;

         (x)    the Note;

         (xi)   the Invoice;

         (xii)  the Engine Warranty Assignment;

         (xiii) the Engine Consent;

         (xiv)  the Bills of Sale;

         (xv)   the GTA;

         (xvi)  a redacted version of the Modification Agreement; and

         (xvii) the Owner Participant Guaranty.

         (f) Insurance. Each of the Indenture Trustee, the Pass Through Trustee, the Owner Trustee, the Owner Participant and the Owner Participant Guarantor shall have received such evidence as it deems appropriate, including, without limitation, an independent insurance broker's report, together with the underwriters' certificate of insurance (which may be duly signed on behalf of the underwriters by such broker), in form and substance satisfactory to the Indenture Trustee, the Pass Through Trustee, the Owner Trustee, the Owner Participant and the Owner Participant Guarantor to establish that the insurance required by Article 13 of the Lease is in effect.

         (g) Financing Statements. (i) a UCC-1 financing statement covering all the security interests (and other interests) created by or pursuant to the Granting Clause of the Original Indenture shall have been executed and delivered by the Owner Trustee, as debtor, and by the Indenture Trustee, as secured party, for and on behalf of the Holders, and such financing statement shall have been duly filed in the State of Connecticut; (ii) a UCC-3 financing statement to amend and restate the financing statement referred to in the immediately preceding sentence shall have been executed and delivered by the Owner Trustee, as debtor, and by the Indenture Trustee as secured party, and a UCC-1 financing statement covering all the security interests (and other interests) created by or pursuant to the Granting Clause of the Indenture shall have been executed and delivered by the Owner Trustee, as debtor, and by the Indenture Trustee, as secured party, for and on behalf of the Holders, and concurrently with the transactions contemplated on the Delivery Date such UCC-3 financing statement and UCC-1 financing statement shall have been duly filed or duly submitted for filing in the State of Connecticut, and all other actions shall have been taken which, in the opinion of special counsel for the Pass Through Trustee or for the Underwriters, are necessary or desirable to maintain the perfection of the security interest created by or pursuant to the Granting Clause of the Indenture, and (iii) a UCC-1 notice filing describing the Lease as a lease shall have been executed and delivered by the Owner Trustee, as lessor, and the Lessee, as lessee (which filing shall name the Indenture Trustee as assignee of the Owner Trustee), and shall have been duly filed in the State of Tennessee.

         (h) Corporate Documents. Except when such Person is the delivering party, the LC Bank, the Owner Participant, the Owner Participant Guarantor, the Owner Trustee, the Pass Through Trustee, the Lessee and the Indenture Trustee (acting directly or by authorization to its special counsel) shall have received the following, in each case in form and substance satisfactory to it:

            (i) a copy of the certificate of incorporation and by-laws of the Lessee, certified by the Secretary or an Assistant Secretary of the Lessee as of the Delivery Date, and a copy of the minutes of the regular meeting of the board of directors of the Lessee, certified as such as of the Delivery Date by such Secretary or Assistant Secretary, duly authorizing the lease by the Lessee of the Aircraft under the Lease and the execution, delivery and performance by the Lessee of this Agreement, the Lease, the Tax Indemnity Agreement, the Lease Supplement, the other Operative Agreements to which the Lessee is or is to be a party and each other document to be executed and delivered by the Lessee in connection with the transactions contemplated hereby;

            (ii) a copy of the corporate charter and bylaws of the Owner Participant and the Owner Participant Guarantor, each certified by the Secretary or an Assistant Secretary of the Owner Participant or the Owner Participant Guarantor as of the Delivery Date, and a copy of the resolutions of the board of directors of the Owner Participant, certified as such as of the Delivery Date by such Secretary or Assistant Secretary, generally and duly authorizing the execution, delivery and performance by the Owner Participant of this Agreement, the Trust Agreement, the Tax Indemnity Agreement and the other Operative Agreements to which the Owner Participant is or is to be a party and each other document to be executed and delivered by the Owner Participant in connection with the transactions contemplated hereby, and a copy of the resolutions of the board of directors of the Owner Participant Guarantor, certified as such as of the Delivery Date by the Secretary or an Assistant Secretary, generally and duly authorizing the execution, delivery and performance by the Owner Participant Guarantor of the Owner Participant Guaranty and each other document to be executed and delivered by the Owner Participant Guarantor in connection with the transactions contemplated hereby;

            (iii) a copy of the articles of association and by-laws and other instruments of the Owner Trustee, certified by the Secretary or an Assistant Secretary of the Owner Trustee as of the Delivery Date (or other like instruments satisfactory to the Lessee and the Owner Participant) and evidence authorizing the execution, delivery and performance by the Owner Trustee in its individual capacity or as Owner Trustee, as the case may be, of this Agreement, the Trust Agreement and each of the other Operative Agreements to which it is or is to be a party, whether in its individual capacity or as Owner Trustee, and each other document to be executed and delivered by the Owner Trustee in connection with the transactions contemplated hereby;

            (iv) a copy of the articles of association and by-laws and other instruments of the Indenture Trustee, certified by the Secretary or an Assistant Secretary of the Indenture Trustee as of the Delivery Date (or other like instruments satisfactory to the Lessee and the Owner Participant) and evidence authorizing the execution, delivery and performance by the Indenture Trustee of each of this Agreement, the Indenture and each of the other Operative Agreements to which it is or is to be a party, and each other document to be executed and delivered by the Indenture Trustee in connection with the transactions contemplated hereby;

            (v) a copy of the articles of association and by-laws and other instruments of the Pass Through Trustee, certified by the Secretary or an Assistant Secretary of the Pass Through Trustee as of the Delivery Date (or other like instruments satisfactory to the Lessee and the Owner Participant) and evidence authorizing the execution, delivery and performance by the Pass Through Trustee of this Agreement and each of the other Operative Agreements to which it is or is to be a party, and each other document to be executed and delivered by the Pass Through Trustee in connection with the transactions contemplated hereby;

            (vi) a copy of the articles of association and by-laws and other instruments of the Subordination Agent, certified by the Secretary or an Assistant Secretary of the Subordination Agent as of the Delivery Date (or other like instruments satisfactory to the Lessee and the Owner Participant) and evidence authorizing the execution, delivery and performance by the Subordination Agent of this Agreement and each of the other Operative Agreements to which it is or is to be a party, and each other document to be executed and delivered by the Subordination Agent in connection with the transactions contemplated hereby; and

            (vii) such other documents, evidences, materials, and information with respect to the Lessee, the Owner Trustee, the Indenture Trustee, the Pass Through Trustee, the Owner Participant and the Owner Participant Guarantor as the Indenture Trustee, the Pass Through Trustee, the Owner Participant, the Owner Participant Guarantor or the LC Bank may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement.

         (i) Title, Airworthiness and Registration. On the Delivery Date and, with respect to the Lease Supplement and the Indenture and Security Agreement Supplement, on the Lease Commencement Date, the following statements shall be true, and the Owner Participant, the Indenture Trustee, the Pass Through Trustee and the Owner Trustee shall have received evidence from the Lessee reasonably satisfactory to the Owner Participant, the Indenture Trustee, the Pass Through Trustee and the Owner Trustee to the effect that:

            (i) the Owner Trustee has good and marketable title (subject to filing and recording of the FAA Bill of Sale with the Aeronautics Authority) to the Aircraft, free and clear of Liens, except the rights of the Owner Trustee and the Lessee under the Lease and on the Lease Commencement Date the Lease Supplement covering the Aircraft, the rights of the Indenture Trustee under the Indenture and the beneficial interest of the Owner Participant created by the Trust Agreement and the interest of the Certificate Holders created by the Indenture and on the Lease Commencement Date the Indenture and Security Agreement Supplement covering the Aircraft, which evidence shall include the Bills of Sale;

            (ii) the Aircraft has been duly certificated by the Aeronautics Authority as to type and airworthiness in accordance with the terms of the Operative Agreements;

            (iii) the FAA Bill of Sale, the amended and restated Lease and the Lease Supplement covering the Aircraft, the amended and restated Indenture and the Indenture and Security Agreement Supplement covering the Aircraft and the amended and restated Trust Agreement shall have been duly filed for recordation (or shall be in the process of being so duly filed for recordation) with the Aeronautics Authority pursuant to the Transportation Code; and

            (iv) application to the Aeronautics Authority for registration of the Aircraft in the name of the Owner Trustee shall have been duly made and the Lessee shall have temporary or permanent authority to operate the Aircraft.

         (j) Officer's Certificate of Lessee. On the Delivery Date, the following statements shall be true, and the LC Bank, the Owner Participant, the Owner Participant Guarantor, the Owner Trustee, the Pass Through Trustee and the Indenture Trustee shall have received a certificate signed by the Vice President and Treasurer or any other duly authorized officer of the Lessee, dated the Delivery Date, stating that:

            (i) the representations and warranties of the Lessee contained in the Operative Agreements to which it is a party (excluding the Tax Indemnity Agreement) and in any certificate delivered at the closing pursuant hereto or thereto are true and correct on and as of the Delivery Date as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such certificate shall state that such representations and warranties were true and correct on and as of such earlier date);

            (ii) except for the matters described under "Legal Proceedings" in the Lessee's Annual Report on Form 10-K for the fiscal year ended May 31, 1998, as to which such officer will make no certification concerning the liability of the Lessee (if any), or the effect of any adverse determination upon the consolidated financial condition, business or operations of the Lessee, no material adverse change has occurred in the financial condition, business or operations of the Lessee from that shown in the audited financial statements of the Lessee as of May 31, 1998 and nothing has occurred which will, in the judgment of such officer, materially adversely affect the ability of the Lessee to carry on its business or to perform its obligations under this Agreement and each other Operative Agreement to which it is or is to be a party;

            (iii) all of the conditions precedent to the obligations of the parties to effect the transactions to be consummated on the Certificate Closing Date, as such conditions precedent were described in Section 4.01 of the Original Participation Agreement, were met and or waived on or before the Certificate Closing Date; and

            (iv) no event has occurred and is continuing, or would result from the purchase, sale, mortgage, or lease of the Aircraft, which constitutes an Event of Loss (or event which with the passage of time would become an Event of Loss) with respect to the Airframe or any Engine, or a Default or an Event of Default under the Lease.

         (k) Officer's Certificates of Owner Participant and Owner Participant Guarantor. On the Delivery Date, the following statements shall be true, and the LC Bank, the Lessee, the Pass Through Trustee, the Owner Trustee and the Indenture Trustee shall have received a certificate from (a) the Owner Participant, signed by a duly authorized officer of the Owner Participant dated the Delivery Date, stating that:

            (i) the representations and warranties of the Owner Participant contained in this Agreement, the Trust Agreement and any other Operative Agreement to which it is a party and in any certificate delivered at the closing pursuant hereto or thereto, are true and correct on and as of the Delivery Date as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such certificate shall state that such representations and warranties were true and correct on and as of such earlier date);

            (ii) no Lessor's Liens attributable to the Owner Participant exist; and

            (iii) no event has occurred and is continuing which constitutes, due to any action or inaction on the part of the Owner Participant (which does not arise from any action or inaction of the Lessee), an Indenture Default or an Indenture Event of Default.

   and (b) from the Owner Participant Guarantor, signed by a duly authorized officer of the Owner Participant Guarantor dated the Delivery Date, stating that the representations and warranties of the Owner Participant Guarantor contained in its Owner Participant Guaranty and in any certificate delivered at the closing pursuant hereto are true and correct on and as of the Delivery Date as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such certificate shall state that such representations and warranties were true and correct on and as of such earlier date).

         (l) Other Officer's Certificates. On the Delivery Date, the following statements shall be true, and the LC Bank, the Owner Participant, the Owner Participant Guarantor, the Lessee, the Pass Through Trustee, the Owner Trustee, the Subordination Agent and the Indenture Trustee shall have received a certificate from each of SSB and the Owner Trustee (in the case of the LC Bank, the Lessee, the Pass Through Trustee, the Owner Participant, the Owner Participant Guarantor, the Subordination Agent and the Indenture Trustee), FSB and the Indenture Trustee (in the case of the LC Bank, the Lessee, the Pass Through Trustee, the Owner Participant, the Owner Participant Guarantor, the Subordination Agent and the Owner Trustee), FSB and the Pass Through Trustee (in the case of the LC Bank, the Lessee, the Indenture Trustee, the Owner Participant, the Owner Participant Guarantor, the Subordination Agent and the Owner Trustee) and FSB and the Subordination Agent (in the case of the LC Bank, the Lessee, the Indenture Trustee, the Owner Participant, the Owner Participant Guarantor, the Pass Through Trustee and the Owner Trustee) signed by a duly authorized officer of SSB and FSB, respectively, dated the Delivery Date, stating with respect to SSB and the Owner Trustee, with respect to FSB and the Indenture Trustee, with respect to FSB and the Pass Through Trustee or with respect to FSB and the Subordination Agent, as the case may be, that:

            (i) the representations and warranties of SSB in its individual capacity and as Owner Trustee, of FSB in its individual capacity and as Indenture Trustee, of FSB in its individual capacity and as Pass Through Trustee or of FSB in its individual capacity and as Subordination Agent contained in this Agreement, the Lease, the Trust Agreement and the Indenture and in any certificate delivered at the closing pursuant hereto or thereto are true and correct on and as of the Delivery Date as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such certificate shall state that such representations and warranties were true and correct on and as of such earlier date);

            (ii) to the best of its knowledge, no event has occurred and is continuing, which constitutes or which, but for the lapse of time or the giving of notice, or both, would constitute, due to any action or omission on the part of SSB in its individual capacity or as Owner Trustee, of FSB in its individual capacity or as Indenture Trustee, of FSB in its individual capacity or as Pass Through Trustee, an Event of Default or an Indenture Event of Default or of FSB in its individual capacity or as Subordination Agent, an Event of Default or an Indenture Event of Default; and

            (iii) there are no Lessor's Liens attributable to the Owner Trustee or SSB and no Indenture Trustee's Liens affecting the Trust Indenture Estate or the Lessor's Estate or any part thereof.

         (m) Legal Opinions. The Owner Participant, the Owner Participant Guarantor, the Underwriters, the Lessee, the Owner Trustee, the Pass Through Trustee and the Indenture Trustee (acting directly or by authorization to its special counsel) shall have received from the following counsel their respective legal opinions in each case satisfactory to the Owner Participant, the Owner Participant Guarantor, the Underwriters, the Lessee, the Owner Trustee, the Pass Through Trustee or the Indenture Trustee, as the case may be, as to scope and substance (and covering such other matters as the recipient may reasonably request) and dated the Delivery Date:

            (i) Karen M. Clayborne, Senior Vice President and General Counsel of the Lessee, in the form of Exhibit A(1)(a) hereto and addressed to the Underwriters, the Owner Participant, the Owner Participant Guarantor, the Owner Trustee, the Pass Through Trustee, each Liquidity Provider and the Indenture Trustee;

            (ii) Davis Polk & Wardwell, special counsel for the Lessee, in the form of Exhibit A(1)(b) hereto and addressed to the Underwriters, the Owner Participant, the Owner Participant Guarantor, the Indenture Trustee, the Owner Trustee, the Pass Through Trustee, each Liquidity Provider and the Lessee;

            (iii) Paul, Weiss, Rifkind, Wharton & Garrison, special counsel for the Owner Participant and the Owner Participant Guarantor, in the form of Exhibit A(2)(a) hereto and the Bank of America Legal Department, counsel for the Owner Participant and the Owner Participant Guarantor, in the form of Exhibit A(2)(b) hereto, each addressed to the Underwriters, the Owner Participant, the Owner Participant Guarantor, the Indenture Trustee, the Owner Trustee, the Pass Through Trustee, each Liquidity Provider and the Lessee;

            (iv) Ray, Quinney & Nebeker, special counsel for the Indenture Trustee, in the form of Exhibit A(3) hereto and addressed to the Underwriters, the Owner Participant, the Owner Participant Guarantor, the Indenture Trustee, the Owner Trustee, the Pass Through Trustee, each Liquidity Provider and the Lessee;

            (v) Bingham Dana LLP, special counsel for the Owner Trustee, in the form of Exhibit A(4) hereto and addressed to the Underwriters, the Owner Participant, the Owner Participant Guarantor, the Indenture Trustee, the Owner Trustee, the Pass Through Trustee, each Liquidity Provider and the Lessee;

            (vi) Ray, Quinney & Nebeker, special counsel for the Pass Through Trustee and the Subordination Agent, in the form of Exhibit A(5) hereto and addressed to the Underwriters, the Owner Participant, the Owner Participant Guarantor, the Indenture Trustee, the Owner Trustee, the Pass Through Trustee, each Liquidity Provider and the Lessee;

            (vii) counsel for the Engine Manufacturer, in the form of Exhibit A(6) hereto and addressed to the Underwriters, the Owner Participant, the Owner Participant Guarantor, the Indenture Trustee, the Owner Trustee, the Pass Through Trustee, each Liquidity Provider and the Lessee; and

            (viii) in the case of the Owner Participant only, Paul, Weiss, Rifkind, Wharton & Garrison, special tax counsel to the Owner Participant, addressed to the Owner Participant, covering such matters as the Owner Participant may reasonably request.

         (n) Report of Aircraft Expert. The Owner Participant shall have received a report prepared by BK Associates, Inc. addressed to the Owner Participant (with an abbreviated report to the Lessee) which report shall be in form and substance satisfactory to the Owner Participant, dated the Delivery Date and stating, among other things:

            (i) the current fair market value of the Aircraft on the Delivery Date, which value is equal to the Purchase Price;

            (ii) the estimated fair market value of the Aircraft at the end of the Basic Term, taking into account the maintenance and return requirements of the Lease but ignoring any increase or decrease for inflation or deflation during such period, which value is greater than 20% of the Purchase Price;

            (iii) that, based upon a review of the rental rate schedule provided to BK Associates, Inc., the rental rates throughout the Basic Term are considered to be reasonable and approximately equal to the fair rental rate and the Rents for the Aircraft set forth in the Lease for the period from July 15, 2016 until the end of the Basic Term are not in excess of market rents for the Aircraft and, therefore, would not affect the fair market value of the Aircraft on July 15, 2016, nor would the Rent that the Lessee would avoid by exercising its option to purchase the Aircraft on that date result in an economic incentive for the Lessee to exercise such purchase option.

            (iv) the estimated fair market value of the Aircraft at the EBO Date, taking into account the maintenance and return requirements of the Lease and Ancillary Agreement I and inflation at a rate reasonably acceptable to Owner Participant, which value will not exceed the EBO Price;

            (v) the estimated fair market value of the Aircraft at the end of the Basic Term, taking into account the maintenance and return requirements of the Lease and inflation at a rate reasonably acceptable to Owner Participant, the present value (as of the EBO
         Date) of which, when added to the present value (as of the EBO Date) of the rents specified for the remaining Base Term, determined using a discount rate equal to Lessee's weighted average cost of capital as determined by Owner Participant, will not exceed the EBO Price;

            (vi) the estimated useful economic life of the Aircraft remaining at the end of the Basic Term, which life is at least 20% of the estimated useful life of the Aircraft remaining on the Delivery Date, and the estimated useful life of the Aircraft remaining on the Delivery Date, which life is at least 133% of the Basic Term;

            (vii) that on the Delivery Date, the Aircraft will not require any modifications, improvements or additions in order to be rendered complete for its intended use by the Lessee (other than ancillary items of removable equipment of a kind customarily selected by purchasers or lessees of similar aircraft), taking into account any non-severable improvements which reasonably can be anticipated to be made by the Lessee to the Aircraft under the terms of the Lease;

            (viii) that, at the end of the Basic Term, the Aircraft will not be "limited use property" as defined in Rev. Proc. 76-30, 1976-2 C.B. 647 and the use of the Aircraft at the end of the Basic Term, by Lessor or by a Person, other than Lessee or any Person related to Lessee within the meaning of Section 318 of the Code, who could lease or purchase the Aircraft from Lessor, will be commercially feasible from an economic and aeronautics engineering viewpoint to the Lessor or such other Person and it is accordingly concluded that the Lessor could realize the residual value referred to in clause (ii) above in a transaction with a Person other than the Lessee or any person related to the Lessee within the meaning of Section 318 of the Code;

            (ix) that the operations conducted by the Manufacturer in connection with the conversion or modification of the Aircraft from passenger aircraft to cargo aircraft are substantial in nature and are generally considered to constitute "manufacturing, production or construction of aircraft" in the commercial aviation industry and the cost of such operations accounts for 12% or more of the Purchase Price;

            (x) that the conversion of a passenger aircraft to a dedicated freighter model requires a supplementary FAA type certificate for a major alteration, and the construction of the cargo door, operations systems, cutting or aperture in the fuselage for the 140" x 102" and other extensive modifications require the same manufacturing processes, skills, design and structural stress analysis as would have been employed in the original manufacture of the Aircraft (a summary description of the process to be included in an appendix to such report);

            (xi) that at the time that the Aircraft initially was sold by the Manufacturer to American Airlines, Inc., greater than 70% of the fair market value of the Aircraft was attributable to articles or components manufactured or produced in the United States;

            (xii) that the cost of the U.S.-manufactured General Electric engines, principle avionics, landing gear, hydraulic and electrical systems, as well as most of the airframe structure was in excess of 70% of the fair market value of the Aircraft at the time of its delivery new to American Airlines, Inc. on April 19, 1992 (a statement by the Manufacturer regarding foreign content to be included in an appendix to such report);

            (xiii) that the Aircraft has not been improved or advanced in value in any way while it was located outside the United States by American Airlines, Inc., i.e., by manufacture, improvement, modification, addition, maintenance and repair other than ordinary maintenance and repair, or other process (a statement by American Airlines, Inc. confirming such conclusion to be included in an appendix to such report); and

            (xiv) that at the time of the original sale of the Aircraft by the Manufacturer to American Airlines, Inc. on April 19, 1992, the Aircraft had a then current fair market value of at least $100,000,000.

         (o) Payment of Taxes. (A) All taxes, fees, charges, assessments, costs and other expenses then due and payable in connection with the execution, delivery, recording and filing of all financing statements and the documents and instruments referred to in subparagraphs (g) and (i) of this Section 4.01, or in connection with the sale of the Aircraft by the Lessee, the purchase of the Aircraft by the Owner Trustee and the making by the Owner Participant of its equity investment shall have been duly paid or caused to be paid in full; and (B) all sales or use taxes and duties related to the consummation of the transactions contemplated by the Operative Agreements then due and payable shall have been duly paid in full.

         (p) Indenture Event of Default; Indenture Default. No Indenture Event of Default or Indenture Default attributable to either SSB or the Owner Trustee has occurred and is continuing.

         (q) Event of Default; Default; Event of Loss. No Default or Event of Default under the Lease and no Event of Loss or event, which with the passage of time or if continued unremedied or unaltered would constitute an Event of Loss, shall have occurred or be in existence.

         (r) Governmental Compliance. All appropriate action required to have been taken by the FAA, the SEC, or any governmental or political agency, subdivision or instrumentality of the United States, prior to the Delivery Date or the Lease Commencement Date, as the case may be, in connection with the transactions contemplated by this Agreement shall have been taken, and all orders, permits, waivers, authorizations, exemptions and approvals (collectively "permits") of such entities required to be in effect on the Delivery Date or the Lease Commencement Date, as the case may be, in connection with the transactions contemplated by this Agreement shall have been issued, and all such permits shall be in full force and effect on the Delivery Date or the Lease Commencement Date, as the case may be.

         (s)  [Reserved].

         (t) Outstanding C Accounts. Any amount withdrawn by the Indenture Trustee from the Collateral Account on the Delivery Date pursuant to
   Section 2.19 of the Indenture and not required to pay the Note shall be deposited into one or more Outstanding C Accounts.

         (u) Officer's Certificate of Lessee Regarding Mandatory Economic Terms and Mandatory Document Terms. On the Delivery Date in connection with the amendments contemplated by Section 2.03 hereof, the Lessee shall have delivered a certificate to the Owner Participant, the Owner Trustee, the Pass Through Trustee and the Liquidity Providers signed by the Vice President and Treasurer or any other duly authorized officer of the Lessee stating that (i) the Operative Agreements which are amended and restated as of the Delivery Date do not vary the Mandatory Economic Terms and contain the Mandatory Document Terms and (ii) any substantive modification of such documents from those in effect on the Certificate Closing Date does not materially and adversely affect the Holders of Pass Through Certificates or any Liquidity Provider and such certification shall be true and correct.

         (v) Rating Agency Confirmation. A Rating Agency Confirmation shall have been delivered to the Pass Through Trustee.

         (w) Section 131.3 of the New York State Banking Law Filing. SSB shall have delivered evidence of its filing made with the New York Superintendent of Banking pursuant to Section 131.3 of the New York State Banking Law.

Notwithstanding anything else to the contrary in this Section 4.01, it shall not be a condition precedent to the obligations of the Indenture Trustee, the Pass Through Trustee or the Subordination Agent that the conditions in Sections 4.01(j) and (k) be satisfied if the Lessee certifies that the failure to fulfill such condition precedent is not reasonably likely to materially adversely affect the Holders of Pass Through Certificates and, in the event of such failure, there has been delivered to the Indenture Trustee written confirmation from both Moody's and S&P of the rating on any class of Pass Through Certificates.

         Section 4.02. Opinions of Special Aviation Counsel. (a) On the Lease Commencement Date, the Lessee shall cause Daugherty, Fowler & Peregrin, special aviation counsel, to deliver its opinion in the form of Exhibit A(7) hereto and addressed to the Underwriters, the Owner Participant, the Owner
Participant Guarantor, the Indenture Trustee, the Owner Trustee, the Pass Through Trustee, each Liquidity Provider and the Lessee.

         (b) Promptly upon the registration of the Aircraft and the filing and, where appropriate, the recordation pursuant to the Transportation Code, of the FAA Bill of Sale, the Trust Agreement, the Lease (with the Lease Supplement covering the Aircraft, the Indenture and the Indenture and Security Agreement Supplement covering the Aircraft attached as exhibits) and the Indenture (with the Indenture and Security Agreement Supplement covering the Aircraft attached as an exhibit), the Lessee shall cause Special Aviation Counsel to deliver to the Owner Participant, the Lessee, the Owner Trustee, the Pass Through Trustee and the Indenture Trustee an opinion as to (i) the due registration of the Aircraft in the name of the Owner Trustee, (ii) the due recording pursuant to the Transportation Code of the FAA Bill of Sale, the amended and restated Trust Agreement, the amended and restated Lease (with such Lease Supplement, the amended and restated Indenture and such Indenture and Security Agreement Supplement attached as exhibits), and the amended and restated Indenture (with such Indenture and Security Agreement Supplement attached as an exhibit), and (iii), subject to customary qualifications, the lack of any intervening documents with respect to the Aircraft.


                                 ARTICLE 5

               CONDITIONS PRECEDENT TO LESSEE'S OBLIGATIONS

         Section 5.01. Conditions Precedent to Lessee's Obligations. The Lessee's obligation to sell the Aircraft to the Owner Trustee and to lease the Aircraft from the Owner Trustee pursuant to the Lease is subject to the conditions that, prior to or on the Delivery Date, the Lessee shall have received the certificates and other documents which are referred to in, or the opinions to be addressed to it under, as the case may be, Section 4.01(e),
(h)(ii)-(vi), (i)(ii)-(iv), (k), (l) and (m)(ii)-(viii) hereof, and the Owner Participant shall have made its Commitment available in accordance with the terms of Section 3.02 hereof.


                                 ARTICLE 6

            LESSEE'S REPRESENTATIONS, WARRANTIES AND COVENANTS

         Section 6.01. Lessee's Representations and Warranties. The Lessee represents and warrants to the Owner Participant, the Owner Trustee (in its individual capacity and as Owner Trustee), the Pass Through Trustee (in its individual capacity and as Pass Through Trustee), each Liquidity Provider and the Indenture Trustee (in its individual capacity and as Indenture Trustee) that, as of the Delivery Date:

         (a) the Lessee is a corporation duly organized and validly existing and is in good standing under the laws of the State of Delaware with its principal place of business and chief executive office (as such terms are used in Article 9 of the UCC) in Memphis, Tennessee, and is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which it has intrastate routes, or offices or major overhaul facilities or in which other activities of the Lessee require such qualification;

         (b) the Lessee has full power, authority and legal right to conduct its business and operations as currently conducted and to own or hold under lease its Properties and to enter into and perform its obligations under this Agreement, the Original Agreements to which it is a party, the other Operative Agreements to which it is a party, the Pass Through Agreement and the Series Supplements (the "Lessee Documents");

         (c) the Lessee is an "air carrier" within the meaning of the Transportation Code and a holder of a certificate under Sections 41102(a) and 41103 of the Transportation Code and a "citizen of the United States" within the meaning of Section 40102(a)(15) of the Transportation Code holding an "air carrier operating certificate" issued under Chapter 447 of the Transportation Code for aircraft capable of carrying ten (10) or more individuals or 6,000 pounds or more of cargo, and each such certificate is in full force and effect;

         (d) the Lessee possesses all necessary certificates, franchises, licenses, permits, rights and concessions and consents (collectively "permits") which are material to the operation of the routes flown by it and the conduct of its business and operations as currently conducted and each such permit is in full force and effect;

         (e) the execution, delivery and performance of the Lessee Documents by the Lessee have been duly authorized by all necessary corporate action on the part of the Lessee and do not require any stockholder approval, or approval or consent of any trustee or holder of any indebtedness or obligations of the Lessee, and each such document other than the Lease Supplement and the Bills of Sale has been duly executed and delivered by the Lessee and constitutes (and the Lease Supplement and the Bills of Sale when executed and delivered by the Lessee will constitute) the legal, valid and binding obligations of the Lessee enforceable against it in accordance with the terms thereof except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights generally (regardless of whether enforceability is considered in a proceeding in equity or at law);

         (f) no authorization, consent or approval of or other action by, and no notice to or filing with, any United States federal or state governmental authority or regulatory body (other than the filing with the SEC of the Current Report on Form 8-K pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934) is required for the execution, delivery or performance by the Lessee of the Lessee Documents or for the use and maintenance of the Aircraft except for such registrations, applications and recordings referred to in the opinions of Special Aviation Counsel delivered or to be delivered pursuant to Sections 4.01(m)(viii) and
   4.02 hereof and except for the filings referred to in Section 4.01(g) hereof, all of which shall have been duly obtained or made and shall be in full force and effect on and as of the Delivery Date or as contemplated by said Sections;

         (g) neither the execution, delivery or performance by the Lessee of the Lessee Documents nor compliance with the terms and provisions hereof or thereof, conflicts or will conflict with or results or will result in a breach or violation of any of the terms, conditions or provisions of, or will require any consent or approval under, any law, governmental rule or regulation or the charter documents, as amended, or bylaws, as amended, of the Lessee or any order, writ, injunction or decree of any court or governmental authority against the Lessee or by which it or any of its Properties is bound or any indenture, mortgage or contract or other agreement or instrument to which the Lessee is a party or by which it or any of its Properties is bound, or constitutes or will constitute a default thereunder or results or will result in the imposition of any Lien upon any of its Properties;

         (h) there are no pending or, to the knowledge of the Lessee, threatened actions, suits, investigations or proceedings (whether or not purportedly on behalf of the Lessee) against or affecting the Lessee or any of its Property before or by any court or administrative agency which (A) involve the Aircraft, (B) except for the matters described under "Legal Proceedings" in the Lessee's Annual Report on Form 10-K for the fiscal year ended May 31, 1998, as to which no representation is made concerning the Lessee's liability (if any) or the effect of any adverse determination upon the consolidated financial condition, business or operations of the Lessee, if adversely determined, would materially and adversely affect the consolidated financial condition, business or operations of the Lessee, or
   (C) if adversely determined would adversely affect the ability of the Lessee to perform its obligations under the Lessee Documents;

         (i) the Lessee and its subsidiaries have filed or caused to be filed all tax returns which are required to be filed and has paid or caused to be paid all taxes shown to be due and payable pursuant to such returns or pursuant to any assessment received by the Lessee (other than assessments the payment of which is being contested in good faith by the Lessee by appropriate proceedings that do not involve any material danger of the sale, forfeiture or loss of the Aircraft or any part thereof or interest therein), and the Lessee has no knowledge of any related actual or proposed deficiency or additional assessment which either in any case or in the aggregate would materially adversely affect the Lessee's consolidated financial condition (other than, in any such case, assessments, the payment of which is being contested in good faith by the Lessee, as to which no representation is made concerning the Lessee's liability (if any) or the effect of any adverse determination upon the Lessee's consolidated financial condition);

         (j) except for (A) the registration in the Owner Trustee's name of the Aircraft pursuant to the Transportation Code to be accomplished by filing with the FAA, of the FAA Bill of Sale, the Trust Agreement, the Affidavits and the Application, (B) the filing with and, where appropriate, recordation by the FAA pursuant to the Transportation Code of the Indenture, the Indenture and Security Agreement Supplement covering the Aircraft, the Lease and the Lease Supplement covering the Aircraft, (C) the filing of the financing statements referred to in Section 4.01(g) hereof and (D) the taking of possession by the Indenture Trustee of the original counterpart of the Lease, the Lease Supplement covering the Aircraft and Ancillary Agreement I, no further action, including any filing or recording of any document, is necessary or advisable in order (i) to establish the Owner Trustee's title to and interest in the Aircraft and the Lessor's Estate as against the Lessee and any third parties, or (ii) to perfect the first security interests in and mortgage Lien on the Trust Indenture Estate in favor of the Indenture Trustee;

         (k) on the Delivery Date, the Owner Participant will receive good and marketable title to the Beneficial Interest, free and clear of all Liens, except the rights of the Indenture Trustee under the Indenture, and the Owner Trustee will receive good and marketable title to the Aircraft, free and clear of all Liens, except the rights of the Lessee under the Lease and, on the Lease Commencement Date, the Lease Supplement, the rights of the Indenture Trustee under the Indenture, and the beneficial interest of the Owner Participant created by the Trust Agreement;

         (l) the Lessee has heretofore delivered to the Owner Participant true and correct copies of the Lessee's Annual Report on Form 10-K for the fiscal year ended May 31, 1998, and of the audited consolidated balance sheet of the Lessee for the fiscal year ended May 31, 1998, and the related consolidated statements of income, changes in common stockholders' investment and cash flows for the fiscal year ended on such date, accompanied by a report thereon containing opinions without qualification, except as therein noted, by Arthur Andersen LLP, independent public accountants; said financial statements have been prepared in accordance with generally accepted accounting principles consistently applied and present fairly the financial position of the Lessee as of such dates and the results of its operations and cash flows for such periods and such Annual Report and financial statements did not, as of their respective dates of filing with the SEC, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein not misleading and there has been no material adverse change in the consolidated financial condition of the Lessee since May 31, 1998;

         (m)  with respect to ERISA:

            (i) none of the Pension Plans (as defined at the end of this Section 6.01(m)) nor their related trusts have been terminated in a distress termination pursuant to Section 4041(c) of ERISA or by the Pension Benefit Guaranty Corporation or any successor agency or instrumentality thereto (the "PBGC") pursuant to Section 4042 of ERISA, nor have any actions been taken to so terminate any Pension Plan or related trust and neither the Lessee nor any ERISA Affiliate has incurred or could reasonably be expected to incur any material liability with respect to a Pension Plan under Section 4062, 4063, 4064 or 4069 of ERISA;

            (ii) there have been no "reportable events" (as such term is defined in Section 4043(b) of ERISA) with respect to any Pension Plan which have resulted or could reasonably be expected to result in any material liability of the Lessee;

            (iii) no "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Code) exists with respect to any Pension Plan, whether or not waived, nor has any request for a waiver under Section 412(d) of the Code been, or is reasonably likely to be, filed with respect to any of the Pension Plans;

            (iv) neither the Lessee nor any ERISA Affiliate has failed to make any contribution or payment to any Pension Plan which has resulted or could reasonably be expected to result in the imposition of a Lien under Section 302(f) of ERISA or Section 412(n) of the Code;

            (v) all Pension Plans are in compliance in all material respects with all applicable provisions of ERISA and the Code;

            (vi) neither the Lessee nor any ERISA Affiliate has incurred or is reasonably likely to incur any material withdrawal liability pursuant to Section 4201 or 4204 of ERISA or any material liability under
         Section 515 of ERISA;

            (vii) to the best of the Lessee's knowledge, neither the Lessee nor any ERISA Affiliate has engaged in a non-exempt "prohibited transaction" (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could reasonably be expected to subject the Lessee to the tax or penalties on prohibited transactions imposed by Section 4975 of the Code or Section 502 of ERISA;

            (viii) assuming the truth of the representations contained in
         Section 7.03(a)(viii) hereof and compliance with Section 10.06 of the Indenture, the execution and delivery of this Agreement and the other Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not involve any transaction which is prohibited by Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Code.
         No part of the funds to be used by the Lessee in satisfaction of its obligations under this Agreement or any other of the Operative Agreements to which the Lessee is a party or to which the Lessee is bound are the assets of any employee benefit plan subject to Title I of ERISA, or any individual retirement account or an employee benefit plan subject to Section 4975 of the Code; and

            (ix) no material liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred with respect to any Pension Plan.

   As used in this Section 6.01(m), the term "Pension Plan" means an employee pension benefit plan as defined in Section 3(2) of ERISA and the regulations thereunder (other than a multiemployer plan as defined in Section
   4001(a)(3) of ERISA) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and which is maintained, or contributed to, by the Lessee or any ERISA Affiliate, and the term "ERISA Affiliate" means any entity which together with the Lessee would be treated as a single employer under Section 414(b), (c), (m) or (o) of the Code;

         (n)  the Lessee is a Citizen of the United States;

         (o) except for the filings referred to in Sections 4.01(g), 4.01(i) and 4.02 hereof, no governmental approval of any kind is required of the Owner Participant or for the Owner Participant's execution of or performance under this Agreement or any agreement contemplated hereby by reason of any fact or circumstance of the Lessee, the nature of the Aircraft or the Lessee's proposed operations or use of the Aircraft;

         (p) on the Delivery Date, all premiums with respect to the insurance required to be provided by the Lessee on or prior to the Delivery Date under Article 13 of the Lease shall have been paid by the Lessee;

         (q) on the Delivery Date, all sales or use taxes relating to the sale of the Aircraft by the Lessee to the Owner Trustee which are then or were theretofore due shall have been paid;

         (r) the Lessee is not and on the Delivery Date will not be in default under the Modification Agreement or under any mortgage, deed of trust, indenture, lease or other instrument or agreement to which the Lessee is a party or by which it or any of its Properties or assets may be bound, or in violation of any applicable law, which default or violation would have a material adverse effect on the financial condition, business or operations of the Lessee or its ability to perform any of its obligations under the Lessee Documents;

         (s) no Default or Event of Default or Event of Loss or event, which with the passage of time or if continued unremedied or unaltered would constitute an Event of Loss, has occurred or exists;

         (t) on the Delivery Date, the Aircraft will be in such condition so as to enable the airworthiness certificate of such Aircraft to be in good standing under the Transportation Code; the Aircraft will have been duly certificated by the FAA as to type and airworthiness; and there will be in effect with respect to the Aircraft a current and valid airworthiness certificate issued by the FAA pursuant to the Transportation Code;

         (u) neither the Lessee nor any subsidiary of the Lessee is an "investment company" or a company "controlled by an investment company" within the meaning of the Investment Company Act of 1940, as amended;

         (v) on the Delivery Date, the Aircraft will, upon delivery, be in the condition required by the Lease, will be fully equipped to operate in commercial service and will comply with all governmental requirements governing such service;

         (w) neither the Lessee nor any of its Affiliates is engaged principally in the business of extending credit for the purpose of buying or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) and no part of the proceeds from the sale of the Certificates and/or sale of the Aircraft by the Lessee to the Owner Trustee will be used to purchase or carry any such margin stock, or to refinance any borrowing, the proceeds of which were used to purchase or carry any such margin stock;

         (x) there are no broker's or underwriter's fees payable in connection with the transactions contemplated in the Operative Agreements other than those of the Underwriters and First Chicago Leasing Corporation referred to in Article 10 hereof;

         (y) the Lessee's sale of the Aircraft to the Owner Trustee under the Warranty Bill of Sale is made without any intent to hinder, delay or defraud either present or future creditors; and

         (y) the representations and warranties of the Lessee set forth in the Original Agreements to which it is a party were correct on and as of the Certificate Closing Date (except to the extent such representations expressly related solely to a specified earlier date, in which case such warranties and representations were correct on and as of such earlier date).

         Section 6.02. Offering by Lessee. The Lessee represents and warrants that it has authorized no one to act on its behalf in connection with the offer or sale of any interest in the Lessor's Estate or the Trust Agreement other than First Chicago Leasing Corporation. The Lessee represents and warrants that neither it, nor, based on representations of First Chicago Leasing Corporation acting on its behalf, has taken or will take any action which would subject any interest in the Lessor's Estate or the Trust Agreement to the provisions of Section 5 of the Securities Act of 1933, as amended, or any state securities law. Neither the Lessee nor, based on representations of First Chicago Leasing Corporation, anyone acting on its behalf has directly or indirectly offered any interest in the Lessor's Estate or the Trust Agreement, or similar interests, for sale to, or solicited any offer to acquire any of the same from, anyone other than the Owner Participant and no more than 10 other accredited investors (as such term is defined in Regulation D promulgated under the Securities Act of 1933, as amended).

         Section 6.03. Further Assurances; Aircraft Registration. The Lessee covenants and agrees with the Owner Participant, the Owner Trustee (in its individual capacity and as Owner Trustee), the Pass Through Trustee (in its individual capacity and as Pass Through Trustee) and the Indenture Trustee (in its individual capacity and as Indenture Trustee) as follows:

         (a) Further Assurances. The Lessee will cause to be done, executed, acknowledged and delivered all such further acts, conveyances and assurances as the Owner Trustee, the Indenture Trustee, the Pass Through Trustee or the Owner Participant shall reasonably require for accomplishing the purposes of this Agreement, the Trust Agreement, the Bills of Sale, the Modification Agreement, the GTA, the Engine Warranty Assignment, the Indenture, the Indenture and Security Agreement Supplement, the Tax Indemnity Agreement, the Lease and the Lease Supplement and the other Lessee Documents and Operative Agreements to which it is a party. Without limiting the generality of this Section 6.03(a), the Lessee will promptly take, or cause to be taken, at the Lessee's cost and expense, such action with respect to the recording, filing, re-recording and re-filing of the Indenture, each Indenture and Security Agreement Supplement, the Lease, each Lease Supplement and any financing statements or other instruments as may be necessary, or as requested by the Indenture Trustee and appropriate, to maintain the perfection of the first security interest and the Lien created by the Indenture, and the Owner Trustee's title to and interest in the Aircraft and the Lessor's Estate as against the Lessee and any third parties, or if the Lessee cannot take, or cause to be taken, such action, will furnish to the Indenture Trustee and the Owner Trustee timely notice of the necessity of such action, together with such instruments, in execution form, and such other information as may be required to enable either of them to take such action at the Lessee's cost and expense in a timely manner.

         (b) Aircraft Registration. The Lessee shall maintain the certificates referred to in Section 7.01 of the Lease and shall cause the Aircraft to be duly registered, and at all times to remain duly registered, in the name of the Owner Trustee, under the Transportation Code, and shall furnish to the Owner Trustee such information as may be required to enable the Owner Trustee to make application for such registration; provided, however, that the Owner Participant, the Owner Trustee and the Indenture Trustee agree that, so long as no Default or Event of Default shall exist, if at any time after December 31, 2004 the Lessee has requested their consent to the registration of the Aircraft in the name of the Owner Trustee (or, if appropriate, in the name of the Lessee or a sublessee as a "lessee" or a "sublessee"), at the Lessee's expense, in a country in which a sublessee could be located under the provisions of Section 7.02(a)(i) of the Lease with which the United States then maintains normal and full diplomatic relations, upon receipt by the Owner Participant, the Owner Trustee and the Indenture Trustee of the assurances and opinion described below, none of them shall unreasonably withhold their consent to such change in registration (it being agreed, without limitation, that the inability of the Lessee to deliver such assurances or such opinion shall constitute reasonable grounds to withhold such consent).

         As a condition to any change in the registration of the Aircraft, the Owner Participant, the Owner Trustee in its individual and trust capacities, and the Indenture Trustee shall have received:

         (i) assurances satisfactory to them:

            (A) to the effect that the insurance provisions of the Lease have been and will be complied with and are and shall be in full force and effect upon such change of registry;

            (B) as to the continuation of the Lien of the Indenture as a first priority, duly perfected Lien on the Aircraft;

            (C) that the Owner Trustee's right, title and interest in and to the Aircraft is recognized and fully enforceable in the new jurisdiction of registry, that the rights of the Owner Trustee in and to the Aircraft will not be impaired in such new jurisdiction of registry and that the new jurisdiction of registry will give effect to the title and registry of the Aircraft therein substantially to the same extent as does the Government;

            (D) that such new country of registry (x) would provide substantially equivalent protection for the rights of owner participants, lessors or lenders in similar transactions as provided under United States law (except that, in the absence of restrictions under the laws of such country on rights and remedies of lessors and secured parties similar to those imposed by Sections 362 and 363 of the Bankruptcy Code, rights and remedies similar to those available under Section 1110 of the Bankruptcy Code shall not be required),
         (y)(i) if such change in registration is made other than in connection with a sublease permitted under Section 7.02(a)(i) of the Lease, imposes maintenance standards at least comparable to those of the FAA, and (ii) if such change in registration is made in connection with a sublease permitted under Section 7.02(a)(i) of the Lease, imposes maintenance standards in conformity with those set forth in Section 7.02(a)(i) of the Lease and (z) would not impose requirements which materially increase the administrative or other burdens or obligations of the Owner Participant under the Operative Agreements unless indemnified by the Lessee;

            (E) that import and export certificates and any exchange permits necessary to allow all Rent and other payments provided for under the Lease, if required, shall have been procured at the Lessee's own cost and expense by the Lessee;

            (F) that the Lessee shall have effected or caused to be effected at the Lessee's own cost and expense all recordings and filings that are required to perfect the Lien of the Indenture;

            (G) to the effect that the original indemnities (and any additional indemnities for which the Lessee is then willing to enter into a binding agreement to indemnify) in favor of the Owner Participant, the Owner Trustee (in its individual capacity and as trustee under the Trust Agreement), the Indenture Trustee (in its individual capacity, and as trustee under the Indenture), the Pass Through
         Trustee (in its individual capacity, and as trustee under the Pass Through Agreement) and the other Indemnitees under this Agreement, the Indenture, the Pass Through Agreement and (in the case of the Owner Participant only) the Tax Indemnity Agreement, afford each such party substantially the same protection as provided prior to such change of registry;

            (H) that such change will not result in the imposition of, or increase in the amount of, any Tax for which the Lessee has not agreed to indemnify the Owner Participant, the Indenture Trustee, the Pass Through Trustee, the Owner Trustee (or any successor, assign or Affiliate thereof) and the Trust Estate;

            (I) that any value added tax, customs duty, tariff or similar governmental charge relating to the change in jurisdiction of registration of the Aircraft shall have been paid in full or adequately provided for by the Lessee to the satisfaction of the Owner Trustee, the Indenture Trustee and the Owner Participant;

            (J) of the payment by the Lessee of any reasonable fees and expenses of the Owner Participant, the Owner Trustee, the Indenture Trustee and the Pass Through Trustee in connection with such change of registry, including any reasonable attorneys' fees and expenses; and

            (K) that duties and tariffs, if applicable, shall have been paid for by the Lessee;

         (ii) a favorable opinion of counsel (reasonably satisfactory to the Owner Trustee, the Indenture Trustee and the Owner Participant) in the new jurisdiction of registry, addressed and reasonably satisfactory to such parties in scope, form and substance, to the effect:

            (A) that the terms (including, without limitation, the governing law, service-of-process and jurisdictional-submission provisions thereof) of the Lease and the Indenture are legal, valid, binding and enforceable in such jurisdiction against the Lessee, any sublessee, the Owner Trustee and the Indenture Trustee, respectively;

            (B) that it is not necessary for the Owner Participant, the Owner Trustee, the Indenture Trustee or the Pass Through Trustee to register or qualify to do business or meet other requirements not already met in such jurisdiction in connection with the registration in the new jurisdiction (and the filing and/or recordation therein of the Indenture or the Lease) and the exercise of any rights or remedies with respect to the Aircraft pursuant to the Lease or the Indenture or in order to maintain such registration and the Lien of the Indenture;

            (C) that the courts of such jurisdiction would provide substantially equivalent protection to the Lessor, the Owner Participant, the Pass Through Trustee and the Indenture Trustee as provided under United States law (with the exception described in paragraph (b)(i)(D)(x) of this Section 6.03) in respect of the transactions contemplated hereby, including, without limitation, the remedies provided in the Indenture and the Lease;

            (D) that there is no tort liability of the beneficial owner, record owner, lessor or mortgagee of an aircraft not in possession thereof under the laws of such jurisdiction, other than tort liability which might have been imposed on such owner, lessor or mortgagee under the laws of the United States or any state thereof (it being understood that, in the event such latter opinion cannot be given in a form satisfactory to the Owner Trustee, the Owner Participant and the Indenture Trustee, such opinion shall be waived, if insurance reasonably satisfactory to the Owner Participant, the Indenture Trustee and the Owner Trustee, in its individual capacity, is provided, at the Lessee's expense, to cover such risk and the Lessee undertakes to keep such insurance in full force and effect);

            (E) that the laws of such jurisdiction will not impair the rights of the Lessor in and to the Aircraft or under the Lease and (unless the Lessee shall have agreed to provide insurance reasonably satisfactory to the Indenture Trustee and the Owner Participant covering the risk of requisition of use of the Aircraft by the government of registry of the Aircraft) require fair compensation by the government of such jurisdiction payable in currency freely convertible into United States Dollars for the loss of use of the Aircraft in the event of such requisition;

            (F) that the Owner Trustee's title to the Aircraft is recognized and fully enforceable in such jurisdiction, that such jurisdiction will give effect to the title of the Aircraft therein substantially to the same extent as does the Government, and that the Lien of the Indenture shall continue as a first priority, duly perfected lien on the Aircraft; and

            (G) to such further effect with respect to such other matters as the Owner Participant, the Owner Trustee, or the Indenture Trustee may reasonably request.

         If following any reregistration of the Aircraft, the Aircraft is located outside the United States, the Lessee shall have thirty (30) days to relocate the Aircraft within the United States and, if unable to do so, shall pay the reasonable incremental out-of-pocket costs of the Lessor, the Owner Participant or their authorized representatives incurred in connection with any inspection or appraisal required or permitted under the Operative Agreements. Such obligation shall apply only with respect to one inspection or appraisal in any calendar year unless an Event of Default shall have occurred and be continuing.

         (c) The Lessee shall promptly file any reports, or furnish to the Owner Trustee and the Owner Participant such information as may be required to enable the Owner Trustee and the Owner Participant timely to file any reports required to be filed by the Owner Trustee as the Lessor and the Owner Participant under the Lease with any governmental authority.

         (d) The Lessee will cause the Special Aviation Counsel to file, and where appropriate record, (i) on the Delivery Date, the FAA Bill of Sale, the Application with the Trust Agreement and the Affidavits and (ii) on the Lease Commencement Date, the Lease, the Lease Supplement, the Indenture and the Indenture and Security Agreement Supplement. The following documents shall be filed and, where appropriate, recorded (i) on the Delivery Date with the Aeronautics Authority in the following order of priority: first, the FAA Bill of Sale and second, the Application with the Trust Agreement and the Affidavits and (ii) on the Lease Commencement Date, first, the Indenture with the Indenture and Security Agreement Supplement attached thereto and second, the Lease with the Lease Supplement, the Indenture and the Indenture and Security Agreement Supplement attached thereto.

         (e) The Lessee will furnish to the Owner Participant, the Owner Trustee and the Indenture Trustee annually after the execution of this Agreement, by March 15 of each year, commencing with the year 1999, an opinion, reasonably satisfactory to the Owner Participant and the Indenture Trustee, of Special Aviation Counsel, or other counsel specified from time to time by the Lessee acceptable to the Lessor and the Indenture Trustee:
   (i) stating either (1) that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording and re-filing of the Lease, the Indenture, the Trust Agreement, and any supplements to any of them and any financing statements, continuation statements or other instruments, and all other action has been taken, as is necessary to maintain the Owner Trustee's title to and interest in the Aircraft and the Lessor's Estate as against the Lessee and any third parties and to maintain the perfection of the security interests created by said documents and reciting the details of such action, or (2) that in the opinion of such counsel no such action is necessary to maintain such title or the perfection of such security interests; (ii) specifying all other action which needs to be taken during the succeeding 14 months in order to maintain such title and the perfection of such security interests (which the Lessee agrees timely to take); and (iii) stating that the Owner Trustee is the owner of legal title to the Aircraft, and the Aircraft is free and clear of all Liens, except the security interest created by the Indenture and such as are permitted by the Lease and the Indenture.

         (f) The Lessee shall at all times maintain its corporate existence except as permitted by Section 6.03(g) hereof and all of its rights, privileges and franchises necessary in the normal conduct of its business, except for any corporate right, privilege or franchise (i) that it determines, in its reasonable, good faith business judgment, is no longer necessary or desirable in the conduct of its business and (ii) the loss of which will not materially adversely affect or diminish the rights of the Holders or the Owner Participant.

         (g) The Lessee shall not enter into any merger or consolidation, or convey, transfer or lease all or substantially all of its assets as an entirety to any Person, unless the surviving corporation or Person which acquires by conveyance, transfer or lease all or substantially all of the assets of the Lessee as an entirety (i) is a domestic corporation organized and existing under the laws of the United States or a political subdivision thereof, (ii) is a Citizen of the United States, (iii) is a U.S. Air Carrier, (iv) expressly assumes by an instrument in writing in form and substance satisfactory to the Indenture Trustee, the Owner Participant and the Owner Trustee all of the Lessee's obligations hereunder and under the other Operative Agreements, and each other document contemplated hereby or thereby and the Lessee delivers such instrument to the Indenture Trustee, the Owner Participant and the Owner Trustee, (v) provides an opinion from outside counsel to the Lessee which counsel shall be reasonably satisfactory to the Owner Participant and the Indenture Trustee and which opinion shall be reasonably satisfactory to the Owner Participant and the Indenture Trustee, and an officer's certificate, each stating that such merger, consolidation, conveyance, transfer or lease and the instrument noted in clause (iv) above comply with this Section 6.03(g), that such instrument is a legal, valid and binding obligation of, and is enforceable against, such survivor or Person, and that all conditions precedent herein provided for relating to such transaction have been complied with, and (vi) immediately after such merger, consolidation or conveyance, transfer or lease, as the case may be, the surviving company is in compliance with all of the terms and conditions of this Agreement and the Lease and each other Operative Agreement and each other document contemplated hereby or thereby; provided that no such merger, consolidation or conveyance, transfer or lease shall be permitted if the same gives rise to a Default not capable of cure within the applicable grace period therefor or an Event of Default.

         Upon any consolidation or merger, or any conveyance, transfer or lease of all or substantially all of the assets of the Lessee and the satisfaction of the conditions specified in this Section 6.03(g), the successor corporation formed by such consolidation or into which the Lessee is merged or the Person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Lessee under this Agreement and the Lease and each other Operative Agreement and any other document contemplated hereby and thereby to which the Lessee is a party with the same effect as if such successor corporation had been named as the Lessee herein and therein. No such conveyance, transfer or lease of all or substantially all of the assets of the Lessee as an entirety shall have the effect of releasing the Lessee or any successor corporation which shall theretofore have become such in the manner prescribed in this Section 6.03(g) from its liability hereunder or under the other Operative Agreements. Nothing contained herein shall permit any lease, sublease, or other arrangement for the use, operation or possession of the Aircraft except in compliance with the applicable provisions of the Lease.

         (h) The Lessee agrees to give prompt written notice to the Owner Participant, the Owner Trustee and the Indenture Trustee of any change in the address of its chief executive office (as such term is used in Section 9-103(3) of the Tennessee UCC) or of any change in its corporate name.

         (i) The Lessee agrees to furnish to the Owner Participant, the Lessor and the Indenture Trustee:

            (A) as soon as available, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Lessee, a consolidated balance sheet as of the end of such fiscal year, and the related consolidated statements of income, common stockholders' equity, retained earnings and cash flows of the Lessee for the fiscal year then ended as prepared and certified by the Lessee's independent certified public accountants, including their opinion;

            (B) within sixty (60) days after the end of the first, second and third quarterly accounting periods in each fiscal year of the Lessee, a consolidated balance sheet of the Lessee prepared by it as of the close of the accounting period then ended, together with the related consolidated statements of income, retained earnings and cash flows for such accounting period certified by the chief accounting officer or a financial vice president of the Lessee;

            (C) promptly upon their general transmission, copies of all reports and statements furnished by the Lessee to all of its stockholders;

            (D) promptly after filing with the SEC, copies of the Lessee's Annual Reports on Form 10-K (including all corresponding annual reports to shareholders), Quarterly Reports on Form 10-Q and, if requested, any registration statement or prospectus filed by the Lessee with any securities exchange or with the SEC;

            (E) promptly upon (and in any event within five (5) Business Days after) any Responsible Officer of the Lessee obtaining actual knowledge of any condition or event which constitutes a Default or any officer of the Lessee obtaining knowledge of any condition or event which constitutes an Event of Default, an officer's certificate specifying the nature and period of existence thereof and what action the Lessee has taken or is taking or proposes to take with respect thereto; and

            (F) from time to time, such other financial information as the Lessor, the Owner Participant or the Indenture Trustee may reasonably request.

         Concurrently with the delivery of the financial statements referred to in clause (A) above, the Lessee shall deliver to the Lessor, the Owner Participant, the Pass Through Trustee and the Indenture Trustee a certificate of the Lessee, signed by any one of the President, the Chief Financial Officer, the General Counsel, the Treasurer or the principal accounting officer of the Lessee, stating that the signer, or an employee reporting to same, is familiar with the relevant terms of this Agreement and the Lease and the signer has reviewed, or has caused to be made under such Person's supervision a review of, the activities of the Lessee and that, to the best of his or her knowledge, there does not exist any Default or any Event of Default or if a Default or an Event of Default exists or did exist, specifying the nature thereof, the period of existence thereof and what action the Lessee has taken or proposes to take with respect thereto.

         Section 6.04. Survival of Representations and Warranties. The representations and warranties of the Lessee provided in Sections 6.01 and 6.02 hereof and in any other Operative Agreement shall survive the making available by the Owner Participant of its Commitment, the assignment of the Beneficial Interest to the Owner Participant, the sale and lease of the Aircraft and the expiration or other termination of this Agreement and the other Operative Agreements.


                                 ARTICLE 7

         OTHER PARTIES' REPRESENTATIONS, WARRANTIES AND COVENANTS

         Section 7.01. Acquisitions and Offerings of Interests in Lessor's Estate. (a) [Reserved.]

         (b) Owner Participant. The Owner Participant represents and warrants that its interest in the Lessor's Estate and the Trust Agreement will be acquired by it for its own account and not with a view to resale or distribution thereof; provided, however, that the disposition by the Owner Participant of its interest in the Lessor's Estate and the Trust Agreement shall, subject to the terms and provisions of Section 7.03(d) hereof, at all times be within its control and the foregoing representation shall not limit the Owner Participant's right to transfer or sell such interests pursuant to the terms of this Agreement. Neither the Owner Participant nor anyone authorized to act on its behalf has directly or indirectly offered any interest in the Lessor's Estate or the Trust Agreement, or in any security similar thereto, for sale to, or solicited any offer to acquire any of the same from, anyone. The Owner Participant further represents and warrants that neither it nor anyone authorized to act on its behalf has made or will make any offer, solicitation or sale of any interest in the Lessor's Estate or the Trust Agreement in violation of the provisions of Section 5 of the Securities Act of 1933, as amended. No representation in this Section 7.01(b) shall include any action or inaction of the Lessee, First Chicago Leasing Corporation, the Subordination Agent, the Pass Through Trustee, the Underwriters or any Affiliate of any thereof whether or not purportedly on behalf of the Owner Trustee, the Owner Participant or any of their Affiliates.

         Section 7.02. Citizenship. (a) Generally. Each of the Owner Trustee, in its individual capacity and as Owner Trustee, and the Owner Participant severally represents and warrants as of the date hereof and the Delivery Date that it is a Citizen of the United States. If the Owner Participant or the Owner Trustee in its individual capacity does not comply with the requirements of this Section 7.02, the Owner Trustee, the Indenture Trustee and the Owner Participant hereby agree that a Default or an Event of Default shall not be deemed to have occurred and be continuing under the Lease due to non-compliance by the Lessee with the registration requirements in the Lease occasioned by the noncompliance of the Owner Participant or the Owner Trustee.

         (b) Owner Trustee. The Owner Trustee, in its individual capacity, covenants that if at any time it shall have actual knowledge that it has ceased to be a Citizen of the United States, it will resign immediately as the Owner Trustee if such citizenship is necessary under the Transportation Code as in effect at such time or, if it is not necessary under the Transportation Code as in effect at such time, if it is informed in writing by the Lessee, the Indenture Trustee or the Owner Participant that such lack of United States citizenship would have any adverse effect on the Lessee, the Indenture Trustee, the Holders or the Owner Participant. The Owner Trustee, in its individual capacity, further covenants that if at any time it appears reasonably probable that it will cease to be a Citizen of the United States based on information that is (i) known to a Responsible Officer or (ii) generally known to the public, it will promptly so notify, to the extent permitted by law, all parties to this Agreement.

         (c) Owner Participant. The Owner Participant agrees, solely for the benefit of the Lessee, the Pass Through Trustee, the Indenture Trustee and the Owner Trustee, that if (i) it shall cease to be, or believes that it is likely to cease to be, a Citizen of the United States and (ii) the Aircraft shall or would therefore become ineligible for registration in the name of the Owner Trustee under the Transportation Code and regulations then applicable thereunder, then the Owner Participant shall promptly give notice thereof to the Lessee and the Indenture Trustee and shall (at its own expense and without any reimbursement or indemnification from the Lessee) promptly (x) effect a voting trust or other similar arrangement, (y) transfer in accordance with the terms of this Agreement and the Trust Agreement all its rights, title and interest in and to such Trust Agreement, the Lessor's Estate and this Agreement, or (z) take any other alternative action as may be necessary to prevent any deregistration, or maintain the United States registration, of the Aircraft. It is agreed that the Owner Participant shall be liable to pay promptly on request (A) to each of the other parties hereto and to each Holder any direct (but not consequential or special) damages suffered by any such other party or Holder as the result of the representation and warranty of the Owner Participant in the first sentence of Section 7.02(a) hereof proving to be untrue as of the Delivery Date; and (B) to the Lessee, the Indenture Trustee and the Pass Through Trustee any damages incurred directly by the Lessee, the Indenture Trustee and the Pass Through Trustee as a result of the Owner Participant's failure to comply with its obligations pursuant to the first sentence of this Section 7.02(c). Each party hereto agrees, upon the request and at the sole expense of the Owner Participant, to cooperate with the Owner Participant in complying with its obligations under the provisions of the first sentence of this Section 7.02(c).

         Section 7.03. Representations, Warranties and Covenants of Owner Participant. (a) Representations, Warranties and Covenants. In addition to and without limiting its other representations and warranties provided for in this Article 7, the Owner Participant represents and warrants as of Delivery Date, that:

         (i) it is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and it has full corporate power, authority and legal right to carry on its present business and operations, to own or lease its Properties and to enter into and to carry out the transactions contemplated by this Agreement, the Tax Indemnity Agreement and the Trust Agreement;

         (ii) the execution, delivery and performance by it of this Agreement, the Tax Indemnity Agreement, and the Trust Agreement have been duly authorized by all necessary corporate action on its part and, assuming the accuracy of the Lessee's representations in Section 6.01(o) hereof, do not require any governmental approvals that would be required to be obtained by the Owner Participant;

         (iii) based on the representations, warranties and covenants contained in Sections 6.01(m)(viii) and 6.02 hereof and compliance with
   Section 10.06 of the Indenture, neither the execution, delivery or performance by the Owner Participant of this Agreement, the Tax Indemnity Agreement and the Trust Agreement nor compliance with the terms and provisions hereof or thereof, conflicts or will conflict with or results or will result in a breach or violation of any of the terms, conditions or provisions of, or will require any consent or approval under any law, governmental rule or regulation applicable to the Owner Participant or the charter documents, as amended, or bylaws, as amended, of the Owner Participant or any order, writ, injunction or decree of any court or governmental authority against the Owner Participant or by which it or any of its Properties is bound or any indenture, mortgage or contract or other agreement or instrument to which the Owner Participant is a party or by which it or any of its Properties is bound, or constitutes or will constitute a default thereunder or results or will result in the imposition of any Lien upon any of its Properties;

         (iv) this Agreement, the Tax Indemnity Agreement and the Trust Agreement have been or on the Delivery Date will be duly executed and delivered by the Owner Participant and constitute or on the Delivery Date will constitute the legal, valid and binding obligation of the Owner Participant enforceable against it in accordance with their terms except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights;

         (v) to the best of its knowledge, it is not in default under any mortgage, deed of trust, indenture, lease or other instrument or agreement to which the Owner Participant is a party or by which it or any of its Properties may be bound, or in violation of any applicable law, which default or violation would have a material adverse effect on the financial condition, business or operations of the Owner Participant or an adverse effect on the ability of the Owner Participant to perform its obligations under this Agreement and the other Operative Agreements to which it is or is to be a party;

         (vi) there are no pending or, to the knowledge of the Owner Participant, threatened actions, suits, investigations or proceedings against the Owner Participant before any court, administrative agency or tribunal which are expected to materially adversely affect the ability of the Owner Participant to perform its obligations under any of the Operative Agreements to which it is or is to be a party, and the Owner Participant knows of no pending or threatened actions or proceedings before any court, administrative agency or tribunal involving it in connection with the transactions contemplated by the Operative Agreements;

         (vii) neither the execution and delivery by it of this Agreement, the Tax Indemnity Agreement or the Trust Agreement nor the performance of its obligations hereunder or thereunder requires the consent or approval of or the giving of notice to, the registration with, or the taking of any other action in respect of, any governmental authority or agency that would be required to be obtained or taken by the Owner Participant except for filings contemplated by this Agreement;

         (viii) no part of the funds to be used by it to acquire the interests to be acquired by it under this Agreement constitutes assets (within the meaning of ERISA and any applicable rules and regulations) of any employee benefit plan subject to Title I of ERISA or of any plan or individual retirement account subject to Section 4975 of the Code;

         (ix) it is a "U.S. Person" as defined in Section 7701(a)(30) of the Code and if it shall at any time cease to be such a "U.S. Person", it shall furnish to each Certificate Holder an indemnity, in form and substance reasonably satisfactory to such Certificate Holder, for any Taxes that may be imposed on such Holder as a result of the Owner Participant's failure to be such a "U.S. Person" and shall be personally liable for any debt service to the extent that its receipt of rentals is reduced by reason of any withholding Taxes that result from such failure to be such a "U.S. Person"; and

         (x) it has, together with the Owner Participant Guarantor, a consolidated tangible net worth of not less than $50,000,000.

         Notwithstanding the foregoing or anything else contained in this Agreement, the Owner Participant makes no representation or warranty in this Agreement with respect to laws, rules or regulations relating to aviation or to the nature or use of the equipment owned by the Owner Trustee, including, without limitation, the airworthiness, value, condition, workmanship, design, patent or trademark infringement, operation, merchantability or fitness for use of the Aircraft, other than such laws, rules or regulations relating to the citizenship requirements of the Owner Participant under applicable aviation law.

         (b) Lessor's Liens. The Owner Participant further represents, warrants and covenants that there are no Lessor's Liens attributable to it (or an Affiliate thereof) and that there will not be any Lessor's Lien attributable to it (or an Affiliate thereof) on the Delivery Date. The Owner Participant agrees with and for the benefit of the Lessee, the Owner Trustee, the Indenture Trustee and the Pass Through Trustee that the Owner Participant will, at its own cost and expense, take such action as may be necessary (by bonding or otherwise, so long as neither the Lessee's operation and use of the Aircraft nor the validity and priority of the Lien of the Indenture is impaired) to duly discharge and satisfy in full, promptly after the same first becomes known to the Owner Participant, any Lessor's Lien attributable to the Owner Participant (or an Affiliate thereof), provided, however, that the Owner Participant shall not be required to discharge or satisfy such Lessor's Lien which is being contested by the Owner Participant in good faith and by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of the Aircraft or the Lessor's Estate or the Trust Indenture Estate or any interest in any thereof or otherwise materially adversely affect the validity or priority of the Lien of the Indenture.

         (c) Indemnity for Lessor's Liens. The Owner Participant agrees to indemnify and hold harmless the Lessee, the Indenture Trustee and the Pass Through Trustee from and against any loss, cost, expense or damage which may be suffered by the Lessee, the Indenture Trustee or the Pass Through Trustee as the result of the failure of the Owner Participant to discharge and satisfy any Lessor's Liens attributable to the Owner Participant (or an Affiliate thereof) and required to be discharged as described in Section 7.03(b) hereof.

         (d) Assignment of Interests of Owner Participant. The Owner Participant may assign, convey or otherwise transfer to a single institutional investor or an Affiliate of an institutional investor all (but not less than all) of the Beneficial Interest, provided that it gives the Lessee and the Indenture Trustee at least 10 Business Days' notice of such assignment, conveyance or other transfer and provided further that the Owner Participant shall remain liable for all obligations of the Owner Participant under the Trust Agreement and the Operative Agreements to which the Owner Participant is a party to the extent (but only to the extent) incurred on or before the date of such transfer and provided that the transferee agrees by a written instrument substantially in the form of Exhibit F-1 attached hereto or in such other form as may be reasonably satisfactory to the Indenture Trustee, the Owner Trustee and the Lessee to assume primary liability for all obligations as an Owner Participant under the Trust Agreement and the other Operative Agreements to which such Owner Participant is a party incurred after the date of transfer and the Owner Participant shall remain secondarily liable for all such obligations assumed by its successor as Owner Participant; provided, that the Owner Participant need not so agree to remain and shall not be so secondarily liable if (a) such transferee is (i) a bank, savings institution, finance company, leasing company or trust company, national banking association acting for its own account or in a fiduciary capacity as trustee or agent under any pension, retirement, profit sharing or similar trust or fund, insurance company, fraternal benefit society or corporation acting for its own account that has a combined capital and surplus (or, if applicable, consolidated tangible net worth or its equivalent) of not less than $50,000,000, (ii) a subsidiary of any Person described in clause (i) where such Person provides (A) support for the obligations assumed by such transferee subsidiary reasonably satisfactory to the Lessee, the Owner Trustee and the Indenture Trustee or (B) an unconditional guaranty substantially in the form of Exhibit F-2 attached hereto or in such other form as may be reasonably satisfactory to the Indenture Trustee, the Owner Trustee and the Lessee of such transferee subsidiary's obligations, or (iii) an Affiliate of the transferring Owner Participant if that Affiliate has a combined capital and surplus (or, if applicable, consolidated tangible net worth or its equivalent) of not less than $50,000,000, (b) such transferee is legally capable of binding itself to the obligations of the Owner Participant and expressly agrees to assume all obligations of the Owner Participant under the Trust Agreement and this Agreement and (c) such transferee shall provide representations substantially similar to those contained in Section 7.03(a) hereof. In the event of any such assignment, conveyance or transfer, the transferee shall become a party to the Trust Agreement and shall agree to be bound by all the terms of and will undertake all of the obligations of the Owner Participant contained in the Trust Agreement and the other Operative Agreements in such manner as is reasonably satisfactory to the Owner Trustee, the Indenture Trustee and the Lessee. A transferee hereunder shall be (i) a "U.S. Person" as defined in Section 7701(a)(30) of the Code (or any successor provision thereto) or if the transferee shall not be such "U.S. Person" then
(A) each Certificate Holder shall be provided an indemnity in form and substance satisfactory to each such Certificate Holder, for any Taxes that may be imposed on such Certificate Holder (currently or in the future) due to such transferee's failure to be such a "U.S. Person" and (B) such transferee shall be personally liable for any debt service to the extent that its receipt of rentals is reduced by reason of any withholding Taxes that result from such transferee's failure to be such a "U.S. Person" and (ii) a Citizen of the United States or has established a voting trust, voting powers or other arrangement reasonably satisfactory to the Indenture Trustee and the Lessee to permit the Owner Trustee to be the registered owner of the Aircraft under the Transportation Code. A transferee hereunder shall not be, and in acquiring the Beneficial Interest shall not use the assets of, an employee benefit plan subject to Title I of ERISA or an individual retirement account or a plan subject to Section 4975 of the Code. Assuming the truth of the representations made in Section 6.01(m) hereof and compliance with Section
10.06 of the Indenture, no such assignment, conveyance or transfer shall violate any provision of law or regulation or create a relationship which would be in violation thereof. The Owner Trustee shall not be on notice of or otherwise bound by any such assignment, conveyance or transfer unless and until it shall have received an executed counterpart of the instrument of such assignment, conveyance or transfer. Upon any such assignment, conveyance or transfer by the Owner Participant to a transferee as above provided, the transferee shall be deemed the "Owner Participant" or "Trustor" for all purposes of the Operative Agreements, and shall be deemed to have made all the payments previously made by its transferor and to have acquired the same interest in the Lessor's Estate as theretofore held by its transferor; and each reference therein to the "Owner Participant" or "Trustor" shall thereafter be deemed a reference to such transferee. Notwithstanding anything to the contrary contained in this Section 7.03(d), in no event shall the Owner Participant transfer its interest in the Beneficial Interest to any entity whose business is that of a nationwide or worldwide overnight or expedited delivery small package air courier, cargo or freight deliverer and which competes with the Lessee in one of its principal lines of business.

         (e) Actions with Respect to Lessor's Estate, Etc. The Owner Participant agrees that it will not take any action to subject the Lessor's Estate or the trust established by the Trust Agreement, as debtor, to the reorganization or liquidation provisions of the Bankruptcy Code or any other applicable bankruptcy or insolvency statute.

         Section 7.04. Representations, Covenants and Warranties of SSB and the Owner Trustee. (a) In addition to and without limiting its other representations and warranties provided for in this Article 7, SSB represents and warrants, in its individual capacity with respect to items (i), (ii),
(iii)(A), (v), (vi), (vii) and (viii) below and SSB represents to its knowledge and warrants with respect to item (iv) below, and as the Owner Trustee with respect to items (iii)(B) and, to the extent applicable to its trust capacity, (v) and (vii) as of Delivery Date that:

         (i) it is a national banking association duly organized and validly existing in good standing under the laws of the United States of America with its principal place of business and chief executive office (as such terms are used in Article 9 of the UCC) at 225 Asylum Street, Goodwin Square, Hartford, Connecticut 06103, Attention: Corporate/Muni Administration and, assuming the Trust Agreement has been duly authorized, executed and delivered by the Owner Participant, has full corporate power and authority, in its individual capacity or as the Owner Trustee, as the case may be, to carry on its business as now conducted, and to execute, deliver and perform the Operative Agreements to which it is or is to be a party;

         (ii) the execution, delivery and performance by SSB, either in its individual capacity or as the Owner Trustee, as the case may be, of this Agreement and the Operative Agreements to which it is or is to be party have been duly authorized by all necessary corporate action on its part, and do not contravene its articles of association or by-laws; each of this Agreement and the other Operative Agreements to which it is or is to be a party has been duly authorized, executed and delivered by SSB, either in its individual capacity or as the Owner Trustee, as the case may be, and neither the execution and delivery thereof nor SSB's performance of or compliance with any of the terms and provisions thereof will violate any Federal or Connecticut law or regulation governing SSB's banking or trust powers;

         (iii) (A) assuming due authorization, execution and delivery by each other party thereto, each of the Operative Agreements to which it is or is to be party when duly executed and delivered will, to the extent each such document is entered into by SSB, constitute the legal, valid and binding obligation of SSB enforceable against it in such capacity in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights (regardless of whether enforceability is considered in a proceeding in equity or at law),

         (B) assuming due authorization, execution and delivery by each other party thereto, each of the Operative Agreements to which it is or is to be party when duly executed and delivered will, to the extent each such document is entered into by the Owner Trustee in its trust capacity, constitute the legal, valid and binding obligation of the Owner Trustee enforceable against it in such capacity in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights (regardless of whether enforceability is considered in a proceeding in equity or at law), and the performance by the Owner Trustee of any of its obligations thereunder does not contravene any lease, regulation or contractual restriction binding on the Owner Trustee or any judgment or order applicable to or binding on it;

         (iv) the performance by SSB of any of its obligations thereunder does not contravene any lease, regulation or contractual restriction binding on SSB in its individual capacity;

         (v) there are no pending or, to its knowledge, threatened actions or proceedings against SSB before any court or administrative agency which would materially and adversely affect the ability of SSB, either in its individual capacity or as the Owner Trustee, as the case may be, to perform its obligations under the Operative Agreements to which it is or is to be party;

         (vi) it shall give the Lessee, the Indenture Trustee and the Owner Participant at least thirty (30) days' prior written notice in the event of any change in its chief executive office or name;

         (vii) neither the execution and delivery by it, either in its individual capacity or as the Owner Trustee, as the case may be, of any of the Operative Agreements to which it is or is to be a party nor the performance of its obligations hereunder or thereunder, requires on the part of SSB in its individual capacity or any of its Affiliates the consent or approval of or the giving of notice to, the registration with, or the taking of any other action in respect of, any Federal or Connecticut governmental authority or agency governing its banking or trust powers;

         (viii) on the Delivery Date the Owner Trustee shall be holding whatever title to the Aircraft as was conveyed to it by the Lessee, the Aircraft shall be free of Lessor's Liens attributable to SSB in its individual capacity and SSB in its individual capacity is a Citizen of the United States; and

         (ix) the representations and warranties of the Owner Trustee set forth in the Original Agreements to which it is a party were correct on and as of the Certificate Closing Date (except to the extent such representations expressly related solely to a specified earlier date, in which case such warranties and representations were correct on and as of such earlier date).

         (b) Lessor's Liens. SSB, in its individual capacity, further represents, warrants and covenants that there are no Lessor's Liens attributable to it in its individual capacity and that there will not be any such Lessor's Liens on the Delivery Date. The Owner Trustee, in its trust capacity, and at the cost and expense of the Lessor's Estate, covenants that it will in its trust capacity promptly, and in any event within 30 days after the same shall first become known to it, take such action as may be necessary to discharge duly any Lessor's Liens attributable to it in its trust capacity. SSB, in its individual capacity, and not at the cost and expense of the Lessor's Estate, covenants and agrees that it will at its own expense take such action as may be necessary to duly discharge and satisfy in full, promptly, and in any event within 30 days after the same shall first become known to it, any Lessor's Liens attributable to it in its individual capacity or the consolidated group of taxpayers of which it (in such capacity) is a part which may arise at any time after the date of this Agreement.

         (c) Indemnity for Lessor's Liens. SSB, in its individual capacity, agrees to indemnify and hold harmless the Lessee, the Indenture Trustee, the Owner Participant, the Pass Through Trustee and the Owner Trustee from and against any loss, cost, expense or damage which may be suffered by the Lessee, the Indenture Trustee, the Owner Participant, the Pass Through Trustee or the Owner Trustee as a result of the failure of SSB to discharge and satisfy any Lessor's Liens attributable to it in its individual capacity, as described in
Section 7.04(b) hereof.

         (d) Securities Act. None of SSB, the Owner Trustee or any Person authorized by either of them to act on its behalf has directly or indirectly offered or sold or will directly or indirectly offer or sell any interest in the Lessor's Estate, or in any security similar thereto relating to the Lessor's Estate, or in any interest the offering of which for purposes of the Securities Act of 1933, as amended, would be deemed to be part of the same offering as the offering of the aforementioned interests to, or solicited any offer to acquire any of the same from, any Person. SSB further represents and warrants, in its individual capacity and as the Owner Trustee, that neither it nor anyone acting on its behalf shall own the Certificates.

         Section 7.05. Representations, Warranties and Covenants of the Indenture Trustee. (a) The Indenture Trustee in its individual capacity (other than as the Pass Through Trustee) represents as of the Delivery Date as follows:

         (i) it is a national banking association duly organized and validly existing in good standing under the laws of the United States of America and has the power and authority to enter into and perform its obligations under the Indenture, this Agreement and the other Operative Agreements to which it is or is to be a party and to authenticate the Certificates delivered on the Certificate Closing Date;

         (ii) the Indenture and this Agreement and the other Operative Agreements to which it is or is to be a party, and the authentication of the Certificates delivered on the Certificate Closing Date, have been duly authorized by all necessary corporate action on its part, and neither the execution and delivery thereof nor its performance of any of the terms and provisions thereof will violate any Federal or Utah law or regulation relating to its banking or trust powers or contravene or result in any breach of, or constitute any default under, its articles of association or by-laws;

         (iii) each of the Indenture and this Agreement, and the other Operative Agreements to which it is or is to be a party, has been duly executed and delivered by it and, assuming that each such agreement is the legal, valid and binding obligation of each other party thereto, is the legal, valid and binding obligation of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights (regardless of whether enforceability is considered in a proceeding in equity or at law);

         (iv) neither the execution and delivery by it of the Indenture and this Agreement and the other Operative Agreements to which it is or is to be a party, nor the performance by it of any of the transactions contemplated hereby or thereby, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any Federal or state governmental authority or agency governing its banking and trust powers;

         (v) on the Delivery Date, the Indenture Trustee will hold the original counterparts of the Lease and the Ancillary Agreement I and on the Lease Commencement Date, the Indenture Trustee will hold the Lease Supplement; and

         (vi) the representations and warranties of the Indenture Trustee set forth in the Original Agreements to which it is a party were correct on and as of the Certificate Closing Date (except to the extent such representations expressly related solely to a specified earlier date, in which case such warranties and representations were correct on and as of such earlier date).

         (b) Indenture Trustee's Liens. The Indenture Trustee, in its individual capacity, further represents, warrants and covenants as of the date hereof and as of the Delivery Date that there are no Indenture Trustee's Liens attributable to it in its individual capacity and that there will not be any Indenture Trustee's Liens as of and following the Delivery Date, the Aircraft. The Indenture Trustee, in its individual capacity, covenants and agrees that it will at its own expense take such action as may be necessary to duly discharge and satisfy in full, promptly, and in any event within 30 days after the same shall first become known to it, any Indenture Trustee's Liens.

         (c) Indemnity for Indenture Trustee's Liens. The Indenture Trustee, in its individual capacity, agrees to indemnify and hold harmless the Lessee, the Owner Participant, the Owner Trustee and the Pass Through Trustee from and against any loss, cost, expense or damage which may be suffered by the Lessee, the Indenture Trustee, the Owner Participant, the Owner Trustee or the Pass Through Trustee as a result of the failure of the Indenture Trustee to discharge and satisfy any Indenture Trustee's Liens attributable to it in its individual capacity, as described in Section 7.05(b) hereof.

         Section 7.06. Indenture Trustee's Notice of Default. The Indenture Trustee agrees to give the Owner Participant notice of any Default promptly upon a Responsible Officer of the Indenture Trustee having actual knowledge thereof.

         Section 7.07. Releases from Indenture. The Indenture Trustee covenants and agrees, for the benefit of the Lessee and the Owner Participant, to execute and deliver the instruments of release from the Lien of the Indenture which it is required to execute and deliver in accordance with the provisions of Article XIV of the Indenture, and the Owner Participant agrees, for the benefit of the Lessee, to cause the Owner Trustee to request the Indenture Trustee to execute and deliver such instruments of release upon written notice from the Lessee to make such request.

         Section 7.08. Covenant of Quiet Enjoyment. Each of the Owner Participant, the Indenture Trustee, the Pass Through Trustee and the Owner Trustee covenants and agrees as to itself only that, so long as no Event of Default under the Lease exists, neither the Owner Participant (or the Owner Trustee, the Indenture Trustee or the Pass Through Trustee, as the case may
be) nor any Person lawfully claiming through the Owner Participant (or the Owner Trustee, the Indenture Trustee or the Pass Through Trustee, as the case may be) shall interfere with the Lessee's right quietly to enjoy the Aircraft during the Term without hindrance or disturbance by the Owner Participant (or the Owner Trustee, the Indenture Trustee or the Pass Through Trustee as the case may be).

         Section 7.09. Pass Through Trustee's Representations and Warranties. The Pass Through Trustee, in its individual capacity (except with respect to clause (iii) below), represents and warrants as of the Delivery Date that:

         (i) it is a national banking association duly organized and validly existing in good standing under the laws of the United States of America and has the power and authority to enter into and perform its obligations under this Agreement;

         (ii) the execution, delivery and performance of this Agreement and the performance of its obligations hereunder have been fully authorized by all necessary corporate action on its part, and neither the execution and delivery hereof nor its performance of any of the terms and provisions hereof will violate any Federal or Utah law or regulation relating to its banking or trust powers or contravene or result in any breach of, or constitute any default under its articles of association, or bylaws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it or its properties may be bound or affected;

         (iii) this Agreement has been duly executed and delivered by it (in its individual and trust capacities) and, assuming that this Agreement is the legal, valid and binding obligation of each other party thereto, is or will be, as the case may be, the legal, valid and binding obligation of the Pass Through Trustee (in its individual and trust capacities), enforceable in accordance with its respective terms except as limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights generally (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

         (iv) the representations and warranties of the Pass Through Trustee set forth in the Original Agreements to which it is a party were correct on and as of the Certificate Closing Date (except to the extent such representations expressly related solely to a specified earlier date, in which case such warranties and representations were correct on and as of such earlier date).

         Section 7.10. Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Owner Participant, the Owner Trustee (in its individual or trust capacity), the Pass Through Trustee (in its individual or trust capacity), the Subordination Agent (in its individual capacity or trust capacity) and the Indenture Trustee (in its individual or trust capacity) provided for in this Article 7, and their respective obligations under any and all of them, shall survive the making available by the Owner Participant of its Commitment, the sale and lease of the Aircraft and the expiration or other termination of this Agreement, and the other Operative Agreements.

         Section 7.11. Lessee's Assumption of the Certificates. (a) Subject to compliance by the Lessee with all of its obligations under the Operative Agreements, each of the Owner Participant, the Owner Trustee, the Indenture Trustee, the Pass Through Trustee and the Lessee covenants and agrees that if the Lessee elects to terminate the Lease and to purchase the Aircraft pursuant to Section 4.02(a)(A), (D), (E) or (F) of the Lease, and so long as no Event of Default exists then, upon compliance with the applicable provisions of said
Section 4.02(a) of the Lease, the Owner Trustee will transfer to the Lessee, without recourse or warranty (except as to the absence of Lessor's Liens) but subject to the Lien of the Indenture, all of the Owner Trustee's right, title and interest in and to the Aircraft, and if the Lessee, in connection with such purchase, elects pursuant to Section 4.02(a)(A), (D), (E) or (F) of the Lease to assume the obligations of the Owner Trustee to the Indenture Trustee and the Holders under the Indenture, the Certificates and hereunder, each of the parties shall execute and deliver appropriate documentation permitting the Lessee to assume such obligations on the basis of full recourse to the Lessee, maintaining for the benefit of the Holders the security interest in the Aircraft created by the Indenture, and upon compliance with the provisions of this Section 7.11 releasing the Owner Participant and the Owner Trustee from all obligations in respect of the Certificates, the Indenture and all other Operative Agreements, except any obligations which shall have arisen (or with respect to events which shall have occurred) prior to such assumption and take all such other actions as are reasonably necessary to permit such assumption by the Lessee.

         (b)  In connection with such assumption:

         (i) the Lessee shall execute and deliver an instrument satisfactory in form and substance to the Indenture Trustee (A) pursuant to which the Lessee irrevocably and unconditionally assumes and undertakes, with full recourse to the Lessee, to pay, satisfy and discharge when and as due (at the stated maturity thereof, by acceleration or otherwise) the principal of, Make-Whole Premium, if any, interest and all other sums owing on all Outstanding Certificates (or on the Lessee's substituted obligations) in accordance with their terms and to punctually perform and observe all of the covenants and obligations hereunder and under the Indenture and the Certificates (as the same may be amended in connection with such assumption) to be performed or observed by the Owner Trustee and (B) which contains amendments to the Indenture, in form and substance satisfactory to the Indenture Trustee and the Holders, that incorporate therein such provisions from the Lease and this Agreement as may be appropriate, including, without limitation, events of default substantially identical in scope and effect to those set forth in the Lease and covenants substantially identical to the covenants of the Lessee hereunder and under the Lease;

         (ii) the instrument referred to in paragraph (i) of this Section 7.11(b), any UCC financing statements relating thereto, and any other documents which shall be necessary (or reasonably requested by the Indenture Trustee) to establish the Lessee's title to and interest in the Aircraft or to reflect the substitution of the Lessee for the Owner Trustee under the Operative Agreements or to continue the perfection of the security interests in the Aircraft and the other rights, Property and interests included in the Trust Indenture Estate for the benefit of the Holders (or the Lessee's substituted obligations) shall be filed in such form, manner and places as are necessary or, in the reasonable opinion of the Indenture Trustee, advisable for such purpose;

         (iii) the Indenture Trustee shall have received an insurance report dated the effective date of such assumption of an independent insurance broker and certificates of insurance, each in form and substance satisfactory to the Indenture Trustee, as to the due compliance as of the effective date of such assumption with the terms of Article 13 of the Lease (as it relates to the Indenture Trustee) relating to the insurance with respect to the Aircraft;

         (iv) the Indenture Trustee shall have received evidence that as of the effectiveness of the assignment on the date of such assumption the Aircraft is free and clear of all Liens other than the Lien of the Indenture and other Permitted Liens;

         (v) the Indenture Trustee shall have received a certificate from the Lessee that no Event of Default shall have occurred and be continuing as of the effective date of such assumption; and

         (vi) the Indenture Trustee shall have received (A) from counsel for the Lessee (who may be the Lessee's General Counsel) a legal opinion, in form and substance satisfactory to the Indenture Trustee (w) with respect to the compliance of the assumption contemplated hereby with the terms, provisions and conditions hereof, (x) with respect to the due authorization, execution, delivery, validity and enforceability of the instrument referred to in paragraph (i) of this Section 7.11(b), (y) with respect to the continued perfection of the first and prior Lien and security interest in the Aircraft for the benefit of the Holders of the Certificates (or the Lessee's substituted obligations) referred to in paragraph (ii) of this Section 7.11(b) and (z) with respect to the continued availability of the benefits of Section 1110 of the Bankruptcy Code to the Indenture
   Trustee for the benefit of the Holders with respect to the Aircraft after giving effect to such assumption, (B) from counsel to the Indenture Trustee and Special Aviation Counsel, a legal opinion comparable to the respective opinions delivered on the Delivery Date with such changes therein as may be appropriate in light of such assumption, and (C) in the case of each opinion described in clause (A) or (B) above, covering such additional matters as the Indenture Trustee shall reasonably request.

         (c) The Lessee shall pay all reasonable expenses (including reasonable fees and expenses of counsel, including reasonable allocated time charges of internal counsel for the Owner Participant) of the Owner Participant, the Owner Trustee and the Indenture Trustee in connection with such assumption.

         Section 7.12. Indebtedness of Owner Trustee. So long as the Indenture is in effect, the Owner Trustee, not in its individual capacity, but solely as trustee under the Trust Agreement, shall not incur any indebtedness for borrowed money except as expressly contemplated herein or in any other Operative Agreement (excluding the Tax Indemnity Agreement) and shall not engage in any business or other activity other than the transactions contemplated herein or in any other Operative Agreement and all necessary or appropriate activity related thereto.

         Section 7.13. Compliance with Trust Agreement, Etc. Each of the Owner Participant, SSB and the Owner Trustee agrees with the Lessee, the Indenture Trustee and the Pass Through Trustee that so long as the Lien of the Indenture shall be in effect it will (i) comply with all of the terms of the Trust Agreement applicable to it in its respective capacity, the noncompliance with which would materially adversely affect any such party and (ii) not take any action, or cause any action to be taken, to amend, modify or supplement
(A) Section 2.01, 2.03, 2.04, 3.03, 3.11 or 3.12, Article 4 or Section 6.02 or
6.06 of the Trust Agreement without the prior written consent of a Majority in Interest of Certificate Holders, or (B) any other provision of the Trust Agreement in a manner that would adversely affect any such party without the prior written consent of such party. The Owner Trustee confirms for the benefit of the Lessee, the Indenture Trustee and the Pass Through Trustee that it will comply with the provisions of Article 2 of the Trust Agreement. Notwithstanding anything else to the contrary in the Trust Agreement, so long as the Lease remains in effect, the Owner Participant agrees not to terminate or revoke the trust created by the Trust Agreement without the consent of the Lessee. If and so long as the Indenture shall not have been discharged the consent of the Indenture Trustee shall also be required and in addition, the Owner Participant will promptly and duly execute and deliver to the Indenture Trustee such documents and assurances including, without limitation, conveyances, financing statements and continuation statements with respect to financing statements and take such further action as the Indenture Trustee may from time to time reasonably request and furnish in order to protect the rights and remedies created or intended to be created in favor of the Indenture Trustee under the Indenture and to create for the benefit of the Certificate Holders a valid first priority Lien with respect to, and a first and prior perfected security interest in, the Trust Indenture Estate.

         Section 7.14. Subordination Agent's Representations, Warranties and Covenants. (a) Representations and Warranties. The Subordination Agent represents and warrants as of the Delivery Date that:

         (i) it is a national banking association duly organized and validly existing in good standing under the laws of the United States of America and has the corporate power and authority to enter into and perform its obligations under this Agreement;

         (ii) the execution, delivery and performance of this Agreement and the performance of its obligations hereunder have been fully authorized by all necessary corporate action on its part, and, neither the execution and delivery thereof nor its performance of any of the terms and provisions thereof will violate any Federal or Utah law or regulation relating to its banking or trust powers or contravene or result in any breach of, or constitute any default under its articles of association, or bylaws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it or its properties may be bound or affected;

         (iii) this Agreement has been duly executed and delivered by it and, assuming that each such agreement is the legal, valid and binding obligation of each other party thereto, is or will be, as the case may be, the legal, valid and binding obligation of the Subordination Agent, enforceable in accordance with its respective terms except as limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights generally (regardless of whether such enforceability is considered in a proceeding in equity or at law);

         (iv) there are no Taxes payable by the Subordination Agent imposed by the State of Utah or any political subdivision or taxing authority thereof in connection with the execution, delivery and performance by the Subordination Agent of this Agreement, any of the Liquidity Facilities or the Intercreditor Agreement (other than franchise or other taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreement or any of the Liquidity Facilities), and there are no Taxes payable by the Subordination Agent imposed by the State of Utah or any political subdivision thereof in connection with the acquisition, possession or ownership by the Subordination Agent of any of the Certificates other than franchise or other taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreement or any of the Liquidity Facilities);

         (v) there are no pending or threatened actions or proceedings against the Subordination Agent before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would materially adversely affect the ability of the Subordination Agent to perform its obligations under this Agreement, the Intercreditor Agreement or any Liquidity Facility;

         (vi) the Subordination Agent has not directly or indirectly offered any Certificate for sale to any Person or solicited any offer to acquire any Certificates from any Person, nor has the Subordination Agent authorized anyone to act on its behalf to offer directly or indirectly any Certificate for sale to any Person, or to solicit any offer to acquire any Certificate from any Person; and the Subordination Agent is not in default under any Liquidity Facility;

         (vii) the Subordination Agent is not directly or indirectly controlling, controlled by or under common control with the Owner Participant, the Owner Trustee, any Underwriter or the Lessee; and

         (viii) the representations and warranties of the Subordination Agent set forth in the Original Agreements to which it is a party were correct on and as of the Certificate Closing Date (except to the extent such representations expressly related solely to a specified earlier date, in which case such warranties and representations were correct on and as of such earlier date).

         (b) Covenants. (i) The Subordination Agent agrees not to amend any Liquidity Facility without the consent of the Lessee (so long as no Event of Default shall have occurred and be continuing) and of the Owner Participant (such consents not to be unreasonably withheld).

         (ii) In connection with the deposit in the applicable Cash Account of amounts drawn pursuant to any Downgrade Drawing under a Liquidity Facility, the Subordination Agent agrees, so long as no Event of Default shall have occurred and be continuing, to pay to the Lessee promptly following each Regular Distribution Date any Investment Earnings on the amount so deposited which remain after application of such Investment Earnings pursuant to Section 2.06 of such Liquidity Facility to the interest payable on such Downgrade Drawing under Section 3.07 of such Liquidity Facility. Capitalized terms used in this Section shall have the meanings specified in the Intercreditor Agreement.


                                 ARTICLE 8

                                   TAXES

         Section 8.01. Lessee's Obligation to Pay Taxes. (a) Generally. All payments of Rent will be free and clear of withholding of any Tax imposed by any foreign or international taxing authority and, so long as the Owner Participant is a U.S. Person, imposed by the United States, any state or local government or taxing authority in the United States, or the taxing authority of any United States possession or territory and at the time that the Lessee is required to make any such payment upon which any withholding is required, the Lessee shall pay an additional amount of Rent such that the net amount of Rent actually received by the Person entitled to receive such Rent will be equal to the amount of Rent that such Person would have been due absent such withholding. In addition, the Lessee agrees promptly to pay when due, and to indemnify and hold each Indemnitee harmless from all license, recording, documentary, registration and other fees and all taxes (including, without limitation, income, gross receipts, sales, rental, use, value added, property (tangible and intangible), ad valorem, excise and stamp taxes), fees, levies, imposts, recording duties, charges, assessments or withholdings of any nature whatsoever, together with any assessments, penalties, fines, additions to tax or interest thereon (individually, a "Tax," and collectively called "Taxes"), however imposed (whether imposed upon any Indemnitee, the Lessee, all or any part of the Aircraft, Airframe, any Engine or any Part or the Lessor's Estate, the Trust Indenture Estate, Rent, the Certificates or otherwise), by any Federal, state or local government or taxing authority in the United States, or by any government or taxing authority of a foreign country or of any political subdivision or taxing authority thereof or by a territory or possession of the United States or an international taxing authority relating to:

         (i)   the acquisition, financing, use or operation of the Aircraft;

         (ii)  payments under the Operative Agreements;

         (iii) the Property, or the income or other proceeds received with respect to the Property after an Event of Default under the Lease, or by the Indenture Trustee under the Indenture;

         (iv) otherwise with respect to or by reason of the transactions described in or contemplated by the Operative Agreements;

         (v) the payment of the principal or interest or other amounts payable with respect to the Certificates; or

         (vi) the Certificates or the Pass Through Certificates or the issuance, acquisition, or refinancing thereof or the beneficial interests in the Trust Estate or the creation thereof under the Trust Agreement.

         (b) Exceptions. The indemnity provided for in Section 8.01(a) hereof shall not extend to any of the following:

         (i) Taxes of an Indemnitee imposed by the United States or by any state or local or foreign jurisdiction based upon, measured by, or with respect to the net income, items of tax preference or minimum tax, excess profits, net receipts, capital, franchise or net worth (whether denominated income, excise, capital stock, or doing business taxes) (including without limitation any U.S. withholding taxes with respect to the foregoing taxes) other than sales, use, transfer, rental, ad valorem, stamp or property Taxes (the Taxes excluded pursuant to this clause (b)(i) being hereinafter referred to as "Income Taxes"); provided, that any gross income, gross receipts, value added or consumption Tax shall be treated as an Income Tax if such Tax is imposed in lieu of or in the nature of an income or similar Tax, and shall not be treated as an Income Tax if such Tax is imposed in lieu of or in the nature of a sales, use or similar Tax; provided, however, that the exclusion set forth in this clause (b)(i) shall not apply (A) to Taxes that would not have been imposed absent the location, use or registration of the Aircraft, Airframe, any Engine or any Part in, the presence, operations or activities of the Lessee or any other user of the Aircraft, Airframe, any Engine or any Part (or any Affiliates of any of the foregoing) in, or the making of payments from, such jurisdiction (it being understood that any such indemnification will be payable only to the extent of the net harm incurred by such Indemnitee and its Affiliates from such Taxes, taking into account, without limitation, any incremental current Tax Benefit in the same or another tax jurisdiction resulting from the liability for or payment of such Taxes) or (B) to Taxes on the Lessor, the Owner Trustee or Trust Estate if the Owner Participant would not have been subject to such taxes in the absence of the participation of the Owner Trustee in this transaction;

         (ii) Taxes imposed on the Owner Trustee, the Lessor or the Owner Participant or any successor, assign or Affiliate thereof resulting from a voluntary transfer or disposition by such Indemnitee subsequent to the Delivery Date, including, without limitation, revocation of the Trust, or any disposition in connection with the bankruptcy or insolvency of the Owner Trustee, the Lessor or the Owner Participant or any of their respective Affiliates or from a foreclosure proceeding of any of the foregoing, in any case of (x) an interest in the Lessor's estate or (y) the Aircraft, Airframe, Engines or Parts thereof, except, in each such case, a transfer or disposition required by any Operative Agreement or as the result of the exercise of remedies while an Event of Default exists;

         (iii) Taxes imposed on an Indemnitee resulting from the breach by such Indemnitee of any representation, warranty, or covenant contained in the Operative Agreements or any document delivered in connection therewith;

         (iv) Taxes imposed with respect to the Aircraft and arising out of or measured by acts, omissions, events or periods which occur after the later of (A) the payment in full of all amounts payable by the Lessee pursuant to and in accordance with the Operative Agreements and (B) the earliest of (w) the expiration of the Term of the Lease and return of the Aircraft to the Lessor in accordance with the provisions of the Lease, (x) the termination of the Lease in accordance with the applicable provisions of the Lease and return of the Aircraft in accordance with the Lease and (y) the transfer of all right, title and interest in the Aircraft to the Lessee pursuant to its exercise of any of its purchase options set forth in Section 4.02(a) of the Lease, provided that this exclusion (iv) shall not apply (a) with respect to any event or circumstance occurring on, with or prior to such return or transfer or period prior to such return or transfer or (b) to any Taxes imposed as the result of the exercise of remedies while an Event of Default exists;

         (v) Taxes imposed against the Owner Trustee or the Indenture Trustee upon or with respect to any fees for services rendered in connection with the transaction;

         (vi) Taxes imposed on the Owner Participant for which the Lessee is obligated to indemnify the Owner Participant pursuant to the Tax Indemnity Agreement;

         (vii) Taxes which have been included in the Purchase Price or Transaction Costs and which have been paid to the applicable taxing authorities;

         (viii) [Reserved];

         (ix) Any Taxes imposed on the Owner Participant or any person who is a "disqualified person", within the meaning of Section 4975(e)(2) of the Code, or a "party in interest", within the meaning of Section 3(14) of ERISA, by virtue of such person's relationship to the Owner Participant as the result of any prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975(c)(1) of the Code, occurring with respect to the purchase or holding of any Pass Through Certificate (or any funded participation therein) (i) over which purchase or holding the Owner Participant or any Affiliate thereof has discretion or control (other than in the capacity of a directed trustee or custodian), or (ii) by an employee benefit plan, within the meaning of Section 3(3) of ERISA, or individual retirement account or plan subject to Section 4975 of the Code with respect to which the Owner Participant (or any Affiliate thereof) has the power, directly or indirectly, to appoint or terminate, or to negotiate the terms of the management agreement with, the person or persons having discretion or control (other than in the capacity of a directed trustee or custodian), over such purchase or holding;

         (x) Taxes imposed on a successor, assign or other transferee (including, without limitation, a transferee which is a new lending office of an original Indemnitee) of any entity or Person which on the Delivery Date is an Indemnitee (for purposes of this clause (x), an "original Indemnitee") or such original Indemnitee to the extent that such Taxes exceed the amount of Taxes that would have been imposed and would have been indemnifiable pursuant to Section 8.01(a) hereof had there not been a succession, assignment or other transfer by such original Indemnitee of any such interest of such Indemnitee in (i) the Aircraft or any part thereof,
   (ii) the Lessor's estate or Indenture, (iii) any interest in or under any Operative Agreement, or (iv) any proceeds thereunder; provided, however, that the exclusion provided by this clause (x) shall not apply in the case of a succession, assignment or other transfer (A) to a transferee that is a United States Person within the meaning of Section 7701(a)(30) of the Code,
   (B) required by any provision of the Operative Agreements or (C) while an Event of Default under the Lease or the Indenture has occurred and is continuing;

         (xi)  [Reserved]; and

         (xii) Any interest, penalties or additions to tax resulting in whole or part from a failure of such Indemnitee (or its Affiliate) to file a return that is timely and proper, unless such failure was due to a breach of the Lessee's obligations set forth in Section 8.06 hereof.

         (c) Withholding. The Pass Through Trustee shall withhold any Taxes required to be withheld on payments to any holder of a Pass Through Certificate who is a Non-U.S. Person except to the extent that such a holder of a Pass Through Certificate has furnished evidence to the Pass Through Trustee sufficient under applicable law to entitle such holder of a Pass Through Certificate to any exemption from or reduction in the rate of withholding on interest claimed by such holder of a Pass Through Certificate. The Indenture Trustee shall withhold any Taxes required to be withheld on any payment to a Holder pursuant to Section 5.09 of the Indenture. If the Indenture Trustee or the Pass Through Trustee fails to withhold a Tax required to be withheld with respect to any Holder of a Certificate or any holder of a Pass Through Certificate or any claim is otherwise asserted by a taxing authority against the Owner Trustee or the Owner Participant or any of their Affiliates for any withholding tax, the Lessee will indemnify the Owner Trustee and the Owner Participant and their Affiliates (without regard to the exclusions set forth in Section 8.01(b) hereof) on an After-Tax Basis against any such Taxes required to be withheld and any interest and penalties with respect thereto, along with any other costs (including reasonable attorney's fees) incurred in connection with any such claim. The Indenture Trustee or the Pass Through Trustee, as the case may be, in its individual capacity (and without recourse to the Trust Indenture Estate), shall indemnify the Lessee (without regard to the exclusions set forth in Section 8.01(b) hereof) on an After-Tax Basis for any payment the Lessee shall have made pursuant to the preceding sentence.

         Section 8.02. After-Tax Basis. The amount which the Lessee shall be required to pay with respect to any Tax indemnified against under Section 8.01 hereof shall be an amount sufficient to restore the Indemnitee, on an After-Tax Basis, to the same position such party would have been in had such Tax not been incurred, provided that the calculation of any additional amounts owing to any Indemnitee as a result of the Lessee's obligation to indemnify on an After-Tax Basis shall be made without regard to the exclusions set forth in
Section 8.01(b) hereof. If any Indemnitee actually realizes a tax benefit by reason of the payment of any Tax paid or indemnified against by the Lessee, such Indemnitee shall promptly pay to the Lessee, to the extent such tax benefit was not previously taken into account in computing such payment or indemnification, but not before the Lessee shall have made all payments then due to such Indemnitee under this Agreement, the Tax Indemnity Agreement and any other Operative Agreement, an amount equal to the lesser of (x) the sum of such tax benefit plus any other tax benefit actually realized by such Indemnitee that would not have been realized but for such payment made by such Indemnitee pursuant to this sentence and (y) the amount of such payments made pursuant to Section 8.01 hereof and this Section 8.02 by the Lessee to such Indemnitee with respect to the Tax that gave rise to such Tax benefits plus the amount of any other payments by the Lessee to such Indemnitee theretofore required to be made under Section 8.01 hereof and this Section 8.02 (and the excess, if any, of the amount described in clause (x) above over the amount described in clause (y) above shall be carried forward and applied to reduce pro tanto any subsequent obligations of the Lessee to make payments to such Indemnitee pursuant to Section 8.01 hereof); provided, however, that notwithstanding the foregoing portions of this sentence, such Indemnitee shall not be obligated to make any payment to the Lessee pursuant to this sentence as long as an Event of Default shall have occurred and be continuing under the Lease. The Lessee shall reimburse such Indemnitee on an After-Tax Basis for any payment of a tax benefit pursuant to the preceding sentence (or a tax benefit otherwise taken into account in calculating the Lessee's indemnity obligation hereunder) to the extent that such tax benefit is subsequently disallowed or reduced (including the expiration of any tax credit carryovers or carrybacks of such Indemnitee that would not otherwise have expired) without regard to Section 8.01(b) hereof.

         Section 8.03. Time of Payment. The Lessee will pay any Taxes for which it has responsibility pursuant to Section 8.01 hereof not later than the due date therefor. Any amount payable to an Indemnitee pursuant to this
Article 8 shall be paid within 30 days after receipt of a written demand therefor from such Indemnitee accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable, provided that in the case of amounts which are being contested by the Lessee in good faith or by the Indemnitee in either case pursuant to Section 8.04 hereof, such amount shall be payable 30 days after the time such contest is finally resolved.

         Section 8.04. Contests. If a written claim is made against any Indemnitee for Taxes with respect to which the Lessee is liable for a payment or indemnity hereunder, such Indemnitee shall promptly give the Lessee notice in writing of such claim and shall furnish the Lessee with copies of any requests for information from any taxing authority relating to such Taxes with respect to which the Lessee may be required to indemnify hereunder; provided, however, that the failure of an Indemnitee to give such notice or furnish such copy shall not terminate any of the rights of such Indemnitee under this
Article 8, except to the extent that the Lessee's contest rights have been materially and adversely impaired by the failure to provide such notice or copy. The Indemnitee shall in good faith, with due diligence and at the Lessee's expense, if timely requested in writing by the Lessee, contest (or, at the Indemnitee's option, require the Lessee to contest in the name of the Lessee, if permitted by law) the validity, applicability or amount of such Taxes by:

         (w) resisting payment thereof if lawful and practicable or not paying the same except under protest if protest is necessary and proper in each case so long as non-payment will not result in a material risk of the sale, forfeiture or loss of, or the creation of a Lien other than a Lessor's Lien on the Aircraft, Airframe or any Engine or any risk of criminal liability; or

         (x) if the payment be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings.

If the Indemnitee, after reasonable discussion with the Lessee and consideration in good faith of any suggestion made by the Lessee as to the method of pursuing such contest, elects to conduct the contest, such Indemnitee shall control the contest and shall determine the manner in which to contest such Taxes, and shall periodically or upon the Lessee's request advise the Lessee of the progress of such contest; provided, however, that if the Indemnitee determines in its sole discretion that such participation will not adversely affect such Indemnitee's contest of any Taxes not indemnified hereunder, the Lessee shall have the right to participate in such contest, including, among other rights, the right to attend governmental or judicial conferences (to the extent unrelated issues are not discussed) concerning such claim and the right to be consulted in good faith regarding all submissions to any governmental or other authority insofar as they relate to the Tax for
which indemnification is sought.   Notwithstanding the preceding sentences of
this Section 8.04, such Indemnitee shall not be required to take or continue any action unless the Lessee shall have (y) agreed to pay and shall pay the Indemnitee on a current basis (following presentation of properly certified and supported invoices) all reasonable fees and expenses which such Indemnitee may incur as a result of contesting such Taxes, and (z) made all payments and indemnities then due to the Indemnitee hereunder or with respect to any of the transactions contemplated by or under the Operative Agreements. In no event shall such Indemnitee be required to contest pursuant to this Section 8.04 the imposition of any Tax for which the Lessee is obligated to indemnify any Indemnitee hereunder unless (i) such Indemnitee shall have received an opinion of independent tax counsel (including without limitation Davis Polk & Wardwell), at the Lessee's expense, selected by the Lessee and reasonably satisfactory to such Indemnitee ("Tax Counsel") to the effect that a Reasonable Basis exists for contesting such claim, (ii) if an Event of Default exists, the Lessee shall have provided security for its obligations hereunder reasonably satisfactory to the Indemnitee, (iii) the issue shall not be the same as an issue previously contested hereunder and decided adversely, unless the Indemnitee shall have received, at the Lessee's sole expense, a written opinion, in form and substance reasonably satisfactory to such Indemnitee, of Tax Counsel, to the effect that the applicable circumstances or law has changed and, in light thereof, there is substantial authority within the meaning of Section 6662(d) of the Code, as interpreted by the Treasury regulations thereunder, or under similar principles of state or foreign law (as the case may be) ("Substantial Authority") for contesting such claim, (iv) if such contest shall be conducted in a manner requiring payment of the claim in advance, the Lessee shall have advanced sufficient funds, on an interest free basis, to make the payment required, and agreed to indemnify the Indemnitee against any additional net adverse tax consequences on an After-Tax Basis to such Indemnitee of such advance and (v) the amount of the indemnity payments the Lessee would be required to make with respect to such claim, when aggregated with similar claims that could be raised in other taxable years of such Indemnitee is at least $50,000; provided, that in the event that such Indemnitee is not required under this paragraph to contest any Tax liability for which the Lessee is obligated to indemnify any Indemnitee, if (A) no material risk described in Section 8.04(w) hereof exists, (B) the requirement set forth in clause (ii) of this Section 8.04 has been satisfied and (C) such contest does not involve any claims of or upon an Indemnitee for which the Lessee is not obligated to indemnify such Indemnitee, then the Lessee may contest such Tax liability in the name of the Lessee, if permitted by law.
The Indemnitee shall not appeal and shall not be required to permit Lessee to appeal any judicial decision unless it receives an opinion of Tax Counsel, at the Lessee's sole expense, to the effect that a Substantial Authority exists for the Indemnitee's position.

         Nothing contained in this Section 8.04 shall require any Indemnitee to contest or continue to contest, or permit Lessee to contest, a claim which such Indemnitee would otherwise be required to contest pursuant to this Section 8.04, if such Indemnitee shall waive payment by Lessee of any amount that might otherwise be payable by Lessee under this Article 8 in connection with such claim (and any related claims, then or at another time the resolution of which would have been determined by such contest) other than the amounts described in Section 8.04(y) above that have accrued as of the date of waiver.

         Section 8.05. Refunds. Upon receipt by an Indemnitee of a refund of all or any part of any Taxes which the Lessee shall have paid for such Indemnitee or for which the Lessee shall have reimbursed or indemnified such Indemnitee, and provided there shall not have occurred and be continuing any Event of Default by the Lessee hereunder or under the Lease (in which case payment shall not be made to the Lessee until such Event of Default shall have been cured), such Indemnitee shall pay to the Lessee an amount equal to the amount of such refund less (x) reasonable expenses not previously reimbursed and (y) all payments then due to such Indemnitee under this Article 8; any subsequent loss of such refund or tax benefit shall be treated as a Tax subject to indemnification under the provisions of this Article 8 without regard to the provisions of Section 8.01(b) hereof.

         Section 8.06. Lessee's Reports. In case any report or return is required to be made with respect to any obligation of the Lessee under this
Article 8 (other than any report or return relating to Income Taxes), the Lessee shall make such report or return if legally permitted to do so, except for any such report or return that the Indemnitee has notified the Lessee that it intends to file, in such manner as will show the ownership of the Aircraft in the Owner Trustee and shall send a copy of the applicable portions of such report or return to the Indemnitee and the Owner Trustee or will notify the Indemnitee of such requirement and make such report or return in such manner as shall be satisfactory to such Indemnitee and the Owner Trustee. The Lessee will provide such information reasonably available to the Lessee as the Indemnitee may reasonably require from the Lessee to enable the Indemnitee to fulfill its tax filing requirements with respect to the transactions contemplated by the Operative Agreements (without duplication of the requirements of Section 3 of the Tax Indemnity Agreement) and any audit information request arising from any such filing. The Indemnitee will provide such information reasonably available to it as the Lessee may reasonably require from such Indemnitee to enable the Lessee to fulfill its tax filing requirements with respect to the transactions contemplated by the Operative Agreements and any audit information request arising from such filing; provided that in no event shall any Indemnitee be required to provide copies of any of its tax returns or any related information that it considers confidential.

         Section 8.07. Survival of Obligations. The representations, warranties, indemnities and agreements of the Lessee provided for in this
Article 8 and the Lessee's obligations under any and all of them shall survive the making available by the Owner Participant of its Commitment, the assignment of the Beneficial Interest to the Owner Participant and the expiration or other termination of the Operative Agreements.

         Section 8.08. Payment of Taxes. With respect to any Tax otherwise indemnifiable hereunder by the Lessee and applicable to the Aircraft, Airframe, any Engine or Parts, to the extent permitted by the applicable federal, state, local or foreign law, the Lessee shall pay such tax directly to the relevant Taxing authority and file any returns or reports required with respect thereto; provided, however, that the Lessee shall not make any statements or take any action which would indicate that the Lessee or any Person other than the Owner Trustee or the Owner Participant is the owner of the Aircraft, the Airframe, any Engine or any Part or which would otherwise be inconsistent with the terms of the Lease or the Tax Indemnity Agreement and the position thereunder of the Owner Trustee and the Owner Participant. Copies of such returns or reports, together with evidence of payment of any tax due, shall be sent by the Lessee to the Owner Participant within thirty (30) days after the date of each payment by the Lessee of any Tax.

         Section 8.09. Reimbursements by Indemnitees Generally. If, for any reason, the Lessee is required to make any payment with respect to any Taxes imposed on any Indemnitee in respect of the transactions contemplated by the Operative Agreements or on the Aircraft, the Airframe, the Engines, the Parts of any part thereof, which Taxes are not the responsibility of the Lessee with respect to such Indemnitee, then such Indemnitee shall pay to the Lessee within 30 days of the Lessee's demand therefor an amount which equals the amount actually paid by the Lessee with respect to such Taxes.


                                 ARTICLE 9

                             GENERAL INDEMNITY

         Section 9.01. Generally. (a) The Lessee agrees to indemnify each Indemnitee against and agrees to protect, defend, save and keep harmless each Indemnitee from any and all liabilities, obligations, losses, damages (including if, as a result of an Indenture Event of Default described in Section 7.01(a)(i) of the Indenture, the Indenture Trustee shall have sold all or any portion of the Indenture Estate and the proceeds thereof were less than an amount equal to accrued and unpaid Basic Rent on the date of sale plus the Stipulated Loss Value as of such date, damages equal to such shortfall together with interest thereon to the extent permitted by law at the Debt Rate until such shortfall is paid in full; it being understood that any such damages are payable to the Owner Trustee or (to the extent assigned to the Indenture Trustee and subject to the Lien of the Indenture) to the Indenture Trustee and provided, that any amount so recovered as damages shall be deemed to be a payment by the Lessee of Basic Rent, Stipulated Loss Value or interest thereon due pursuant to the Lease and shall satisfy the Lessee's obligations under the Lease to the extent of such recovery), penalties, claims, actions, suits, costs, disbursements and expenses (including reasonable legal fees and expenses (including, without limitation, the allocated reasonable costs and expenses of internal counsel to the Owner Participant) and all costs and expenses relating to amendments, supplements, adjustments, consents, refinancings and waivers under the Operative Agreements except as otherwise provided in Section 10.01(d)(i) or Article 15 hereof) of every kind and nature (whether based on negligence, warranty, absolute, strict or product liability or any other theory of liability) (whether or not any of the transactions contemplated by this Agreement are consummated) (individually, an "Expense," collectively, "Expenses"), which may be imposed on, incurred or suffered by or asserted against any Indemnitee, in any way relating to, based on or arising out of:

         (i) the Original Agreements, this Agreement, the Lease, the Indenture, the Pass Through Agreement, the Trust Agreement, the Intercreditor Agreement, the Liquidity Facilities, the Bills of Sale or any other Operative Agreement or any other document entered into in connection herewith or any sublease or transfer or any transactions contemplated hereby or thereby;

         (ii) the operation, possession, use, non-use, maintenance, storage, overhaul, delivery, non-delivery, control, repair or testing of the Aircraft, Airframe, or any Engine or any engine used in connection with the Airframe, or any part thereof by the Lessee, any sublessee or any other Person whatsoever, whether or not such operation, possession, use, non-use, maintenance, storage, overhaul, delivery, non-delivery, control, repair or testing is in compliance with the terms of the Lease, including without limitation, claims for death, personal injury or property damage or other loss or harm to any Person whatsoever, including, without limitation, any passengers, shippers or other Persons wherever located, and claims relating to any laws, rules or regulations, including, without limitation, environmental control, noise and pollution laws, rules or regulation;

         (iii) the manufacture, design, sale, return, purchase, acceptance, rejection, delivery, non-delivery, ownership, title to, condition, repair, modification, servicing, rebuilding, airworthiness, registration, reregistration, import, export, performance, non-performance, lease, sublease, transfer, merchantability, fitness for use, alteration, substitution or replacement of any Airframe, Engine, or Part under the Lease, the Modification Agreement, the GTA or the Engine Warranty Assignment or other transfer of use or possession, or other disposition of the Aircraft, the loss or requisition or taking of title to or of the Airframe, any Engine or any Part including, without limitation, latent and other defects, whether or not discoverable, strict tort liability, and any claims for patent, trademark or copyright infringement;

         (iv) any breach of or failure to perform or observe, or any other non-compliance with, any condition, covenant or agreement to be performed, or other obligations of the Lessee under any of the Operative Agreements or the Original Agreements, or the falsity or inaccuracy of any representation or warranty of the Lessee in any of the Operative Agreements or the Original Agreements (other than representations and warranties in the Tax Indemnity Agreement);

         (v)   the Collateral Account and the Liquid Collateral;

         (vi) the enforcement of the terms of the Operative Agreements or the Original Agreements and the administration of the Trust Indenture Estate; and

         (vii) the offer, issuance, sale or delivery of any Certificate or any Pass Through Certificate, or any refunding or refinancing thereof, or interest in the Lessor's Estate or the Trust Agreement or the Original Trust Agreement or any similar interest or in any way relating to or arising out of the Trust Agreement or the Original Trust Agreement and the Lessor's Estate, the Indenture or the Original Indenture or the Trust Indenture Estate (including, without limitation, any claim arising out of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any other federal or state statute, law or regulation, or at common law or otherwise relating to securities), or the action or inaction of the Owner Trustee or Indenture Trustee as trustees, in the manner contemplated by this Agreement, the Original Participation Agreement, the Indenture, the Original Indenture, the Indenture and Security Agreement Supplement, the Trust Agreement or the Original Trust Agreement and in the case of the Owner Participant or the Initial Owner Participant, as the case may be, its obligations arising under Section 6.01 of the Trust Agreement or the Original Trust Agreement.

The foregoing indemnity by the Lessee is intended to include and cover, but is not limited to, any Expense to which the Indemnitees may be subject as a result of their respective ownership or leasing of any interest in or holding of any Lien on the Aircraft, Airframe, any Engine or Part during the Term, whether or not in the Lessee's possession or control, insofar as such Expense relates to any activity or event whatsoever involving such item while it is under lease to the Lessee (or after termination of the Lease in connection with the exercise of remedies thereunder to the extent that such Expense is attributable to the transactions contemplated hereby and by the other Operative Agreements and the Original Agreements), and such Expense does not fall within any of the exceptions listed in Section 9.01(b) hereof.

         (b) Exceptions. The indemnity provided for in Section 9.01(a) shall not extend to any Expense of any Indemnitee to the extent it:

         (i) would not have occurred but for the willful misconduct or gross negligence of such Indemnitee unless imputed to such Indemnitee by operation of law or actions or inactions of others unrelated to such Indemnitee;

         (ii) is in respect of the Aircraft, and is attributable to acts or events which occur after the Aircraft is no longer part of the Lessor's Estate or leased under the Lease or, if the Aircraft remains a part of the Lessor's Estate, after the expiration of the Term (other than pursuant to Article 17 of the Lease, in which case the indemnity provided in Section 9.01(a) hereof shall survive for so long as Lessor or the Indenture Trustee shall be entitled to exercise remedies under such Article 17), or to acts or events which occur after return of possession of the Aircraft by the Lessee in accordance with the provisions of the Lease but in any such case only to the extent not fairly attributable to acts or omissions of the Lessee prior to expiration of the Term, including without limitation the Lessee's failure to fully discharge all of its obligations under the Lease or the other Operative Agreements or the Original Agreements;

         (iii) is a Tax, whether or not the Lessee is required to indemnify therefor pursuant to Article 8 hereof or pursuant to the Tax Indemnity Agreement;

         (iv) is a cost or expense required to be paid by the Owner Participant or its permitted transferees (and not by the Lessee) pursuant to this Agreement or any other Operative Agreement (other than the Owner Participant's obligations under Section 6.01 of the Trust Agreement) and for which the Lessee is not otherwise obligated to reimburse the Owner Participant, directly or indirectly;

         (v) would not have been incurred by such Indemnitee if such Indemnitee had not been in breach of its representations or warranties, or had not defaulted in the observance and performance of the terms and provisions required to be observed and performed by it, in this Agreement, the Lease, the Indenture, the Trust Agreement, the Original Agreements or any other Operative Agreement to which it is a party unless such breach or default is a result of the breach or default of any of the foregoing by the Lessee or another Indemnitee;

         (vi)  [reserved];

         (vii) in the case of the Owner Participant, Lessor's Liens to the extent attributable to the Owner Participant; in the case of the Owner Trustee, Lessor's Liens to the extent attributable to the Owner Trustee; and in the case of the Indenture Trustee, Indenture Trustee's Liens;

         (viii) is, in the case of the Owner Participant or the Owner Trustee, attributable to the offer or sale by such Indemnitee after the Delivery Date of any interest in the Aircraft, the Lessor's Estate or the Trust Agreement or any similar interest (including an offer or sale resulting from bankruptcy or other proceedings for the relief of debtors in which such Indemnitee is the debtor), unless in each case such offer or sale shall occur (x) in connection with a Refinancing, (y) as a result of exercise of remedies under Article 17 of the Lease or (z) in connection with a sale to the Lessee or its designee; and

         (ix) which is incurred by the Owner Participant or any person who is a "disqualified person", within the meaning of Section 4975(e)(2) of the Code, or a "party in interest", within the meaning of Section 3(14) of ERISA, by virtue of such person's relationship to the Owner Participant as the result of any prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975(c)(1) of the Code, occurring with respect to the purchase or holding of any Pass Through Certificate (or any funded participation therein) (i) over which purchase or holding the Owner Participant or any Affiliate thereof has discretion or control (other than in the capacity of a directed trustee or custodian), or (ii) by an employee benefit plan, within the meaning of Section 3(3) of ERISA, or individual retirement account or plan subject to Section 4975 of the Code with respect to which the Owner Participant (or any Affiliate thereof) has the power, directly or indirectly, to appoint or terminate, or to negotiate the terms of the management agreement with, the person or persons having discretion or control (other than in the capacity of a directed trustee or custodian), over such purchase or holding.

         Section 9.02. After-Tax Basis. The amount which the Lessee shall be required to pay with respect to any Expense indemnified against under Section
9.01 hereof shall be an amount sufficient to restore the Indemnitee, on an After-Tax Basis, to the same position such party would have been in had such Expense not been incurred. If any Indemnitee actually realizes a permanent
Tax benefit by reason of the payment of such Expense paid or indemnified against by the Lessee which was not considered in the computation thereof, such Indemnitee shall promptly pay to the Lessee, but not before the Lessee shall have made all payments theretofore due such Indemnitee under this Agreement, the Original Agreements, the Tax Indemnity Agreement and any other Operative Agreement, an amount equal to the lesser of (x) the sum of such Tax benefit plus any other permanent Tax benefit actually realized by such Indemnitee as the result of any payment made by such Indemnitee pursuant to this sentence and (y) the amount of such payment pursuant to this Section 9.02 by the Lessee to such Indemnitee plus the amount of any other payments by the Lessee to such Indemnitee theretofore made pursuant to this Section 9.02 less the amount of any payments by such Indemnitee to the Lessee theretofore made pursuant to this Section 9.02 (and the excess, if any, of the amount described in clause (x) above over the amount described in clause (y) above shall be carried forward and applied to reduce pro tanto any subsequent obligations of the Lessee to make payments to such Indemnitee pursuant to this Section 9.02), it being intended that no Indemnitee should realize a net Tax benefit pursuant to this Section 9.02 unless the Lessee shall first have been made whole for any payments by it to such Indemnitee pursuant to this Section 9.02; provided, however, that notwithstanding the foregoing portions of this sentence, such Indemnitee shall not be obligated to make any payment to the Lessee pursuant to this sentence so long as an Event of Default shall have occurred and be continuing. Any Taxes that are imposed on any Indemnitee as a result of the disallowance or reduction of such Tax benefit referred to in the next preceding sentence in a taxable year subsequent to the year of allowance and utilization by such Indemnitee (including the expiration of any tax credit carryovers or carrybacks of such Indemnitee that would not otherwise have expired) shall be indemnifiable pursuant to the provisions of Section 8.01 hereof without regard to Section 8.01(b) hereof.

         Section 9.03. Subrogation. Upon the payment in full of any indemnity pursuant to this Article 9 by the Lessee (but not earlier), the Lessee shall be subrogated to any right of the Indemnitee, other than with respect to any of such Indemnitee's insurance policies or in connection with any indemnity claim the Person indemnified may have against any other Indemnitee in respect of the matter against which such indemnity has been made.

         Section 9.04. Notice and Payment. Each Indemnitee and the Lessee shall give prompt written notice one to the other of any liability of which such party has knowledge for which the Lessee is, or may be, liable under this
Article 9; provided, however, that failure to give such notice shall not terminate any of the rights of the Indemnitees under this Article 9, except (with respect to such Indemnitee) to the extent that the Lessee has been materially prejudiced by the failure to provide such notice. Unless otherwise provided in the Operative Agreements, any amount payable to an Indemnitee pursuant to this Article 9 shall be paid within 30 days after receipt of a written demand therefor from such Indemnitee accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable.

         Section 9.05. Refunds. If any Indemnitee shall obtain a recovery of all or any part of any amount which the Lessee shall have paid to such Indemnitee or for which the Lessee shall have reimbursed such Indemnitee under this Article 9, and provided there shall not have occurred a Payment Default or an Event of Default (in which case payment shall not be made to the Lessee until such Payment Default or Event of Default shall have been cured) such Indemnitee shall pay to the Lessee the amount of any such recovery, including interest received with respect to the recovery, net of any Taxes paid or payable as a result of the receipt of the recovery and interest, plus any net additional permanent income tax benefits actually realized by Indemnitee as the result of any payment made pursuant to this sentence less any reasonable costs and expense of any Indemnitee not reimbursed by the Lessee; provided, however, that such amount shall not be payable (a) before such time as the Lessee shall have made all payments or indemnities then due and payable to such Indemnitee under this Article 9 or (b) to the extent that the amount of such payment would exceed the amount of all prior payments by the Lessee to such Indemnitee pursuant to this Article 9, less the amount of all prior payments by such Indemnitee to the Lessee pursuant to this Article 9. Any subsequent loss of such recovery or tax benefit shall be subject to indemnification under Article 8 or this Article 9, as the case may be, but without regard to Section 8.01(b) hereof, other than Section 8.01(b)(v) hereof.

         Section 9.06. Defense of Claims. With respect to any claim by an Indemnitee for indemnification by the Lessee of an Expense, the Lessee or its insurers shall have the right (in each such case at the Lessee's sole expense) to investigate or, provided that (i) the Lessee or its insurers shall not reserve the right to dispute liability with respect to any insurance policies pursuant to which coverage is sought, (ii) in the case of the Lessee, no Event of Default exists and (iii) the Lessee shall have first acknowledged in writing to such Indemnitee the Lessee's obligation to indemnify such Indemnitee hereunder in respect of such claim, defend any such claim covered by insurance for which indemnification is sought pursuant to this Article 9 and each Indemnitee shall cooperate with the Lessee or its insurers with respect thereto, and provided, further, the Lessee shall not be entitled to assume and control the defense of any such claim if and to the extent such Indemnitee reasonably objects to such control on the ground that an actual or potential material conflict of interest exists where it is advisable for such Indemnitee to be represented by separate counsel. Subject to the immediately foregoing sentence, where the Lessee or the insurers under a policy of insurance maintained by the Lessee undertake the defense of an Indemnitee with respect to such a claim, no additional legal fees or expenses of such Indemnitee in connection with the defense of such claim shall be indemnified hereunder unless the fees or expenses were incurred at the written request of the Lessee or such insurers. Subject to the requirement of any policy of insurance applicable to a claim, an Indemnitee may participate at its own expense at any judicial proceeding controlled by the Lessee or its insurers pursuant to the preceding provisions, to the extent that such party's participation does not, in the opinion of the independent counsel appointed by the Lessee or its insurers to conduct such proceedings, interfere with such control; and such participation shall not constitute a waiver of the indemnification provided in this Section 9.06. No Indemnitee shall enter into any settlement or other compromise with respect to any claim described in this Section 9.06 without the prior written consent of the Lessee, which consent shall not unreasonably be withheld or delayed, unless such Indemnitee waives its right to be indemnified under this Article 9 with respect to such claim. The Lessee shall not enter into any settlement or compromise which the Lessee has not agreed to discharge or with respect to which the Lessee has not agreed to indemnify such Indemnitee to such Indemnitee's satisfaction.

         Section 9.07. Survival of Obligations. The representations, warranties, indemnities and agreements of the Lessee provided for in this
Article 9 and the Lessee's obligations under any and all of them shall survive the making available by the Owner Participant of its Commitment, the assignment of the Beneficial Interest to the Owner Participant and the expiration or other termination of this Agreement, the Tax Indemnity Agreement, the Trust Agreement, the Indenture, the Engine Warranty Assignment, the Lease and the other Operative Agreements but, as to such indemnities, only with respect to losses, liabilities, obligations, damages, penalties, claims, actions, suits, costs, Expenses and disbursements caused by events occurring or existing (or fairly attributable to the Lessee's acts or omissions) prior to or incurred in the process of (i) the return or disposition of the Aircraft under Article 12 or Article 17 of the Lease, or (ii) the termination of the Lease or the Indenture or, if later, the return of the Aircraft.

         Section 9.08. Effect of Other Indemnities. The Lessee's obligations under the indemnities provided for in this Agreement shall be those of a primary obligor whether or not the Person indemnified shall also be indemnified with respect to the same matter under the terms of this Agreement, the Lease, the Indenture, the Trust Agreement, or any other document or instrument, and the Person seeking indemnification from the Lessee pursuant to any provision of this Agreement may proceed directly against the Lessee without first seeking to enforce any other right of indemnification.

         Section 9.09. Interest. The Lessee will pay to each Indemnitee on demand, to the extent permitted by applicable law, interest on any amount of indemnity not paid when due pursuant to this Article 9 until the same shall be paid, at the Past Due Rate.


                                ARTICLE 10

                             TRANSACTION COSTS

         Section 10.01. Transaction Costs and Other Costs. (a) Transaction Costs. The Owner Participant shall pay (or reimburse the Lessee if the Lessee shall have previously made such payment) all fees and expenses of the following persons relating to the public offering of the Pass Through Certificates contemplated by the Underwriting Agreement and related to the transactions contemplated hereby: (i) the fees and expenses of counsel for the Owner Participant and the Owner Participant Guarantor; (ii) the fees and expenses of Davis Polk & Wardwell, as special transaction documentation counsel, and the fees and expenses of counsel for the Owner Trustee, the Indenture Trustee, the Subordination Agent, the Pass Through Trustee, each Liquidity Provider, the LC Bank and the Underwriters (other than those fees, expenses and disbursements payable by the Underwriters pursuant to the Underwriting Agreement); (iii) the fees and expenses of Daugherty, Fowler & Peregrin; (iv) any initial fees and expenses of the Pass Through Trustee and each Liquidity Provider and the fees and expenses of the Owner Trustee, the Subordination Agent, the LC Bank and the Indenture Trustee including, without limitation, in connection with the issuance of the Letter of Credit; (v) any compensation, commissions and discounts payable to the Underwriters pursuant to the Underwriting Agreement; (vi) the fees, if any, incurred in printing the Pass Through Certificates; (vii) the fees and expenses incurred in connection with printing the Registration Statement on Form S-3 bearing Registration No. 333-49411 (including any amendment thereto), printing any Preliminary Prospectus or Prospectus (as such terms are defined in the Underwriting Agreement) for the offering of the Pass Through Certificates; (viii) the fees and expenses of Arthur Andersen LLP; (ix) the fees and expenses of Moody's and S&P; (x) the fees and expenses (including computer time-sharing charges) of First Chicago Leasing Corporation; (xi) the reasonable out-of-pocket expenses of the Owner Participant and the Owner Participant Guarantor; (xii) reimbursement to the Owner Participant, the Owner Participant Guarantor, the Owner Trustee, the Indenture Trustee, the Subordination Agent, each Liquidity Provider, the LC Bank and the Pass Through Trustee for any and all reasonable fees, expenses and disbursements of the character referred to above or otherwise incurred in connection with the negotiation, preparation, execution and delivery, filing and recording of the Operative Agreements and the documents contemplated thereby, including, without limitation, reasonable travel expenses and disbursements which shall have been paid by such party (including reasonable allocated time charges of internal counsel for the Owner Participant and any amounts paid in connection with any appraisal report prepared on behalf of the Owner Participant); (xiii) printing and duplicating expenses and all fees, taxes and other charges payable in connection with the recording or filing on or before the Delivery Date of the instruments described in this Agreement; (xiv) initial fees, initial expenses, initial disbursements and the initial costs of distributing the Certificates (but not the continuing fees, expenses, disbursements and costs of distribution after the Delivery Date) of SSB, as lessor under the Lease and as Owner Trustee under the Trust Agreement and with respect to the administration of the Lease and the Lessor's Estate, of the Indenture Trustee as trustee under the Indenture with respect to the administration of the Trust Indenture Estate and of the Subordination Agent acting under the Intercreditor Agreement; and (xv) any other amounts approved by the Lessee and the Owner Participant. The fees and expenses described in clauses (ii) through (xv) of this paragraph shall be allocable to the Owner Participant under this Agreement (1) to the extent incurred specifically with respect to the Owner Participant, and (2) to the extent such fees and expenses are incurred but are not specifically attributable to the Owner Participant, in the proportion that the principal amount of the Certificates bears to the total amount of the Pass Through Certificates.

         The Owner Participant, the Owner Trustee and the Lessee acknowledge that the percentages for Basic Rent, Stipulated Loss Value, Termination Value and EBO Price set forth in the Lease have been prepared assuming the aggregate amount payable by the Owner Participant pursuant to the preceding paragraph is 1.37% of the Purchase Price (the "Estimated Expense Amount"); provided, however, that in no event shall the sum of (i) the Owner Participant's Commitment, (ii) the Transaction Costs to be paid by the Owner Participant pursuant to Section 3.04 hereof, and (iii) the Transaction Costs to be paid by the Owner Participant pursuant to Section 10.01 hereof exceed, in the aggregate, $25,000,000.00, unless otherwise agreed by the Owner Participant. To the extent that the payment by the Owner Participant of Transaction Costs would cause the sum described in the immediately preceding sentence to exceed $25,000,000.00, the Lessee shall be obligated to pay the Transaction Costs constituting the First Chicago Leasing Corporation fee and the Davis Polk & Wardwell fee to the extent of such excess and the Owner Participant shall have no obligation to pay such excess.

         (b) Payment. Transaction Costs shall be paid in the manner provided in Section 3.04 hereof.

         (c) Continuing Expenses. The continuing fees, expenses and disbursements (including reasonable counsel fees and expenses) of the entity acting as Owner Trustee, as lessor under the Lease and as Owner Trustee under the Trust Agreement with respect to the administration of the Lease and the Lessor's Estate and the continuing fees, expenses and disbursements (including reasonable counsel fees and expenses and initial fees relating to the establishment of any replacement trustee) of the Indenture Trustee, as trustee under the Indenture with respect to the administration of the Trust Indenture Estate, the continuing fees, expenses and disbursements (including reasonable counsel fees and initial fees relating to the establishment of a replacement trustee) of the Pass Through Trustee and the Subordination Agent and the continuing fees, expenses and disbursements (including reasonable counsel fees and initial fees relating to the establishment of a replacement liquidity provider) of the Liquidity Providers under each Liquidity Facility shall be paid as Supplemental Rent by the Lessee, including without limitation any amounts payable to the Indenture Trustee or on account of requests by the Indenture Trustee for indemnification under Article XI of the Indenture.

         (d) Amendments, Supplements and Appraisal. Without limitation of the foregoing, the Lessee agrees:

         (i) to pay as Supplemental Rent to the Owner Trustee, the Owner Participant, the Owner Participant Guarantor, the Indenture Trustee, the Subordination Agent, the Liquidity Providers and the Pass Through Trustee all costs and expenses (including reasonable legal fees and expenses) incurred by any of them in connection with (a) any Default or Event of Default and any enforcement or collection proceedings resulting therefrom, or (b) the enforcement of the obligations of the Lessee hereunder or under the other Operative Agreements, including, without limitation, the entering into or giving or withholding of any amendments or supplements or waivers or consents, including without limitation, any amendment, supplement, waiver or consent resulting from any work-out, restructuring or similar proceeding relating to the performance or nonperformance by the Lessee of its obligations under the Operative Agreements or (c) any amendment, supplement, waiver or consent (whether or not entered into) under the Original Agreements, this Agreement, the Lease, the Indenture, the Certificates, the Tax Indemnity Agreement or any other Operative Agreement or document or instrument delivered pursuant to any of them, which amendment, supplement, waiver or consent is required by any provision of any Operative Agreement or is requested by the Lessee or necessitated by the action or inaction of the Lessee; provided, however, that the Lessee shall not be responsible for fees and expenses incurred in connection with the offer, sale or other transfer (whether pursuant to Section 7.03(d) hereof or otherwise) by the Owner Participant or the Owner Trustee after the Delivery Date of any interest in the Aircraft, the Lessor's Estate, the Beneficial Interest or the Trust Agreement or any similar interest (and the Owner Participant shall be responsible for all such fees and expenses), unless such offer, sale or transfer shall occur (A) during a period when an Event of Default exists under the Lease, (B) during a period following an Event of Loss or (C) in connection with the termination of the Lease or action or direction of the Lessee pursuant to Section 4.02 or Article 10 of the Lease; and

         (ii) to pay the fees, costs and expenses of all appraisers involved in an independent appraisal of the Aircraft to the extent required under
   Section 4.03 of the Lease.


                                ARTICLE 11

                          SUCCESSOR OWNER TRUSTEE

         Section 11.01. Appointment of Successor Owner Trustee. (a) Resignation and Removal. The Owner Trustee or any successor Owner Trustee may resign or may be removed by the Owner Participant, and a successor Owner Trustee may be appointed and a Person may become Owner Trustee under the Trust Agreement only in accordance with the provisions of Section 3.11 of the Trust Agreement and the provisions of paragraphs (b) and (c) of this Section 11.01.

         (b) Conditions to Appointment. The appointment in any manner of a successor Owner Trustee pursuant to Section 3.11 of the Trust Agreement shall be subject to the following conditions:

         (i) Such successor Owner Trustee shall be a Citizen of the United
   States;

         (ii) Such successor Owner Trustee shall be a bank or a trust company having combined capital, surplus and undivided profits of at least $100,000,000 or a bank or trust company fully guaranteed by a direct or indirect parent thereof having a combined capital, surplus and undivided profits of at least $100,000,000;

         (iii) Such appointment shall not violate any provisions of the Transportation Code or any applicable rule or regulation of the applicable regulatory agency or body of any other jurisdiction in which the Aircraft may then be registered or create a relationship which would be in violation of the Transportation Code or any applicable rule or regulation of the applicable regulatory agency or body of any other jurisdiction in which the Aircraft may then be registered;

         (iv) Such successor Owner Trustee shall enter into an agreement or agreements, in form and substance reasonably satisfactory to the Lessee, the Owner Participant, the Pass Through Trustee and the Indenture Trustee whereby such successor Owner Trustee confirms that it shall be deemed a party to this Agreement, the Trust Agreement, the Lease, the Lease Supplement, the Engine Warranty Assignment, the Indenture, the Indenture Supplement and any other Operative Agreement to which the Owner Trustee is a party and agrees to be bound by all the terms of such documents applicable to the Owner Trustee and makes the representations and warranties contained in Section 7.04 hereof (except that it may be duly incorporated, validly existing and in good standing under the laws of the United States of America or any State thereof); and

         (v) All filings of UCC financing and continuation statements, filings in accordance with the Transportation Code and amendments thereto shall be made and all further actions taken in connection with such appointment as may be necessary in connection with maintaining the validity, perfection and priority of the Lien of the Indenture and the valid and continued registration of the Aircraft in accordance with the Transportation Code.

         (c) Appointment. For so long as the Aircraft remains registered under the Transportation Code, the Owner Participant agrees to appoint promptly a successor Owner Trustee meeting the requirements of Section 11.01(b) hereof in the event the Owner Participant has knowledge that the Owner Trustee at any time shall not be a Citizen of the United States.


                                ARTICLE 12

      LIABILITIES AND INTERESTS OF THE OWNER PARTICIPANT AND HOLDERS

         Section 12.01. Liabilities of the Owner Participant. The Owner Participant shall have no obligation or duty to the Lessee or to any Holder with respect to the transactions contemplated by this Agreement, except those obligations or duties expressly set forth in this Agreement, the Indenture, the Trust Agreement, the Tax Indemnity Agreement, the Bills of Sale, the Lease or any other Operative Agreement to which the Owner Participant is a party and the Owner Participant shall not be liable for the performance by any party hereto of such other party's obligations or duties hereunder. Under no circumstances shall the Owner Participant as such be liable to the Lessee, nor shall the Owner Participant be liable to any Holder, for any action or inaction on the part of the Owner Trustee or the Indenture Trustee in connection with this Agreement, the Indenture, the Bills of Sale, the Lease, the Trust Agreement, the Engine Warranty Assignment, any other Operative Agreement, any Original Agreement, the ownership of the Aircraft, the administration of the Lessor's Estate or the Trust Indenture Estate or otherwise, whether or not such action or inaction is caused by the willful misconduct or gross negligence of the Owner Trustee or the Indenture Trustee.

         Section 12.02. Interest of Holders of Certificates. A Holder of a Certificate shall have no further interest in, or other right with respect to, the Trust Indenture Estate when and if the principal and interest on all Certificates held by such Holder and all other sums payable to such Holder under this Agreement, under the Indenture and under such Certificates shall have been paid in full.


                                ARTICLE 13

                              OTHER DOCUMENTS

         Section 13.01. Consent of Lessee to Other Documents. The Lessee hereby consents in all respects to the execution and delivery of the Trust Agreement, the Indenture, the Intercreditor Agreement and the Liquidity Facilities and to all of the terms of said documents, and the Lessee acknowledges receipt of an executed counterpart of such documents; it being agreed that such consent shall not be construed to require the Lessee's consent to any future supplement to, or amendment, waiver or modification of, the terms of the Trust Agreement, the Indenture, the Intercreditor Agreement, the Liquidity Facilities or the Certificates, except that prior to the occurrence and continuance of an Event of Default, no section of the Indenture, the Trust Agreement, the Intercreditor Agreement or the Liquidity Facilities shall be amended or modified in any manner which materially adversely affects the Lessee without its consent.

         Section 13.02. Further Assurances. The Lessee hereby confirms to the Owner Participant its covenants set forth in and obligations under the Lease. The Lessee agrees that, except as otherwise provided in the Indenture, the Owner Trustee may not enter into any amendment, modification or supplement of, or give any waiver or consent with respect to, or approve any matter or document as being satisfactory under the Lease without the prior consent of the Owner Participant and, so long as the Lien of the Indenture is in effect, the Indenture Trustee and that, except as otherwise provided in the Indenture, upon an Indenture Event of Default the Indenture Trustee may act as the Lessor under the Lease to the exclusion of the Owner Trustee. The Lessee further agrees to deliver to the Indenture Trustee and the Owner Participant a copy of each notice, statement, request, report or other communication given or required to be given to the Owner Trustee under the Lease.

         Section 13.03. Pass Through Trustee's and Subordination Agent's Acknowledgment. The Pass Through Trustee and the Subordination Agent hereby acknowledge and agree to be bound by all of the terms and conditions of the Indenture, including without limitation, Section 8.02 thereof regarding the rights of the Owner Participant to purchase the Certificates under circumstances specified therein.

         Section 13.04. No Retroactive Application. This Agreement, the Lease, the Indenture and the Trust Agreement each amend and restate the respective original agreements with no intention of retroactive application. The applicable original agreements have been restated for the convenience of the parties and such amendments and restatements are not intended to waive or modify the obligations of any party which accrued or were to have been performed on or prior to the Delivery Date under such unamended agreements (or, in the case of this Agreement, the effective date hereof) or to deprive any party of its rights and remedies in respect thereof and no provisions of such Original Agreements shall in any way affect or be binding on the Owner Trustee and the Owner Participant hereunder or under the other Operative Agreements except to the extent restated therein with respect to periods following the Delivery Date.


                                ARTICLE 14

                                  NOTICES

         Section 14.01. Notices. All notices, demands, declarations and other communications required by this Agreement shall be in writing and shall be deemed received (a) if given by telecopier, when transmitted and the appropriate telephonic confirmation received if transmitted on a Business Day and during normal business hours of the recipient, and otherwise on the next Business Day following transmission, (b) if given by certified mail, return receipt requested, postage prepaid five Business Days after being deposited in the United States mail and (c) if given by FedEx service (or, if a Default or Event of Default exists, by other comparable courier service), when received or personally delivered, addressed:

         (a) If to the Lessee, to its office at 2007 Corporate Avenue, Memphis, Tennessee 38132, Attention: Vice President and Treasurer with a copy to Senior Vice President and General Counsel at 1980 Nonconnah Boulevard, Memphis, Tennessee 38132, telephone (901) 395-3388, facsimile
   (901) 395-4758; or to such other address as the Lessee shall from time to time designate in writing to the Lessor, the Indenture Trustee and the Owner Participant;

         (b) If to the Lessor or the Owner Trustee, to its office at 225 Asylum Street, Goodwin Square, Hartford, Connecticut 06103, Attention:
   Corporate/Muni Administration, facsimile (860) 244-1889 with a copy to State Street Bank and Trust Company, Two International Place, 4th Floor, Boston, Massachusetts 02110, Attention: Corporate Trust Department, telephone (617) 664-5526, facsimile (617) 664-5371; or to such other address as the Lessor shall from time to time designate in writing to the Lessee and the Indenture Trustee, with a copy to the Owner Participant;

         (c) If to the Owner Participant, to its office c/o Bank America Leasing & Capital Group, 555 California Street, 4th Floor, San Francisco, California 94104, Attention: Contract Administration, telephone: (415) 765-7427, facsimile: (415) 765-7373; or to such other address as the Owner Participant may from time to time designate in writing to the Lessee and the Indenture Trustee;

         (d) If to the Indenture Trustee, the Subordination Agent or the Pass Through Trustee, to its office at 79 South Main Street, Salt Lake City, Utah 84111, Attention: Corporate Trust Department, telephone (801) 246-5053, facsimile (801) 246-5630; or to such other address as the Indenture Trustee or the Pass Through Trustee, as the case may be, shall from time to time designate in writing to the Lessor, the Lessee and the Owner Participant; and

         (e) If to a Liquidity Provider, to its office at Palmengartenstrasse 5-9, D-60325 Frankfurt am Main, Germany, Attention: Head of Aircraft Finance Department KIII b 3, telephone 011-49-69-7431-0, facsimile 011-49-69-7431-2944; or to such other address as a Liquidity Provider shall from time to time designate in writing to the Lessor, the Lessee and the Indenture Trustee.


                                ARTICLE 15

                                REFINANCING

         Section 15.01. Refinancing. (a) Subject to the terms and conditions of this Section 15.01, the Lessee may request the Owner Participant to participate in up to one refinancing, in whole but not in part, of the Certificates prior to the end of the Basic Term (a "Refinancing"). Such Refinancing may be placed in either the private or public markets and shall be denominated in United States dollars (or in any other foreign currency so long as there is no foreign currency risk to the Owner Participant), and shall be on terms that do not materially adversely affect the Owner Participant. The Owner Participant agrees to negotiate promptly in good faith to conclude an agreement with the Lessee as to the terms of such Refinancing transaction (including the terms of any debt to be issued in connection with such Refinancing and the documentation to be executed in connection therewith). Without the prior written consent of the Owner Participant, the prospectus and other offering materials relating to such Refinancing in the form of a public offering shall not identify the Owner Participant and shall not include any financial statements of the Owner Participant or any Affiliate thereof. In connection with such Refinancing in the form of a public offering, the Lessee shall indemnify the Owner Participant for any liabilities under federal, state or foreign securities laws resulting from such offering. The aggregate principal amount of the new Certificates issued in connection with such Refinancing shall be the same as the aggregate principal amount outstanding on the Certificates being refinanced (assuming no principal on the old Certificates was due on the date of such Refinancing).

         (b) Notwithstanding anything herein to the contrary, the Refinancing will not be permitted unless the Owner Participant shall have received at least ten (10) Business Days' prior written notice of the closing date of such Refinancing, the Owner Participant shall have been provided such longer period required for a reasonable opportunity to review the relevant documentation and the Owner Participant shall have determined in good faith that neither it nor the Owner Trustee shall suffer any loss or expense or bear any increased risk as a result of such Refinancing (including, without limitation, any risk with respect to taxes or other adverse consequences to the Owner Participant including the application of Revenue Procedures 75-21 and 75-28 and Section 467 of the Code) for which it has not been or will not have been indemnified by the Lessee in a manner reasonably satisfactory to the Owner Participant and has not received the opinion referred to in the proviso to Section 15.01(d)(iii) hereof.

         Prior to the consummation of the Refinancing pursuant to this Section 15.01, the Owner Participant and the Lessee shall agree upon a schedule setting forth each installment of Basic Rent, Stipulated Loss Values, Termination Values and EBO Price payable pursuant to the Lease as a result of the Refinancing in accordance with Section 3.04 of the Lease, and thereafter the amounts set forth in such schedule shall become the amounts payable under the Lease. Upon the consummation of the Refinancing, the evidence of indebtedness issued pursuant to the Refinancing shall be considered "Certificates" for purposes of this Agreement, the Lease and the Indenture.

         (c) Notwithstanding the foregoing, the Owner Participant shall have no obligation to proceed with the Refinancing transaction as contemplated by this Section 15.01 unless the Lessee indemnifies the Owner Trustee and the Owner Participant by agreement in form and substance satisfactory to each of them, for any liability, obligation (other than the obligation to pay principal and interest in respect of the refinanced indebtedness), cost or expense (including, without limitation, reasonable attorneys' fees (including reasonable allocated time charges of internal counsel) and Make-Whole Premium and any other premiums or other amounts due under the Indenture), including any adverse tax consequences or impact, related to or arising out of such Refinancing transaction.

         (d) Each party agrees to take or cause to be taken all requested action, including, without limitation, the execution and delivery of any documents and instruments, including, without limitation, amendments or supplements to the Lease, which may be reasonably necessary or desirable to effect such Refinancing, including, in the case of the Owner Participant, direction to the Owner Trustee by the Owner Participant to prepay the Certificates then outstanding; provided, however, that such Refinancing shall be subject to the satisfaction of each of the following conditions:

         (i) Payment of principal, accrued interest, Make-Whole Premium and breakage costs, if any, and all other sums due and owing on the Certificates payable under Section 6.02 of the Indenture;

         (ii) Payment in full of all other amounts then due and owing by the Lessee under this Agreement, the Indenture, the Lease, the Trust Agreement, and the Certificates then outstanding shall have been made by the Lessee;

         (iii) Such party shall have received such opinions of counsel, certificates and other documents as it may reasonably request, each in form and substance reasonably satisfactory to such party, including, without limitation, an opinion received by the Owner Participant from independent tax counsel reasonably satisfactory to the Lessee that such Refinancing shall not result in any adverse tax consequences to such Owner Participant, unless the Lessee shall have agreed to provide an indemnity in respect thereof reasonably satisfactory in form and substance to the Owner Participant, provided, however, that if such indemnity is required, the Owner Participant shall also have received an opinion from independent tax counsel to the effect that a reasonable basis exists for the tax filing position taken by the Owner Participant in respect of which such indemnity is given;

         (iv) All authorizations, approvals and consents which in the reasonable judgment of the Owner Participant are necessary for such Refinancing shall have been obtained;

         (v) The Lessee shall have provided or agreed to provide to the Owner Participant, as Supplemental Rent under the Lease, sufficient funds to pay any breakage costs, Make-Whole Premium and any other amounts due under the Indenture;

         (vi) The satisfaction or waiver by each other party to this Agreement of the conditions set forth in this Section 15.01 to such party's obligations under this Section 15.01;

         (vii) No Event of Default shall have occurred and be continuing or would occur immediately after giving effect to such Refinancing;

         (viii) The documentation relating to such Refinancing shall permit the Lessee to place the Refinancing loan certificates with an ERISA Plan. The Lessee shall not indemnify the Owner Participant, or any of the Owner Participant's Affiliates, assigns, officers, directors, employees, agents and servants, for any Taxes, within the meaning of Article 8 hereof, or Expenses, within the meaning of Article 9 hereof, arising under or in connection with any "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code, if the sole underwriter or the manager or co-manager of the underwriting syndicate or the selling or placement agent of the Refinancing loan certificates has an exemption from the prohibited transaction rules under Section 406 of ERISA and Section 4975 of the Code with respect to pass through certificates, such as Prohibited Transaction Exemption 90-24 or any other comparable exemption, unless such exemption is not available or is not valid with respect to such Refinancing loan certificates. If such exemption is not available or is not valid, then the Lessee shall indemnify the Owner Participant pursuant to, and to the extent provided for, under Articles 8 and 9 hereof for Taxes and Expenses arising under or in connection with any "prohibited transaction", within the meaning of Section 406 of ERISA or Section 4975 of the Code, resulting from such placement; and

         (ix) The Lessee shall pay all costs and expenses (including legal fees (including allocated time charges of internal counsel)) incurred in connection with any proposed or actually consummated Refinancing.


                                ARTICLE 16

                                [RESERVED]


                                ARTICLE 17

                               MISCELLANEOUS

         Section 17.01.  [Reserved].

         Section 17.02. Collateral Account. (a) The Indenture Trustee shall notify the Owner Trustee and the Lessee of any losses incurred on the Specified Investments in the Collateral Account promptly upon the realization thereof, as well as any fees, commissions and other costs, Taxes (other than income taxes) and expenses, if any, incurred by the Indenture Trustee in connection with its administration of the Collateral Account (collectively, "Losses"). Promptly upon receipt of such notification but, in any event, no later than the earlier of the Delivery Date and the 15th day after the Cut-Off Date, the Lessee shall pay to the Subordination Agent, on behalf of the Owner Trustee, an amount equal to such Losses, provided, however, that on the Delivery Date the Lessee shall pay any such Losses to the Indenture Trustee to the extent that the Debt Portion exceeds the amount in the Collateral Account on such date.

         (b) The Lessee shall pay to the Subordination Agent, on behalf of the Owner Trustee on the first Payment Date subsequent to the Lease Commencement Date interest accrued on the Certificates from and including the last Payment Date (or, if none, the Certificate Closing Date), to, but excluding, the Lease Commencement Date to the extent such interest due is in excess of any earnings on investments in the Collateral Account for the period of accrual of such interest. In addition, the Lessee will pay to the Indenture Trustee on behalf of the Owner Trustee all amounts owed by the Owner Trustee pursuant to clause
(b) of the last paragraph of Section 2.04 of the Indenture.

         (c) If the Aircraft has not been purchased by the Owner Trustee on the Delivery Date, the Lessee agrees to pay to the Subordination Agent, on behalf of the Owner Trustee, on the 15th day following the Cut-Off Date the excess, if any, of the amounts payable under Section 6.02(b)(1) of the Indenture over the amounts released from the Collateral Account under Section 2.16 of the Indenture.

         (d) All amounts payable by the Lessee pursuant to this Section 17.02 shall be paid to the Indenture Trustee or the Subordination Agent, as the case may be, at its principal office at 79 South Main Street, Salt Lake City, Utah, 84111, Attention: Corporate Trust Department, or as the Indenture Trustee or the Subordination Agent, as the case may be, may otherwise direct within the United States, by wire transfer of immediately available funds in U.S. Dollars no later than 10:30 a.m., New York City time, on the due date of such payment.

         (e) Prior to the date on which the Lessee shall be obligated to make any payment to the Subordination Agent pursuant to this Section 17.02, the Subordination Agent shall deliver a written notice to the Lessee specifying the amount of such payment with respect to each series of Equipment Trust Certificates.

         (f) In the event that (i) any portion of any payment to the Subordination Agent, the Pass Through Trustee or any holder of any Pass Through Certificate which is funded from a Specified Shortfall Payment (as defined below) shall be avoided as a preference under Section 547 of the Bankruptcy Code and the Subordination Agent, the Pass Through Trustee or any holder of any Pass Through Certificate becomes liable for such portion or (ii)
(x) the Lessee shall be the subject of a voluntary or involuntary proceeding under Chapter 7 or Chapter 11 of the Bankruptcy Code on a date less than fifteen days prior to the expiration date of the Letter of Credit (after giving effect to any extensions of such expiration date) and (y) any portion of any payment to the Subordination Agent, the Pass Through Trustee or any holder of any Pass Through Certificate which is funded from a Specified Shortfall Payment could be avoided as a preference under Section 547 of the Bankruptcy Code and the Subordination Agent, the Pass Through Trustee or any holder of any Pass Through Certificate could become liable for such portion, the Subordination Agent shall be entitled to draw under the Letter of Credit an amount equal to the aggregate amount of such liability up to the Maximum Stated Amount. The Letter of Credit shall expire no earlier than the date 91 days after the later of the last Specified Shortfall Payment payable under this Section 17.02 and the last "Specified Shortfall Payment" payable under
Section 17.02 of any Related Participation Agreement. In the event of any drawing under the Letter of Credit pursuant to clause (ii) of this subsection
(f), the proceeds of such drawing shall be applied in accordance with the Intercreditor Agreement. For purposes of this subsection (f), "Specified Shortfall Payment" shall mean any payment by the Lessee pursuant to this
Section 17.02 (i) in respect of any Losses which occur as a result of delivery of the Aircraft on a date other than September 21, 1998, or (ii) in respect of interest accrued for any applicable period on any Certificate in excess of any earnings on investments in the Collateral Account for such period.

         Section 17.03. Counterparts. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 17.04. No Oral Modifications. Neither this Agreement nor any of its terms may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought. No such written termination, amendment, supplement, waiver or modification shall be effective unless a signed copy shall have been delivered to and executed by the Owner Trustee and the Indenture Trustee. A copy of each such termination, amendment, supplement, waiver or modification shall also be delivered to each other party to this Agreement.

         The consent of each of the Pass Through Trustee and the Subordination Agent, in its capacity as a party to this Agreement and not as a Holder, shall not be required to modify, amend or supplement this Agreement or to give any consent, waiver, authorization or approval with respect to this Agreement under the circumstances in which the consent of the Indenture Trustee would not be required for such modification, amendment, supplement, consent, waiver or approval in accordance with Section 8.01(b) of the Indenture, provided that the Pass Through Trustee shall be entitled to receive an Opinion of Counsel (as defined in the Pass Through Agreement) necessary, in its sole discretion, to establish that the Indenture Trustee's consent would not be required under such circumstances.

         Section 17.05. Captions. The table of contents preceding this Agreement and the headings of the various Articles and Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions of this Agreement.

         Section 17.06. Successors and Assigns. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the Lessee and its successors and permitted assigns, the Subordination Agent and its successors and permitted assigns, the Owner Participant and its successors and permitted assigns, the Owner Trustee and its successors as Owner Trustee (and any additional owner trustee appointed), the Indenture Trustee and its successors as Indenture Trustee (and any additional indenture trustee appointed) under the Indenture, the Pass Through Trustee and its successors as Pass Through Trustee (and any additional pass through trustee appointed) and the LC Bank and its successors and assigns.

         Section 17.07. Concerning the Owner Trustee, Indenture Trustee and the Pass Through Trustee. Each of SSB and FSB is entering into this Agreement solely in their respective capacities (except to the extent otherwise expressly indicated), in the case of SSB, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, in the case of FSB, not in its individual capacity but solely as Indenture Trustee under the Indenture and as Pass Through Trustee under the Pass Through Agreement, and except as otherwise expressly provided in this Agreement or in the Lease, the Indenture, the Pass Through Agreement or the Trust Agreement, neither SSB, nor FSB, shall be personally liable for or on account of its statements, representations, warranties, covenants or obligations under this Agreement; provided, however, that each of SSB and FSB accepts the benefits running to it under this Agreement, and each agrees that (except as otherwise expressly provided in this Agreement or any other Operative Agreement to which it is a party) it shall be liable in its individual capacity for (a) its own gross negligence or willful misconduct (whether in its capacity as trustee or in its individual capacity), (b) any breach of representations and warranties or any breach of covenants made in its individual capacity pursuant to or in connection with this Agreement or the other Operative Agreements to which it is a party, (c) any breach, in the case of the Owner Trustee, of its covenants contained in Sections 3.05 and 3.08 of the Indenture, (d) the failure to use ordinary care in receiving, handling and disbursing funds, (e) in the case of the Owner Trustee, Lessor's Liens attributable to it in its individual capacity, (f) in the case of the Indenture Trustee, Indenture Trustee's Liens and (g) taxes, fees or other charges on, or based on, or measured by, any fees, commissions or compensation received by it in connection with the transactions contemplated by the Operative Agreements.

         Section 17.08. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 17.09. Public Release of Information. Subject to applicable legal requirements (including, without limitation, securities laws requirements, other regulatory requirements and other legally compelled disclosures), so long as there shall not have occurred an Event of Default or Indenture Event of Default, each party to this Agreement shall in each instance obtain the prior written approval of each other party to this Agreement concerning the exact text and timing of news releases, articles and other information releases to the public media concerning any Operative Agreements.

         Section 17.10. Certain Limitations on Reorganization. The Indenture Trustee and the Pass Through Trustee agree that, if (i) the Owner Trustee becomes or all or any part of the Lessor's Estate or the trust created by the Trust Agreement becomes the property of, a debtor subject to the reorganization provisions of the Bankruptcy Code or any other applicable bankruptcy or insolvency statutes, (ii) pursuant to any such reorganization provisions, the Owner Participant is held to have recourse liability to any such debtor, the Owner Trustee or the trustee of the debtor directly or indirectly on account of any amount payable as Make-Whole Premium, principal or interest on the Certificates, or any other amount payable on any Certificate that is provided in the Operative Agreements to be nonrecourse to the Owner Participant and (iii) the Indenture Trustee actually receives any Recourse Amount which reflects any payment by the Owner Participant on account of (ii) above, then the Indenture Trustee, as the case may be, shall promptly refund to the Owner Participant such Recourse Amount. For purposes of this Section 17.10, "Recourse Amount" means the amount by which the portion of such payment by the Owner Participant on account of clause (ii) above received by the Indenture Trustee exceeds the amount which would have been received by the Indenture Trustee if the Owner Participant had not become subject to the recourse liability referred to in (ii) above. Nothing contained in this Section shall prevent the Indenture Trustee from enforcing any individual obligation (and retaining the proceeds thereof) of the Owner Participant under this Agreement or any other Operative Agreement to the extent herein or therein provided, for which the Owner Participant has expressly agreed by the terms of this Agreement to accept individual responsibility.

         Section 17.11. GOVERNING LAW. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS AND IS BEING DELIVERED IN NEW YORK.

         Section 17.12. Section 1110 Compliance. The parties hereto agree that the transactions contemplated by the Operative Agreements are expressly intended to be, shall be and should be construed so as to be entitled to the benefits and protection of Section 1110 of the Bankruptcy Code.

         Section 17.13. Reliance of Liquidity Providers. Each of the parties hereto agrees and acknowledges that each Liquidity Provider shall be a third party beneficiary of each of the representations and warranties made herein by such party, and that each Liquidity Provider may rely on such representations and warranties to the same extent as if such representations and warranties were made to such Liquidity Provider directly. The terms of this Agreement shall inure to the benefit of each Liquidity Provider, their respective successors and permitted assigns.


                                ARTICLE 18

                              CONFIDENTIALITY

         Section 18.01. Confidentiality. Each party hereto agrees (on behalf of itself and each of its Affiliates, agents, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature, any non-public information supplied to it pursuant to this Agreement which is identified in writing by the Person supplying the same as being confidential at the time the same is delivered to such party, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any of the parties hereto, (iii) to bank examiners, auditors, insurance regulators, accountants or similar regulatory authorities, (iv) in the case of the Indenture Trustee, to the Indenture Trustee, (v) in connection with any litigation to which any one or more of the parties hereto is a party relating to the transactions contemplated hereby or by any of the Operative Agreements, (vi) to a subsidiary or Affiliate of the parties hereto, (vii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective party making such assignment or participation an agreement in writing to be bound by the provisions of this
Section 18.01 or (viii) in the case of the Owner Participant or the Owner Trustee (in its individual or trust capacity) to the Owner Trustee (in its individual or trust capacity) or to the Owner Participant, as the case may be.

         IN WITNESS WHEREOF, the parties have caused this Participation Agreement to be executed by their respective, duly authorized officers as of the date first above written.


                                 LESSEE:

                                 FEDERAL EXPRESS CORPORATION


                                 By:
                                     --------------------------------
                                      Name:  Robert D. Henning
                                      Title: Vice President and Treasurer



                                 INITIAL OWNER PARTICIPANT:

                                 FEDERAL EXPRESS CORPORATION


                                 By:
                                     --------------------------------
                                      Name:  Robert D. Henning
                                      Title: Vice President and Treasurer



                                 OWNER PARTICIPANT:

                                 PYRGOS, INC.


                                 By:
                                     --------------------------------
                                      Name:
                                      Title:



                                 INDENTURE TRUSTEE:

                                 FIRST SECURITY BANK,
                                 NATIONAL ASSOCIATION,
                                 not in its individual capacity except as otherwise expressly provided herein, but solely as Indenture Trustee


                                 By:
                                     --------------------------------
                                      Name:  Greg A. Hawley
                                      Title: Vice President



                                 PASS THROUGH TRUSTEE:

                                 FIRST SECURITY BANK,
                                 NATIONAL ASSOCIATION,
                                 not in its individual capacity except as otherwise expressly provided herein, but solely as Pass Through Trustee


                                 By:
                                     --------------------------------
                                      Name:  Greg A. Hawley
                                      Title: Vice President



                                 SUBORDINATION AGENT:

                                 FIRST SECURITY BANK,
                                 NATIONAL ASSOCIATION,
                                 not in its individual capacity except as otherwise expressly provided herein, but solely as Subordination Agent


                                 By:
                                     --------------------------------
                                      Name:  Greg A. Hawley
                                      Title: Vice President



                                 OWNER TRUSTEE:

                                 STATE STREET BANK AND TRUST COMPANY OF
                                 CONNECTICUT, NATIONAL ASSOCIATION,
                                 not in its individual capacity,
                                 except as otherwise expressly provided herein, but solely as Owner Trustee


                                 By:
                                     --------------------------------
                                      Name:  Paul D. Allen
                                      Title: Vice President


                                SCHEDULE I

                      OWNER PARTICIPANT'S COMMITMENT;
                               DEBT PORTION
                    (as a percentage of Purchase Price)


Owner Participant's Commitment                                      28.006211%
------------------------------

Debt Portion                                                        71.993789%
------------


                                SCHEDULE II

                                DEFINITIONS
              (FEDERAL EXPRESS CORPORATION TRUST NO. N585FE)


GENERAL PROVISIONS

         The following terms shall have the following meanings for all purposes of the Operative Agreements (other than the Pass Through Agreement, the Series Supplements, the Intercreditor Agreement and the Liquidity Facilities) referred to below, unless otherwise defined in an Operative Agreement or the context thereof shall otherwise require. In the case of any conflict between the provisions of this Schedule and the provisions of any Operative Agreement, the provisions of such Operative Agreement shall control the construction of such Operative Agreement.

         Unless the context otherwise requires, (i) references to agreements shall be deemed to mean and include such agreements as amended and supplemented from time to time, and (ii) references to parties to agreements shall be deemed to include the successors and permitted assigns of such parties.

DEFINED TERMS:

         Additional Insured.  As defined in Article 13 of the Lease.

         Adjustment Date. The date of any decrease in the principal amount of the Series C Certificates pursuant to Section 2.19 of the Indenture.

         Aeronautics Authority. As appropriate, the Federal Aviation Administration and/or the Administrator of the Federal Aviation Administration, any successor to the former United States Civil Aeronautics Board, or any Person, governmental department, bureau, commission or agency located in the United States succeeding to the functions of any of the foregoing.

         Affidavits. The affidavits of citizenship of the Owner Trustee and the Owner Participant.

         Affiliate. With respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" (including "controlled by" and "under common control with") shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise. In no event shall the Owner Trustee or the Lessor be deemed an Affiliate of the Owner Participant.

         After-Tax Basis. A basis such that any payment received or deemed to have been received by a Person (the "Original Payment") shall be supplemented by a further simultaneous payment to such Person so that the sum of the two payments shall be equal to the Original Payment, after taking into account (x) all Taxes that would result from the receipt or accrual of such payments and
(y) any current reduction in Taxes that would result from such increased Taxes. In the case of amounts payable to the Lessor, the Owner Participant, or any corporate Affiliate of the Owner Participant, it shall be presumed that such Person is at all times subject to Federal income tax at the maximum marginal rate generally applicable to corporations from time to time and an 8% state and local tax rate.

         Agency Agreement. The Agency Agreement (Federal Express Corporation Trust No. N585FE), dated the Delivery Date, between the Lessee and the Owner Trustee.

         Air Carrier. Any U.S. Air Carrier and any "foreign air carrier" (as defined in the Transportation Code) as to which there is in force a permit granted under Section 41302 of the Transportation Code.

         Aircraft. The Airframe to be sold by the Lessee to the Owner Trustee pursuant to the Participation Agreement and to be leased under the Lease (or any permitted substitute airframe thereunder) together with three Engines (whether each is an initial Engine or a Replacement Engine) whether or not any of such initial or Replacement Engines may from time to time be installed on such Airframe or may be installed on any other airframe or on any other aircraft, including any aircraft substituted pursuant to Section 11.03 of the Lease.

         Airframe. The McDonnell Douglas MD-11F aircraft (excluding the Engines or engines from time to time installed thereon) leased by the Lessor to the Lessee pursuant to the Lease and the initial Lease Supplement and having the manufacturer's serial number and initially having the U.S. FAA registration number specified in the initial Lease Supplement, including (i) all Parts in respect thereof and (ii) any Replacement Airframe which may be substituted pursuant to Section 11.03 of the Lease.

         Ancillary Agreement I. The Ancillary Agreement I (Federal Express Corporation Trust No. N585FE), dated the Delivery Date, among the Lessee, the Owner Trustee, not in its individual capacity, but solely as Owner Trustee, the Owner Participant and the Indenture Trustee not in its individual capacity, but solely as Indenture Trustee, as originally executed or as amended, modified or supplemented with the consent of all the parties thereto.

         Ancillary Agreements. Ancillary Agreement I and any other written agreement of the Lessee to which the Lessor is a party or to which the Lessor (and, so long as the Lien of the Indenture has not been discharged, the Indenture Trustee) has consented in writing entered into on the date that the Participation Agreement is entered into or on the Delivery Date or at any time thereafter in connection with the transactions contemplated by the Operative Agreements, as such agreement may be amended and supplemented from time to time with the consent of the Lessor and delivered to the Owner Trustee, the Indenture Trustee, the Pass Through Trustee, the Subordination Agent, each Liquidity Provider and the Owner Participant.

         Application. The application for registration of the Aircraft with the FAA in the name of the Owner Trustee.

         Appraisal. The report prepared by BK Associates, Inc. and delivered to the Owner Participant (with a copy of the fair market value letter to the Lessee) on the Delivery Date pursuant to Section 4.01(n) of the Participation Agreement.

         Average Life Date. For any Certificate, the date which follows the prepayment date by a period equal to the Remaining Weighted Average Life of such Certificate.

         Bankruptcy Code. The Federal Bankruptcy Code of 1978, as amended, and any successor thereto.

         Bankruptcy Default.  An event specified in Section 16.01(e), (f) or
(g) of the Lease which either does or, with the giving of notice or lapse of time or both, would constitute an Event of Default.

         Basic Rent. The aggregate periodic rent payable for the Aircraft throughout the Basic Term pursuant to Section 3.02 of the Lease, adjusted pursuant to Article 3 of the Lease.

         Basic Term. The period commencing at the beginning of the day on the Lease Commencement Date and ending at the end of the day on the date set forth in Section 4 of the Lease Supplement, or such earlier date on which the Lease shall be terminated as provided therein.

         Beneficial Interest. The interest of the Owner Participant (or the Initial Owner Participant, as the case may be) under the Trust Agreement.

         Bills of Sale. Collectively, the FAA Bill of Sale and the Warranty Bill of Sale.

         Burdensome Indemnity Payment.  Has the meaning specified in paragraph
(E) of Schedule V to the Lease.

         Burdensome Indemnity Payment Date. Has the meaning specified in paragraph (E) of Schedule V to the Lease.

         Business Day. Any day on which commercial banks are not authorized or required to close in New York, New York, San Francisco, California, Memphis, Tennessee, Boston, Massachusetts and the city in the United States in which the office or agency is maintained by the Pass Through Trustee for the payment of the Pass Through Certificates.

         Certificate Closing Date.  July 7, 1998.

         Certificates. The Equipment Trust Certificates (Federal Express Corporation Trust No. N585FE), issued by the Owner Trustee pursuant to the Indenture and any certificate issued in exchange therefor or replacement thereof pursuant to the Indenture.

         Citizen of the United States. A citizen of the United States as defined in Section 40102(a)(15) of the Transportation Code, or any analogous part of any successor or substituted legislation or regulation at the time in effect.

         Class A Liquidity Provider. Kreditanstalt fur Wiederaufbau, a corporation organized under the public law of the Federal Republic of Germany together with any Replacement Liquidity Provider (as defined in the Intercreditor Agreement).

         Class B Liquidity Provider. Kreditanstalt fur Wiederaufbau, a corporation organized under the public law of the Federal Republic of Germany together with any Replacement Liquidity Provider (as defined in the Intercreditor Agreement).

         Code. Except as otherwise provided, the Internal Revenue Code of 1986, as amended from time to time.

         Collateral Account. The deposit account established and maintained pursuant to Section 2.13 of the Indenture.

         Collateral Agreement. The Collateral Account Control Agreement (Federal Express Corporation Trust No. N585FE), dated as of June 15, 1998, among State Street Bank and Trust Company, the Indenture Trustee and the Owner Trustee.

         Commitment. The amount of the Owner Participant's participation in the Purchase Price required to be made available or paid on the Delivery Date, as provided in Section 3.02 of the Participation Agreement.

         Corporate Trust Administration. The Corporate Trust Administration office of the Owner Trustee located at 225 Asylum Street, Goodwin Square, Hartford, Connecticut 06103, Attention: Corporation Trust Administration, or such other office at which the Owner Trustee's corporate trust business shall be administered which the Owner Trustee shall have specified by notice in writing to the Lessee, the Owner Participant and the Indenture Trustee.

         Corporate Trust Department. The Corporate Trust Department office of the Indenture Trustee located at 79 South Main Street, Salt Lake City, Utah 84111, Attention: Corporate Trust Department, or such other office at which the Indenture Trustee's corporate trust business shall be administered which the Indenture Trustee shall have specified by notice in writing to the Lessee, the Owner Participant and the Owner Trustee.

         CRAF Program. Has the meaning specified in Section 7.02(a)(iv) of the Lease.

         Cut-Off Date.  December 14, 1998.

         Debt Portion. The amount specified as such on Schedule I to the Participation Agreement.

         Debt Rate. The weighted average (based on Outstanding principal amount) rate of interest on the Certificates issued pursuant to the Indenture.

         Default. Any event or condition which, with the lapse of time or the giving of notice, or both, would constitute an Event of Default.

         Delivery Date. The date on which the Aircraft is delivered and sold by the Lessee to the Owner Trustee.

         Delivery Notice. Notice of the Aircraft's Delivery Date, given by the Lessee as provided in Section 3.01(a) of the Participation Agreement and including any notice with respect to a postponed Delivery Date given by the Lessee pursuant to Section 3.05(c) of the Participation Agreement.

         EBO.  The purchase option provided in Section 4.02(a)(F) of the Lease.

         EBO Date.  As defined in Section 4.02(a)(F) of the Lease.

         EBO Price.  As defined in Section 4.02(a)(F) of the Lease.

         Eligible Deposit Account. Either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution with corporate trust powers organized under the laws of the United States or any state thereof, or the District of Columbia, and whose deposits are insured by the Federal Deposit Insurance Corporation, provided that such institution also has a combined capital and surplus of at least $100,000,000 and a rating of A or better from the Thomson Bank Watch.

         Eligible Institution. A depository institution organized under the laws of the United States or any one of the states thereof, or the District of Columbia, or any domestic branch of a foreign bank, which in any such case at all times (a) has either (x) a long-term unsecured debt rating of at least Aa2 by Moody's or (y) a short-term certificate of deposit rating of P-1 by Moody's, (b) has either (x) a long-term unsecured debt rating of a least AA by S&P or (y) a short-term certificate of deposit rating of A-1+ by S&P and (c) is a member of the Federal Deposit Insurance Corporation.

         Engine. Each of the three General Electric CF6-80C2-D1F engines listed by its manufacturer's serial number in the initial Lease Supplement and leased pursuant to the Lease, whether or not from time to time installed on the Airframe or installed on any other airframe or on any other aircraft, and any Replacement Engine which may from time to time be substituted for an Engine pursuant to Section 7.02(a)(vii), 10.03, 11.03, 11.04 or 12.02 of the Lease, together with all Parts related thereto. Except as otherwise provided, at such time as a Replacement Engine shall be so substituted and the Engine for which the substitution is made shall be released from the Lien of the Indenture, such replaced Engine shall cease to be an "Engine" under the Lease. The term "Engines" means, as of any date of determination, all Engines then leased to the Lessee pursuant to the Lease.

         Engine Consent. The Engine Consent dated as of September 1, 1998, executed by the Engine Manufacturer.

         Engine Manufacturer. General Electric Company, a New York corporation.

         Engine Warranty Assignment. The Engine Warranty Assignment (Federal Express Corporation Trust No. N585FE), dated as of September 1, 1998, between the Lessor and the Lessee.

         ERISA. The Employee Retirement Income Security Act of 1974, as amended.

         ERISA Plan. An employee benefit plan subject to Title I of ERISA, or an individual retirement account or plan subject to Section 4975 of the Code.

         Estimated Expense Amount. Has the meaning specified in Section 10.01(a) of the Participation Agreement.

         Event of Default. Each of the events specified in Article 16 of the Lease.

         Event of Loss. Any of the following events with respect to the Aircraft, the Airframe or any Engine: (i) loss of such property or its use (A) for a period in excess of 60 days (or in any event if such loss is continuing on the last day of the Term) due to theft or disappearance or (B) for a period in excess of 60 days (or in any event if such loss is continuing on the last day of the Term) due to the destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use by Lessee for any reason whatsoever; (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, or constructive or compromised total loss; (iii) (1) condemnation, confiscation or seizure of, or requisition of title to such property by the Government, any foreign government or purported government or any agency or instrumentality thereof, or (2) condemnation, confiscation, or seizure of, or requisition or taking of, use of such property (A) by a foreign government or instrumentality or agency of any such foreign government, for a period in excess of 180 days (or such shorter period ending on the earlier of the expiration of the Term or on the date on which an insurance settlement with respect to such property on the basis of a total loss or constructive or compromised total loss shall occur) or (B) by the Government for a period extending beyond the Term, provided that no Event of Loss shall be deemed to have occurred, and the Term shall be extended automatically for a period of six months (or the date of return of the Aircraft, if shorter, so long as the Lessor receives at least six months notice of such date of return) beyond the end of the Term in the event that the Aircraft, the Airframe or any Engine as of the end of the Term is requisitioned by the Government pursuant to an activation as part of the CRAF Program described in Section 7.02(a)(iv) of the Lease; and (iv) as a result of any law, rule, regulation, order or other action by the Aeronautics Authority or other governmental body having jurisdiction, the use of the Aircraft or Airframe in the normal course of air transportation of cargo shall have been prohibited by virtue of a condition affecting all aircraft of the same type for a period of 12 consecutive months, unless the Lessee, prior to the expiration of such 12 month period, shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of the Aircraft or Airframe or, in any event, if such use of the Aircraft or the Airframe shall have been prohibited for a period of 24 consecutive months or until the end of the Term, if earlier. The date of such Event of Loss shall be (s) the 61st day following loss of such property or its use due to theft or disappearance (or the end of the Term or the Lessee's abandonment of diligent efforts to recover such property, if earlier); (t) the 61st day following the date of any destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use or the end of the Term, if earlier; (u) the date of any insurance settlement on the basis of a total loss or constructive or compromised total loss; (v) the date of any condemnation, confiscation, seizure or requisition of title of such property; (w) the 181st day following condemnation, confiscation, seizure or requisition for use of such property by a foreign government referred to in clause (iii)(2)(A) above (or the end of the Term or the date of any insurance settlement described therein, if earlier than such 181st day); (x) the last day of the Term in the case of requisition for use of such property by the Government; or (y) the last day of the 12 month or 24 month period, referred to in clause (iv) above (or if earlier, the end of the Term or abandonment of the Lessee's efforts to restore the normal use of the Aircraft). An Event of Loss with respect to the Aircraft shall be deemed to have occurred if any Event of Loss occurs with respect to the Airframe. If an Event of Loss described in any of clauses (i) (A), (iii) or (iv) above shall occur, Lessor may elect, within 30 days following the date upon which such Event of Loss is deemed to have occurred, to waive such Event of Loss and the consequences thereof.

         Excepted Payments. Collectively, (i) indemnity or other payments (and interest thereon to the extent provided in the Operative Agreements) paid or payable by the Lessee in respect of the Owner Participant, the Owner Trustee in its individual capacity or any of their respective successors, permitted assigns, directors, officers, employees, servants and agents or Affiliates, pursuant to the Participation Agreement or any indemnity hereafter granted to the Owner Participant or the Owner Trustee in its individual capacity pursuant to the Lease or the Participation Agreement, (ii) proceeds of public liability insurance (or government indemnities in lieu thereof) in respect of the Aircraft payable as a result of insurance claims paid for the benefit of, or losses suffered by, the Owner Trustee or the Indenture Trustee in their respective individual capacities or by the Owner Participant, or their respective successors, permitted assigns or Affiliates, (iii) proceeds of insurance maintained with respect to the Aircraft by the Owner Participant (whether directly or through the Owner Trustee) maintained in accordance with
Section 13.05 of the Lease but not required under Article 13 of the Lease,
(iv) payments of Supplemental Rent by the Lessee in respect of any amounts payable under the Tax Indemnity Agreement, (v) subject to Section 3.05 of the Lease, payments constituting increases in Basic Rent attributable to payments arising pursuant to Section 5 of the Tax Indemnity Agreement and (vi) any right to demand, collect or otherwise receive and enforce the payment of any amount described in clauses (i) through (v) above.

         Expense; Expenses. As defined in Section 9.01(a) of the Participation Agreement.

         FAA. The United States Federal Aviation Administration and any successor agency or agencies thereto.

         FAA Bill of Sale. The bill of sale for the Airframe on AC Form 8050-2, or such other form as may be approved by the Aeronautics Authority, executed by the Lessee in favor of the Owner Trustee and dated the Delivery Date.

         Fair Market Renewal Term. A term with respect to which the Lessee has exercised its option to renew the Lease pursuant to the second paragraph of
Section 4.01(a) thereof and with respect to which the conditions set forth in the second paragraph of Section 4.01(a) are met.

         Fair Market Rental.  An amount determined, in accordance with Section
4.03 of the Lease, on the basis of, and equal in amount to, the rental which would be obtained in an arm's-length transaction between an informed and willing lessee and an informed and willing lessor unaffiliated with such lessee, neither being under any compulsion to lease the Aircraft, assuming (a) the Aircraft is in the condition required under the Lease in the case of return of the Aircraft pursuant to Article 12 of the Lease, or (b) in connection with any determination pursuant to or for the purposes of Article 17 of the Lease, the Aircraft is "as is" and "where is" and without giving effect to the EBO under Article 4 of the Lease.

         Fair Market Value.  An amount determined, in accordance with Section
4.03 of the Lease, on the basis of, and equal in amount to, the value which would be obtained in an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller unaffiliated with such purchaser and under no compulsion to sell, assuming that the Aircraft (or other property) is unencumbered by the Lease assuming, unless otherwise provided in the applicable provisions of any Operative Agreement, (a) the Aircraft is in the condition required under the Lease in the case of return of the Aircraft pursuant to Article 12 of the Lease, or (b) in connection with any determination pursuant to or for the purposes of Article 17 of the Lease, the Aircraft is "as is" and "where is" and without giving effect to the EBO under Article 4 of the Lease.

         Federal Aviation Administration. The United States Federal Aviation Administration and any successor agency or agencies thereto.

         FedEx.  Federal Express Corporation.

         Final Drawing. Has the meaning specified in Section 1.01 of the Intercreditor Agreement.

         FSB. First Security Bank, National Association, a national banking association.

         FSC.  Pyrgos FSC, Inc., a U.S. Virgin Islands corporation.

         Government. The United States of America or an agency or instrumentality thereof the obligations of which bear the full faith and credit of the United States of America.

         GTA. The General Terms Agreement No. 6-6327A dated as of June 28, 1991 between the Engine Manufacturer and American Airlines, Inc., as originally executed or as modified, amended or supplemented in accordance with the terms thereof, but only insofar as the General Terms Agreement relates to the Engines, to the extent assigned to the Owner Trustee pursuant to the Engine Warranty Assignment.

         Holder of a Certificate; Certificate Holder; Holder. As of any particular time, the Person in whose name a Certificate shall be registered (but not including the holder of any Pass Through Certificate).

         Indemnitee. Each of SSB, in its individual capacity and as Owner Trustee and Lessor, the Owner Participant, the Indenture Trustee, in its individual capacity and as trustee, the Subordination Agent, in its individual capacity and in its capacity as Subordination Agent, each Liquidity Provider, the Owner Participant Guarantor, and any successor (including any trustee which may succeed to the Lessor's interest under the Lease), Affiliate, assign, officer, director, employee, agent and servant of any of the foregoing, the Lessor's Estate and the Trust Indenture Estate. Neither the Pass Through Trustee nor any holder of a Pass Through Certificate shall be deemed to be an Indemnitee.

         Indenture. The Trust Indenture and Security Agreement (Federal Express Corporation Trust No. N585FE), dated as of June 15, 1998, as amended and restated as of September 1, 1998, between the Lessor and the Indenture Trustee, as supplemented by the Indenture and Security Agreement Supplement.

         Indenture and Security Agreement Supplement. A supplement to the Indenture, substantially in the form of Exhibit A to the Indenture.

         Indenture Default. Any event or condition which, with the lapse of time or the giving of notice, or both, would constitute an Indenture Event of Default.

         Indenture Documents. Has the meaning specified in the Granting Clause of the Indenture.

         Indenture Event of Default.  Each of the events specified in Section
7.01 of the Indenture.

         Indenture Trustee. First Security Bank, National Association, a national banking association, not in its individual capacity but solely as Indenture Trustee under the Indenture.

         Indenture Trustee's Liens. Any Lien against, on or with respect to the Aircraft, the Lessor's Estate or the Trust Indenture Estate or any part thereof resulting from (i) claims against the Indenture Trustee not related to the administration of the Trust Indenture Estate or any transactions pursuant to the Indenture or any document included in the Trust Indenture Estate, (ii) any act or omission of the Indenture Trustee which is not related to the transactions contemplated by the Operative Agreements or is in violation of any of the terms of the Operative Agreements or (iii) Taxes imposed against the Indenture Trustee in its individual capacity against which the Lessee has not indemnified (and is not obligated to indemnify) the Indenture Trustee in such capacity.

         Independent Investment Banker. An independent investment banking institution of national standing appointed by the Lessee that is independent in fact, does not have any direct financial interests, or any material indirect financial interest, in the Lessee or any Affiliate of the Lessee, and is not connected with the Lessee or any Affiliate of the Lessee, as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, that if the Indenture Trustee shall not have received written notice of such an appointment at least 10 days prior to the Prepayment Date, "Independent Investment Banker" shall mean such an institution appointed by the Indenture Trustee.

         Initial Owner Participant. Federal Express Corporation, a Delaware corporation.

         Intercreditor Agreement. The Intercreditor Agreement dated as of June 15, 1998, among the Pass Through Trustee, the Class A Liquidity Provider, the Class B Liquidity Provider and the Subordination Agent.

         Interest Drawing. Has the meaning specified in Section 1.1 of the Intercreditor Agreement.

         Invoice. The invoice for the Aircraft given by the Lessee to the Lessor.

         LC Bank. Kreditanstalt fur Wiederaufbau, a corporation organized under the public law of the Federal Republic of Germany.

         Last Cut-Off Date. The later of (i) the Cut-Off Date and (ii) the "Cut-Off Date" (as defined in the relevant Related Indenture) for the last Related Aircraft to be delivered.

         Lease. The Lease Agreement (Federal Express Corporation Trust No. N585FE) dated as of June 15, 1998, as amended and restated as of September 1, 1998, entered into by the Lessor and the Lessee concurrently with the execution and delivery of the Indenture, including, without limitation, supplementation by one or more Lease Supplements entered into pursuant to the applicable provisions of the Lease.

         Lease Commencement Date.  The effective date of the Lease Supplement.

         Lease Supplement. Any Lease Supplement, substantially in the form of Exhibit A to the Lease, entered into between the Lessor and the Lessee for the purpose of leasing the Aircraft pursuant to the terms of the Lease, which Lease Supplement shall incorporate by reference the provisions of the Lease including any amendments entered into subsequent to the Lease Commencement Date.

         Lease Term. The period commencing on the Lease Commencement Date and ending at the end of the Basic Term.

         Lessee.  Federal Express Corporation, a Delaware corporation.

         Lessee Documents. Has the meaning set forth in Section 6.01(b) of the Participation Agreement.

         Lessor. State Street Bank and Trust Company of Connecticut, National Association, a national banking association, not in its individual capacity but solely as Owner Trustee under the Trust Agreement.

         Lessor's Estate. All estate, right, title and interest of the Owner Trustee in and to the Collateral Account, the Liquid Collateral, the Aircraft, the Lease, any Lease Supplement, the Participation Agreement, the Bills of Sale, the Modification Agreement, any Ancillary Agreement, the GTA, the Engine Warranty Assignment, the Engine Consent, any warranty with respect to the Airframe and the Engines, all amounts of Basic Rent and Supplemental Rent, including without limitation, insurance proceeds (other than insurance proceeds payable to or for the benefit of the Owner Trustee in its individual capacity, the Owner Participant or the Indenture Trustee) and requisition, indemnity or other payments of any kind for or with respect to the Aircraft (except amounts owing to the Owner Participant, to the Indenture Trustee, to the Owner Trustee in its individual capacity, or to any of their respective directors, officers, employees and agents pursuant to Articles 8 and 9 of the Participation Agreement). Notwithstanding the foregoing, "Lessor's Estate" shall not include any Excepted Payment.

         Lessor's Liens. Liens against, on or with respect to the Aircraft, the Lessor's Estate or the Trust Indenture Estate or any part thereof, title thereto or any interest therein arising as a result of (i) claims against the Lessor, in its individual capacity or as Owner Trustee, or the Owner Participant, in each case not related to the transactions contemplated by the Operative Agreements, (ii) acts or omissions of the Lessor in its individual capacity or as Owner Trustee, and, in the case of the Lessor in its individual capacity, arising from its gross negligence or willful misconduct or expressly prohibited under the Operative Agreements and any act or omission of the Owner Participant which is in violation of any of the terms of the Operative Agreements, (iii) Taxes or Expenses imposed against the Lessor, in its individual capacity or as Owner Trustee, the Owner Participant, Lessor's Estate or the trust created by the Trust Agreement which are not required to be indemnified against by the Lessee pursuant to the Participation Agreement by reason of Section 8.01(b) or 9.01(b) thereof and which are not required to be indemnified against by the Lessee pursuant to the Tax Indemnity Agreement, or (iv) claims against the Lessor or the Owner Participant arising from the voluntary transfer by the Lessor or the Owner Participant of its interests in the Aircraft other than a transfer of the Aircraft pursuant to Section 4.02(a) or Article 10 or 11 of the Lease and other than a transfer pursuant to the exercise of the remedies set forth in Article 17 of the Lease.

         Letter of Credit. The Irrevocable Standby Letter of Credit, dated the Certificate Closing Date, in the form of Exhibit F to the Original Participation Agreement and with a Maximum Stated Amount equal to the amount specified under "Letter of Credit Maximum Stated Amount" on Schedule IV to the Original Participation Agreement, from the LC Bank to and for the benefit of the Subordination Agent.

         Lien. Any mortgage, pledge, lien, charge, encumbrance, lease or security interest or other similar interest.

         Liquid Collateral. All amounts and securities deposited from time to time in the Collateral Account and all the products, investments, earnings and proceeds of the foregoing, including, but not limited to, all proceeds of the investment or conversion thereof, voluntary or involuntary, into cash, Specified Investments or other property, all rights to payment of any and every kind, and other forms of obligations, and instruments and other property which at any time constitute all or part or are included in the proceeds of any of the foregoing.

         Liquidity Facility. Has the meaning specified in Section 1.1 of the Intercreditor Agreement.

         Liquidity Provider. Kreditanstalt fur Wiederaufbau, a corporation organized under the public law of the Federal Republic of Germany together with any Replacement Liquidity Provider (as defined in the Intercreditor Agreement).

         Losses. Has the meaning specified in Section 17.02(a) of the Participation Agreement.

         Loss Payee.  As defined in Section 13.02(b)(i) of the Lease.

         Majority in Interest of Certificate Holders. As of a particular date of determination, the Holders of more than 50% of the aggregate unpaid principal amount of all Certificates outstanding as of such date excluding for purposes of this definition any Certificates held by (i) the Owner Trustee or the Owner Participant or any interests of the Owner Participant unless all Certificates then outstanding shall be held by the Owner Participant, (ii) the Lessee or (iii) any Affiliate of any thereof.

         Make-Whole Premium. With respect to any Certificate, the amount (as determined by an Independent Investment Banker reasonably acceptable to the Indenture Trustee and the Owner Participant) by which (i) the present value of the remaining scheduled payments of principal and interest to the Maturity of such Certificate computed by discounting such payments on a semiannual basis on each Payment Date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield exceeds (ii) the outstanding principal amount of such Certificate plus accrued interest.

         Mandatory Document Terms. The terms set forth on Schedule V to the Original Participation Agreement.

         Mandatory Economic Terms. The terms set forth on Schedule VI to the Original Participation Agreement.

         Manufacturer. McDonnell Douglas Corporation, a wholly-owned subsidiary of The Boeing Company.

         Maturity. With respect to any Certificate, the date on which the final principal amount of such Certificate is scheduled to be due and payable.

         Maximum Stated Amount. The amount specified under "Letter of Credit Maximum Stated Amount" on Schedule IV to the Original Participation Agreement.

         Modification Agreement. The Aircraft Modification Agreement dated as of December 1, 1995 between the Lessee and the Manufacturer providing for the refurbishing and reconfiguration of the Aircraft including any warranties relating thereto, but only to the extent that the foregoing relates to the Aircraft, to the extent assigned to the Owner Trustee pursuant to the Warranty Bill of Sale.

         Moody's.  Moody's Investors Service, Inc.

         Net Present Value of Rents. The net present value, as of the Delivery Date, of Basic Rent set forth in Schedule II of the Lease, discounted at a rate equal to the Debt Rate per annum compounded semi-annually.

         Non-U.S. Person. Any Person other than (i) a citizen or resident of the United States, as defined in Section 7701(a)(30) of the Code, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or therein, or
(iii) any estate or trust that is subject to United States federal income taxation regardless of the source of its income.

         Note. The Demand Note issued by the Owner Trustee on the Delivery Date in favor of the Lessee.

         Obsolete Parts. Parts which are severable from the Aircraft in accordance with clauses (ii) and (iii) of the proviso to Section 9.02(b) of the Lease and the Lessee in good faith determines to be obsolete or no longer suitable or appropriate for use on the Airframe or any Engine.

         Officer's Certificate. When delivered pursuant to the Indenture, a certificate signed by a Responsible Officer of the Lessee or the Owner Trustee, as the case may be, and delivered to the Indenture Trustee. Each such certificate shall include the statements provided for in Section 15.07 of the Indenture.

         Operative Agreements. The Participation Agreement, the Trust Agreement, the Bills of Sale, the Modification Agreement, the GTA, the Engine Warranty Assignment, the Agency Agreement, the Note, the Lease, the Lease Supplement, the Owner Participant Guaranty, the Owner Trustee Guaranty, if any, the Ancillary Agreement I, any other Ancillary Agreement entered into by or with the written consent of the Indenture Trustee, which by its terms is an Operative Agreement, the Certificates outstanding at the time of reference, the Indenture, the Indenture and Security Agreement Supplement, the Engine Consent, the Tax Indemnity Agreement, each Liquidity Facility, the Intercreditor Agreement, the Collateral Agreement, the Letter of Credit and the Reimbursement Agreement.

         Opinion of Counsel. When delivered pursuant to the Indenture, a written opinion of legal counsel, who in the case of counsel (a) for the Lessee may be (i) an attorney employed by the Lessee who is generally empowered to deliver such written opinions, (ii) Davis Polk & Wardwell or a successor firm or (iii) other counsel designated by the Lessee and reasonably satisfactory to the Indenture Trustee and (b) for the Owner Trustee or the Indenture Trustee, an attorney selected by such Person and, in the case of the Owner Trustee, reasonably satisfactory to the Indenture Trustee.

         Original Agreements. The documents and instruments delivered on the Certificate Closing Date in connection with the transactions contemplated by the Original Participation Agreement.

         Original Indenture. The Trust Indenture and Security Agreement (Federal Express Corporation Trust No. N585FE), dated as of June 15, 1998, between the Owner Trustee and the Indenture Trustee originally executed and delivered on the Certificate Closing Date.

         Original Lease. The Lease Agreement (Federal Express Corporation Trust No. N585FE), dated as of June 15, 1998, between the Owner Trustee as lessor, and the Lessee originally executed and delivered on the Certificate Closing Date.

         Original Participation Agreement. The Participation Agreement (Federal Express Corporation Trust No. N585FE), dated as of June 15, 1998, among the Lessee, the Initial Owner Participant, the Indenture Trustee, the Owner Trustee, the Pass Through Trustee and the Subordination Agent originally executed and delivered on the Certificate Closing Date.

         Original Trust Agreement. The Trust Agreement (Federal Express Corporation Trust No. N585FE), dated as of June 15, 1998, between the Initial Owner Participant and the Owner Trustee originally executed and delivered on the Certificate Closing Date.

         Outstanding. When used with respect to Certificates, as of the date of determination and subject to the provisions of Section 10.04 of the Indenture, all Certificates theretofore executed and delivered under the Indenture, with the exception of the following:

         (i) Certificates theretofore cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation pursuant to
         Section 2.08 of the Indenture or otherwise;

         (ii) Certificates for which prepayment money in the necessary amount has been theretofore deposited with the Indenture Trustee in trust for the Holders of such Certificates pursuant to Section 14.01 of the Indenture; provided, that if such Certificates are to be prepaid, notice of such prepayment has been duly given pursuant to the Indenture or provision therefor satisfactory to the Indenture Trustee has been made; and

         (iii) Certificates in exchange for or in lieu of which other Certificates have been executed and delivered pursuant to Article II of the Indenture.

         Outstanding C Account. The collateral account established and maintained under a Related Indenture relating to an undelivered aircraft.

         Owner Participant. The Person to whom on the Delivery Date the Initial Owner Participant shall transfer its Beneficial Interest pursuant to
Section 3.02 of the Original Participation Agreement and any successors thereto, and any Person to which the Owner Participant transfers, in accordance with the Participation Agreement, its right, title and interest in and to the Operative Agreements and the Lessor's Estate.

         Owner Participant Guarantor. Bank of America National Trust and Savings Association, a national banking association with respect to Pyrgos, Inc., and any other provider of an Owner Participant Guaranty.

         Owner Participant Guaranty. The Owner Participant Guaranty (Federal Express Corporation Trust No. N585FE) dated the Delivery Date, provided by Bank of America National Trust and Savings Association with respect to Pyrgos, Inc. in favor of the Lessee, the Owner Trustee and the Indenture Trustee, and any guaranty delivered in compliance with Section 7.03(d) of the Participation Agreement.

         Owner Trust.  Federal Express Corporation Trust No. N585FE.

         Owner Trustee. SSB, not in its individual capacity except as otherwise expressly stated, but solely as Owner Trustee under the Trust Agreement.

         Owner Trustee Guarantor. The provider, if any, of an Owner Trustee Guaranty.

         Owner Trustee Guaranty.  Any guaranty delivered in compliance with
Section 11.01 of the Participation Agreement.

         Owner's Economic Return.  As defined in Ancillary Agreement I.

         Participation Agreement. The Participation Agreement (Federal Express Corporation Trust No. N585FE), dated as of June 15, 1998, as amended and restated as of September 1, 1998, among the Lessee, the Owner Trustee not in its individual capacity except as otherwise expressly provided therein, but solely as owner trustee, the Owner Participant, the Indenture Trustee not in its individual capacity except as otherwise expressly provided therein, but solely as indenture trustee, the Pass Through Trustee not in its individual capacity except as otherwise expressly provided therein, but solely as pass through trustee, and the Subordination Agent not in its individual capacity except as otherwise expressly provided therein, but solely as subordination agent.

         Parts. All appliances, parts, components, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than complete Engines or engines) which may from time to time be incorporated or installed in or attached to the Airframe or any Engine or, prior to replacement thereof in accordance with the Lease, which may be removed therefrom.

         Pass Through Agreement. The Pass Through Trust Agreement dated as of May 1, 1997, between the Lessee and the Pass Through Trustee.

         Pass Through Certificates. Any of the Pass Through Certificates, 1998-1-A, the Pass Through Certificates, 1998-1-B or the Pass Through Certificates, 1998-1-C, in each case as issued by the related Pass Through Trust; and "Pass Through Certificates" means all of the Pass Through Certificates issued by each of the Pass Through Trusts.

         Pass Through Closing Date.  July 7, 1998.

         Pass Through Trust. The Federal Express Corporation 1998-1 Pass Through Trust Class A, Federal Express Corporation 1998-1 Pass Through Trust Class B and Federal Express Corporation 1998-1 Pass Through Trust Class C, in each case formed pursuant to the related Series Supplement in accordance with the Pass Through Agreement; and "Pass Through Trusts" means all of such Pass Through Trusts.

         Pass Through Trustee. First Security Bank, National Association, a national banking association, in its capacity as Pass Through Trustee under the Pass Through Agreement and each Pass Through Trust.

         Past Due Rate. In respect of (A) any amount payable to the Owner Participant or the Owner Trustee a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2% plus the Debt Rate and (B) any principal of or interest on any Certificate or any other amount payable under the Indenture, any Certificate or any other Operative Agreement that is not paid when due (whether at Maturity, by acceleration, by optional or mandatory prepayment or otherwise) to any Holder, the Indenture Trustee or the Pass Through Trustee, a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to (i) in the case of any such amount payable to the Holder of any Certificate, 2% plus the interest rate applicable to such Certificate and (ii) in the case of any other such amount, 2% plus the Debt Rate.

         Payment Date.  Each January 15 and July 15 commencing on January 15,
1999.

         Payment Default. Any event specified in Section 16.01(a) or 16.01(b) of the Lease which with the giving of notice or lapse of time or both would constitute an Event of Default.

         Permitted Investments. Those investments enumerated in Section 23.01(a) (i), (ii), (iii) and (iv) of the Lease.

         Person. Any individual, sole proprietorship, partnership, joint venture, joint stock company, trust, unincorporated organization, association, corporation, institution, entity or government (federal, state, local, foreign or any agency, instrumentality, division or body thereof).

         Pool Balance. Has the meaning specified in Article I to the Series Supplement.

         Pool Factors. Has the meaning specified in Article I to the Series Supplement.

         Preliminary Notice. Has the meaning specified in Section 4.01(a) of the Lease.

         Premium Termination Date. With respect to the Series A Certificates, the scheduled maturity date of the Series A Certificates, with respect to the Series B Certificates, the scheduled maturity date of the Series B Certificates and with respect to the Series C Certificates, the scheduled maturity date of the Series C Certificates.

         Prepayment Date. Has the meaning specified in Section 6.02(b) of the Indenture.

         Prepayment Price. Has the meaning specified in Section 6.02(b) of the Indenture.

         Principal Amount. With respect to a Certificate means the stated original principal amount of such Certificate and, with respect to all Certificates, means the aggregate stated original principal amounts of all Certificates.

         Property.   Any right or interest in or to property of any kind
whatsoever, whether real, personal or mixed and whether tangible or intangible.

         Proposed Termination Date. The proposed date of termination of the Lease as specified by the Lessee in its notice given pursuant to Section 10.01 thereof.

         Purchase Price.  The amount specified in Ancillary Agreement I.

         Rating Agencies. Collectively, at any time, each nationally recognized rating agency which shall have been requested to rate the Pass Through Certificates and which shall then be rating the Pass Through Certificates. The initial Rating Agencies will be Moody's and S&P.

         Rating Agency Confirmation. With respect to any Operative Agreement that is to be modified in any material respect on the Delivery Date a written confirmation from each of the Rating Agencies that the use of such Operative Agreement with such modifications would not result in (i) a reduction of the rating for any Class of Pass Through Certificates below the then current rating for such Class of Pass Through Certificates or (ii) a withdrawal or suspension of the rating of any Class of Pass Through Certificates.

         Record Date. With respect to Payment Dates under the Indenture (except a date for payment of defaulted interest), December 31 for January 15 Payment Dates and June 30 for July 15 Payment Dates, whether or not such date is a Business Day.

         Recourse Amount. Has the meaning specified in Section 17.10 of the Participation Agreement.

         Reference Rate. The rate of interest publicly announced from time to time by Bank of America National Trust and Savings Association in San Francisco, California, as its reference rate. The Reference Rate is set by Bank of America National Trust and Savings Association based upon various factors, including Bank of America National Trust and Savings Association's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans. Bank of America National Trust and Savings Association may price loans at, above or below the Reference Rate. Any change in the Reference Rate shall take effect at the opening of business on the day specified in the public announcement of such change.

         Refinancing.  A non-recourse loan to the Lessor arranged pursuant to
Section 15.01 of the Participation Agreement.

         Register.  Has the meaning set forth in Section 3.02 of the Indenture.

         Registrar. Has the meaning set forth in Section 3.02 of the Indenture.

         Regulation D. Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

         Reimbursement Agreement. The Standby Letter of Credit Application and Agreement, dated the Pass Through Closing Date, between the Lessee and the LC Bank.

         Related Aircraft.  Each of the aircraft relating to a Related
Indenture.

         Related Indentures. Collectively, the Trust Indenture and Security Agreement for each of Federal Express Corporation Trust Nos. N678FE, N679FE, N680FE, N681FE, N682FE, N620FE, N621FE and N623FE, each dated as of June 15, 1998, between State Street Bank and Trust Company of Connecticut, National Association, as owner trustee and First Security Bank, National Association, as indenture trustee, the Trust Indenture and Security Agreement for Federal Express Corporation Trust No. N590FE, dated as of May 1, 1998, as amended and restated as of June 15, 1998, between State Street Bank and Trust Company of Connecticut, National Association, as owner trustee and First Security Bank, National Association, as indenture trustee, the Trust Indenture and Security Agreement for Federal Express Corporation Trust No. N675FE, dated as of June
1, 1998, as amended and restated as of June 15, 1998, between State Street
Bank and Trust Company of Connecticut, National Association, as owner trustee and First Security Bank, National Association, as indenture trustee, the Trust Indenture and Security Agreement for Federal Express Corporation Trust No. N676FE, dated as of June 15, 1998, as amended and restated as of July 15, 1998, between State Street Bank and Trust Company of Connecticut, National Association, as owner trustee and First Security Bank, National Association, as indenture trustee, and the Trust Indenture and Security Agreement for Federal Express Corporation Trust No. N677FE, dated as of June 15, 1998, as amended and restated on August 1, 1998, between State Street Bank and Trust Company of Connecticut, National Association, as owner trustee and First Security Bank, National Association, as indenture trustee.

         Related Participation Agreements. Collectively, with respect to each Related Indenture, the "Participation Agreement" as defined therein.

         Remaining Weighted Average Life. On a given date with respect to any Certificate the number of days equal to the quotient obtained by dividing (i) the sum of each of the products obtained by multiplying (a) the amount of each then remaining scheduled payment of principal of such Certificate by (b) the number of days from and including such prepayment date to but excluding the dates on which each such payment of principal is scheduled to be made; by (ii) the then outstanding principal amount of such Certificate.

         Renewal Rent. The amount payable by the Lessee as rent in accordance with Section 4.01 of the Lease during any Renewal Term.

         Renewal Term. One or more terms with respect to which the Lessee has exercised its option to renew the Lease pursuant to Section 4.01(a) thereof.

         Rent. All payments due from the Lessee under the Lease as Basic Rent, Renewal Rent and Supplemental Rent, collectively.

         Rent Payment Date. Each January 15 and July 15 commencing on January 15, 1999.

         Replacement Aircraft. Any aircraft substituted for the Aircraft pursuant to Section 11.03(a) of the Lease.

         Replacement Airframe.  As defined in Section 11.03 of the Lease.

         Replacement Engine. A General Electric CF6-80C2-D1F engine (or an engine of the same or another manufacturer) of the same or greater value, remaining useful life and utility as the Engine being replaced, together with all Parts relating to such engine; provided, however, that if such replacement engine is not a General Electric CF6-80C2-D1F engine, such replacement engine must then be commonly used in the commercial aviation industry on McDonnell Douglas MD-11 airframes.

         Responsible Officer. With respect to the Owner Trustee or the Indenture Trustee, any officer in its Corporate Trust Department or Corporate Trust Administration, as the case may be, designated by such Person to perform obligations under the Operative Agreements, with respect to the Owner Participant, the president or any vice president with direct responsibility for the transactions contemplated by the Operative Agreements, and with respect to any other party, any corporate officer or (except in the case of the Owner Participant) other employee of a party who, in the normal performance of his or her operational responsibilities, with respect to the subject matter of any covenant, agreement or obligation of such party pursuant to any Operative Agreement, would have responsibility for and knowledge of such matter and the requirements of any Operative Agreement with respect thereto.

         S&P.  Standard & Poor's Ratings Group.

         Scheduled Delivery Date. The Delivery Date specified in the Delivery Notice pursuant to Section 3.01(a) of the Participation Agreement.

         SEC. The Securities and Exchange Commission of the United States and any successor agencies or authorities.

         Secured Obligations. Has the meaning specified in the Granting Clause of the Indenture.

         Securities Act.  The Securities Act of 1933, as amended.

         Series "A" or "Series A Certificates". Certificates issued and designated as "Series A" under the Indenture, in the Principal Amount and maturities and bearing interest as specified in Exhibit B to the Indenture under the heading "Series A".

         Series "B" or "Series B Certificates". Certificates issued and designated as "Series B" under the Indenture, in the Principal Amount and maturities and bearing interest as specified in Exhibit B to the Indenture under the heading "Series B".

         Series "C" or "Series C Certificates". Certificates issued and designated as "Series C" under the Indenture, in the Principal Amount and maturities and bearing interest as specified in Exhibit B to the Indenture under the heading "Series C".

         Series Supplement or Series Supplements. The Series Supplement 1998-1-A, the Series Supplement 1998-1-B or the Series Supplement 1998-1-C, each dated the Certificate Closing Date, between the Lessee and the Pass Through Trustee.

         Sinking Fund Redemption Date.  Has the meaning specified in Section
6.06 of the Indenture.

         Sinking Fund Redemption Price.  Has the meaning specified in Section
6.06 of the Indenture.

         Special Aviation Counsel.  Daugherty, Fowler & Peregrin.

         Special Distribution Date. Has the meaning specified in Article I to the Series Supplement.

         Specified Investments. Shall mean (a) direct obligations of the United States of America or obligations fully guaranteed by the United States of America; (b) commercial paper rated A-1/P-1 by S&P and Moody's, respectively or, if such ratings are unavailable, rated by any nationally recognized rating organization in the United States equal to the highest rating assigned by such rating organization; (c) investments in negotiable certificates of deposit, time deposits, banker's acceptances, commercial paper or other direct obligations of, or obligations guaranteed by, commercial banks organized under the laws of the United States or of any political subdivision thereof (or any U.S. branch of a foreign bank) with issuer ratings of at least B/C by Thomson Bankwatch, having maturities no later than 90 days following the date of such investment; (d) overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers; or
(e) overnight repurchase agreements with respect to the securities described in clause (a) above entered into with an office of a bank or trust company which is located in the United States of America or any bank or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500 million.

         SSB. State Street Bank and Trust Company of Connecticut, National Association, a national banking association or any successor Owner Trustee in its individual capacity.

         Stipulated Loss Value. As of any Stipulated Loss Value Determination Date during the Basic Term, the amount determined by multiplying the Purchase Price by the percentage set forth in Schedule III of the Lease under the heading "Stipulated Loss Value Factor" opposite such date (as such Schedule III may be adjusted from time to time as provided in Section 3.04 of the Lease), and during any Renewal Term, the amount determined pursuant to Section 4.01(b) of the Lease. Notwithstanding any other provisions of the Lease or the Participation Agreement or the Indenture, each Stipulated Loss Value for the Aircraft shall be, under any circumstances and in any event, an amount, together with so much of the arrears portion of Basic Rent due and owing through the date of payment of Stipulated Loss Value as does not constitute an Excepted Payment, at least sufficient to pay in full as of such date of payment the aggregate unpaid principal amount of and accrued interest on the Certificates outstanding on such date of payment. Subject to the immediately preceding sentence, it is understood and agreed that the amounts set forth on
Schedule III of the Lease, for dates other than Rent Payment Dates on which arrears Basic Rent is due, fully reflect appropriate Basic Rent accruals and credits of unearned Basic Rent and, accordingly, no further accrual or credit shall be required whenever Stipulated Loss Value is to be calculated with reference to any such date.

         Stipulated Loss Value Determination Date.  Each date set forth on
Schedule III of the Lease under the heading "Stipulated Loss Value Date."

         Subordination Agent.   First Security Bank, National Association, a
national banking association, not in its individual capacity but solely as Subordination Agent.

         Substantial Authority. For Federal income tax purposes, has the meaning applicable for purposes of Section 6662 of the Code and relevant Treasury regulations.

         Supplemental Rent. (a) All amounts, liabilities and obligations which the Lessee assumes or agrees to perform or pay under the Lease or under the Participation Agreement or Tax Indemnity Agreement or any Ancillary Agreement or any other Operative Agreement to SSB, the Lessor, the Owner Participant, the Indenture Trustee, the Subordination Agent, any Liquidity Provider or others, including, without limitation, payments of Stipulated Loss Value, EBO Price and amounts calculated by reference to Termination Value and all amounts required to be paid by Lessee under the agreements, covenants and indemnities contained in the Lease or in the Participation Agreement or the Tax Indemnity Agreement or any other Operative Agreement, but excluding Basic Rent and (b) all amounts that the Owner Trustee is obligated to pay in accordance with clause (b) of the last paragraph of Section 2.04 of the Indenture.

         Tax.  As defined in Section 8.01(a) of the Participation Agreement.

         Tax Indemnity Agreement. The Tax Indemnity Agreement (Federal Express Corporation Trust No. N585FE), dated as of September 1, 1998, between the Lessee and the Owner Participant.

         Term. The Basic Term of the lease of the Aircraft under the Lease and any Renewal Term, or such earlier date on which the Lease is terminated pursuant to its terms.

         Termination Date. A Rent Payment Date during the Basic Term that is on or after December 31, 2005 in the case of Article 10 of the Lease, and in the case of (i) Section 4.02(a)(A) of the Lease, the Rent Payment Date falling on July 15, 2012 or July 15, 2014, as the case may be, (ii) Section 4.02(a)(D) or (E) of the Lease, a Rent Payment Date that is on or after the seventh anniversary of the Delivery Date and (iii) Section 4.02(a)(F) of the Lease, July 15, 2016.

         Termination Value. As of any Termination Date, the amount determined by multiplying the Purchase Price by the percentage set forth in Schedule IV of the Lease under the heading "Termination Value Factor" opposite such Termination Date (as such Schedule IV may be adjusted from time to time as provided in Section 3.04 of the Lease). Notwithstanding any other provisions of the Lease, the Participation Agreement or the Indenture, each Termination Value shall be, under any circumstances and in any event, an amount, together with so much of the arrears portion of Basic Rent due and owing through the date of payment of any amount calculated by reference to Termination Value as does not constitute an Excepted Payment, at least sufficient to pay in full as of such date of payment the aggregate unpaid principal amount of and accrued interest on the Certificates outstanding on such date of payment. Subject to the immediately preceding sentence, it is understood and agreed that the amounts set forth on Schedule IV of the Lease, for dates other than Rent Payment Dates on which arrears Basic Rent is due, fully reflect appropriate Basic Rent accruals and credits of unearned Basic Rent and, accordingly, no further accrual or credit shall be required whenever Termination Value is to be calculated with reference to any such date.

         Transaction Costs. Those costs and expenses set forth in Section 10.01(a) of the Participation Agreement.

         Transportation Code. Title 49 of the United States Code, as amended and in effect on the date of the Lease or as subsequently amended, or any successor or substituted legislation at the time in effect and applicable, and the regulations promulgated pursuant thereto.

         Treasury Yield. At the time of determination with respect to any Certificate, the interest rate (expressed as a semi-annual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semi-annual yield to maturity for United States Treasury securities maturing on the Average Life Date on such Certificate and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities, trading in public securities markets, (i) one maturing as close as possible to, but earlier than, the Average Life Date of such Certificate and (ii) the other maturing as close as possible to, but later than, the Average Life Date of such Certificate, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Certificate is reported on the most recent H.15 (519), such weekly average yield to maturity as published in such H.15(919). "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Premium will be the third Business Day prior to the applicable prepayment date and the "most recent H.15(519)" means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable prepayment date.

         Trust Agreement. The Trust Agreement (Federal Express Corporation Trust No. N585FE), dated as of June 15, 1998, as amended and restated as of September 1, 1998, between the Owner Participant and the Owner Trustee in its individual capacity.

         Trust Estate.  The Lessor's Estate.

         Trust Indenture Act.  The Trust Indenture Act of 1939, as amended.

         Trust Indenture Estate. All estate, right, title and interest of the Indenture Trustee in and to any of the property, rights, interests and privileges granted to the Indenture Trustee pursuant to the Granting Clause of the Indenture, other than Excepted Payments and any and all other rights of the Owner Trustee or the Owner Participant expressly reserved to the Owner Trustee or the Owner Participant pursuant to the Indenture, and the Letter of Credit and any rights thereunder.

         UCC.  Uniform Commercial Code.

         Underwriters. Morgan Stanley & Co. Incorporated, Chase Securities Inc., Citicorp Securities, Inc., Credit Suisse First Boston Corporation and J.P. Morgan Securities Inc.

         Underwriting Agreement. The Underwriting Agreement dated June 30, 1998, among the Lessee and the Underwriters.

         United States, U.S. or US.  The United States of America.

         U.S. Air Carrier. Any United States air carrier as to which there is in force a certificate issued pursuant to Section 41102(a) or Section 41103 of the Transportation Code, and as to which there is in force an air carrier operating certificate issued pursuant to Chapter 447 of the Transportation Code and Part 121 of the regulations under such Transportation Code, for aircraft capable of carrying ten (10) or more individuals or 6,000 pounds or more of cargo, or which may operate as an air carrier by certification or otherwise under any successor or substitute provision thereof or in absence thereof.

         U.S. Person.  A Person described in Section 7701(a)(30) of the Code.

         Warranty Bill of Sale. The full warranty bill of sale covering the Aircraft (and specifically referring to each Engine) executed by the Lessee, as seller, in favor of the Owner Trustee, as buyer, and dated the Delivery Date.


                               SCHEDULE III

                          PERMITTED COUNTRY LIST



            Australia                       Japan

            Austria                         Luxembourg

            Belgium                         Malaysia

            Brazil                          Netherlands

            Canada                          New Zealand

            Denmark                         Norway

            Finland                         Philippines

            France                          Portugal

            Germany                         Singapore

            Hong Kong                       South Korea

            Iceland                         Sweden

            Indonesia                       Switzerland

            Ireland                         Thailand

            Italy                           United Kingdom



                                                               EXHIBIT A(1)(a)


                [Letterhead of Federal Express Corporation]


                                                               [Delivery Date]

To the Addressees Listed on Schedule A Attached

   Re:   Federal Express Corporation Trust No. N585FE

Ladies and Gentlemen:

         I am the Senior Vice President and General Counsel of Federal Express Corporation, a Delaware corporation ("Federal"), and am familiar with the transactions contemplated by the Participation Agreement (Federal Express Corporation Trust No. N585FE), dated as of June 15, 1998, as amended and restated as of September 1, 1998 (the "Participation Agreement"), among Federal, as Lessee and Initial Owner Participant, Pyrgos, Inc., as Owner Participant, State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity, except as otherwise stated, but solely as Owner Trustee, and First Security Bank, National Association, not in its individual capacity, except as otherwise stated, but solely as Indenture Trustee, Pass Through Trustee and Subordination Agent, relating to the Aircraft. This opinion is being delivered pursuant to Section 4.01(m)(i) of the Participation Agreement. Capitalized terms not otherwise defined herein have the meanings assigned thereto in the Participation Agreement.

         The Participation Agreement provides, among other things, for the financing on the Delivery Date of a portion of the Owner Trustee's payment of the Purchase Price of one McDonnell Douglas MD-11F aircraft (the "Aircraft"), using the proceeds from the public offering of the Pass Through Certificates. Three Classes of Pass Through Certificates were issued by three Pass Through Trusts formed to acquire, among other securities, the Certificates bearing a particular interest rate and having a particular Maturity that were issued under the Indenture, as supplemented by the related Indenture and Security Agreement Supplement.

         In connection with the opinions expressed below, I have examined, or caused to be examined by attorneys under my supervision, executed counterparts of the Operative Agreements. We have relied upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents and other instruments as in our judgment are relevant to rendering the opinions expressed below. As to any facts material to the opinions expressed below (other than any thereof relating to Federal), we have relied upon the representations and warranties made in the Operative Agreements, the accuracy of which we have not independently investigated or verified. In such examination, we have assumed the genuineness of all signatures (other than the signatures of Federal) and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also assumed that each of the parties to each of the Operative Agreements, other than Federal, has full power, authority and legal right to enter into such Operative Agreements and that each such Operative Agreement has been duly authorized, executed and delivered by each of such parties.

         Based on the foregoing, it is my opinion that:

         1. Federal is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, is a "citizen of the United States" within the meaning of Section 40102(a)(15) of the Transportation Code, and has and had, on the date of execution thereof, the corporate power and authority to carry on its business as currently conducted and to enter into and perform its obligations under the Operative Agreements to which it is a party. Federal is duly qualified to do business and is in good standing in the State of Tennessee and each other state of the United States in which its operations or the nature of its business requires Federal to so qualify, except where the failure to so qualify would not have a material adverse impact on Federal or its business.

         2. Federal possesses all necessary certificates, franchises, licenses, permits, rights and concessions and consents which are material to the operation of the routes flown by it and the conduct of its business and operations as currently conducted, and each such certificate, franchise, license, permit, right and concession and consent is in full force and effect.

         3. Each of the Operative Agreements to which Federal is a party has and had, on the date of execution thereof, been duly authorized, executed and delivered by Federal and each constitutes the legal, valid and binding obligation of Federal enforceable against Federal in accordance with its terms.

         4. Neither the execution and delivery by Federal of the Operative Agreements to which Federal is a party, nor the consummation of any of the transactions by Federal contemplated thereby, nor the performance of the obligations thereunder by Federal, did at the time of execution and delivery, or does presently (a) require any stockholder approval or violate the certificate of incorporation or by-laws of Federal or (b) conflict with or contravene the provisions of, or constitute a default under, or result in the creation of any Lien (other than Liens permitted under Section 6.01(a) of the Lease) upon the property of Federal under any law, governmental rule or regulation, or the charter or bylaws of Federal or any order, writ, injunction or decree of any court or governmental authority against Federal or by which any of its properties may be bound or any indenture, mortgage, contract or other agreement known to me to which Federal is a party or by which it may be bound or, require the approval or consent of any trustee or the holders of any indebtedness or obligations of Federal.

         5. Neither the execution and delivery by Federal of the Operative Agreements to which it is a party, nor the consummation of any transactions by Federal contemplated thereby, nor the performance of the obligations thereunder by Federal, did or does, as the case may be, (a) require the consent or approval of, the giving of notice to, or (except as described or contemplated in the Participation Agreement and the Lease, all of which were or are required to be performed on or prior to the Delivery Date and which were or shall have been accomplished on or prior to the Delivery Date) the registration with, or the taking of any other action in respect of, the Aeronautics Authority, the Securities and Exchange Commission or any other authority or agency of the federal government or of the State of Tennessee other than (i) the registration of the issuance and sale of the Pass Through Certificates under the Securities Act, (ii) compliance with the securities laws of each applicable state and (iii) the filings and recordings referred to in paragraph 7 below, or (b) contravene any judgment or order applicable to or binding on Federal or any law or governmental rule or regulation of the United States or of the State of Tennessee.

         6. There is no pending or, to my knowledge, threatened action or proceeding before any court or administrative agency which individually (or in the aggregate in the case of any group of related lawsuits) (i) is expected to have a material adverse effect on (A) the financial condition of Federal except for the matters described under "Legal Proceedings" in Federal's Annual Report on Form 10-K for the fiscal year ended May 31, 1998, as to all of which I can express no opinion at this time concerning Federal's liability (if any) or the effect of any adverse determination upon the business, condition (financial or otherwise) or operations of Federal, or (B) the ability of Federal to perform its obligations under the Operative Agreements, or (ii) involves the Aircraft.

         7. Except for the registration in the Owner Trustee's name of the Aircraft pursuant to the Transportation Code, and except for the filing and, where appropriate, recording, pursuant to the Transportation Code of (A) the FAA Bill of Sale, (B) the Trust Agreement, (C) the Lease (with the Lease Supplement covering the Aircraft, the Indenture and the Indenture and Security Agreement Supplement covering the Aircraft attached as exhibits) and (D) the Indenture (with the Indenture and Security Agreement Supplement covering the Aircraft attached as an exhibit), no further action, including any filing or recording of any document is necessary or advisable in order to establish and perfect the Owner Trustee's title to and interest in the Aircraft as against Federal and any third parties, or to perfect the first mortgage lien on the Aircraft in favor of the Indenture Trustee in each case with respect to such portion of the Aircraft as is covered by the recording system established by the Transportation Code.

         8. Federal is a duly certificated "air carrier" within the meaning of the Transportation Code, and a holder of a certificate under Sections 41102(a) and 41103 of the Transportation Code, and an "air carrier operating certificate" issued under Chapter 447 of the Transportation Code for aircraft capable of carrying ten (10) or more individuals or 6,000 pounds or more of cargo, and each such certificate is in full force and effect.

         9. On the date hereof the Owner Trustee received good and valid title to the Aircraft free and clear of all liens on file with the FAA, except for Liens permitted under Section 6.01(a) of the Lease.

         10. Federal's principal place of business and chief executive office (as such term is defined in the Uniform Commercial Code in effect in the State of Tennessee) are located at 2005 Corporate Avenue, Memphis, Shelby County, Tennessee.

         11. Federal is not, and is not directly or indirectly controlled by or acting on behalf of any Person which is, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         The opinions expressed in paragraph 3 above as to the enforceability of the Operative Agreements to which Federal is a party are based upon the assumption for purposes of such opinions and without independent analysis that, notwithstanding the respective choice of laws clauses in the Operative Agreements, the governing law with respect to each of the Operative Agreements is identical in all relevant respects to the law of the State of Tennessee. Insofar as the foregoing opinion relates to the enforceability of any instrument, such enforceability is subject to applicable bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally (whether such enforceability is considered in a proceeding in equity or at law). The enforceability of the remedies provided under the Lease may also be limited by applicable laws which may affect the remedies provided therein but which do not in my opinion affect the validity of the Lease or make such remedies inadequate for the practical realization of the benefits intended to be provided thereby.

         I do not express any opinion as to matters governed by any law other than the Federal laws of the United States of America, the corporation law of the State of Delaware and the laws of the State of Tennessee.

         As to the matters referred to in paragraphs 5, 7 and 9, I have relied on the opinion of Daugherty, Fowler & Peregrin, to the extent such matters are addressed in such counsel's opinion and subject to the assumptions and qualifications expressed therein.

         This opinion is delivered to you solely for your use in connection with the transaction described herein, and may not be used for any other purpose, and may not be relied upon by any other person, without my prior written consent.


                                             Very truly yours,



                                SCHEDULE A
                                ----------

Owner Trustee
-------------

State Street Bank and Trust Company
of Connecticut, National Association

Indenture Trustee, Pass Through Trustee & Subordination Agent
-------------------------------------------------------------

First Security Bank, National Association

Underwriters
------------

Morgan Stanley & Co. Incorporated
Chase Securities Inc.
Citicorp Securities, Inc.
Credit Suisse First Boston Corporation
J.P. Morgan Securities Inc.

Liquidity Provider
------------------

Kreditanstalt fur Wiederaufbau

Owner Participant
-----------------

Pyrgos, Inc.

Owner Participant Guarantor
---------------------------

Bank of America National Trust and Savings Association


                                                               EXHIBIT A(1)(b)


                   [Letterhead of Davis Polk & Wardwell]


                                                               [Delivery Date]

To Each of the Parties named on Schedule A Hereto

   Re:   Federal Express Corporation Trust No. N585FE

Ladies and Gentlemen:

         We have acted as special counsel for Federal Express Corporation, a Delaware corporation ("Federal Express"), in connection with the transactions contemplated by the Participation Agreement (Federal Express Corporation Trust No. N585FE), dated as of June 15, 1998, as amended and restated as of September 1, 1998 (the "Participation Agreement"), among Federal Express, as Lessee and Initial Owner Participant, Pyrgos, Inc., as Owner Participant, State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity, except as otherwise stated, but solely as Owner Trustee, and First Security Bank, National Association, not in its individual capacity, except as otherwise stated, but solely as Indenture Trustee, Pass Through Trustee and Subordination Agent, relating to the Aircraft. This opinion is being delivered pursuant to Section 4.01(m)(ii) of the Participation Agreement. Capitalized terms not otherwise defined herein have the meanings assigned thereto in the Participation Agreement.

         The Participation Agreement provides, among other things, for the financing on the Delivery Date of the Owner Trustee's payment of a portion of the Purchase Price of one McDonnell Douglas MD-11F Aircraft (the "Aircraft") using the proceeds from the public offering of the Pass Through Certificates. On the Certificate Closing Date, three Classes of Pass Through Certificates were issued by separate Pass Through Trusts, each formed to acquire, among other securities, the Certificates bearing a particular interest rate and having a particular Maturity issued under the Indenture, as supplemented by the related Indenture and Security Agreement Supplement.

         In connection with the opinions expressed below, we have examined executed counterparts of the Operative Agreements. We have also examined originals, or copies certified to our satisfaction, of such other agreements, documents, certificates and statements of governmental officials and corporate officers as we have deemed necessary or advisable as a basis for such opinions. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

         As to any facts material to our opinions expressed below, we have, with your consent, relied on the representations and warranties made in or pursuant to the Participation Agreement and the other documents referred to therein, the accuracy of which we have not independently verified. In addition, we have, when relevant facts were not independently established by us, relied, to the extent we deemed such reliance proper, upon certificates of public officials and certificates, telegrams and other written or telephoned statements of officers of the parties referred to herein.

         Based on the foregoing, it is our opinion that:

         1. With respect to that portion, if any, of the Aircraft and the other property included in the Lessor's Estate as may not be covered by the recording system established by the FAA pursuant to Section 44107 of the Transportation Code, no filing or recording of any document or other action was or is necessary in order to establish the Owner Trustee's title thereto and interest therein as against Federal Express and any third parties.

         2. Subject to execution and delivery of the Lease Supplement and the Indenture and Security Agreement Supplement for the Aircraft and to the registration of the Aircraft with the FAA in the name of the Owner Trustee, the Lease, as supplemented, will create a valid leasehold interest in the Aircraft, the entitlement thereof to the benefits of recordation under the Transportation Code being subject to the due and timely filing and, where appropriate, recording of (A) the FAA Bill of Sale, (B) the Trust Agreement,
(C) the Lease (with the Lease Supplement covering the Aircraft, the Indenture and the Indenture and Security Agreement Supplement covering the Aircraft attached as exhibits) and (D) the Indenture (with the Indenture and Security Agreement Supplement covering the Aircraft attached as an exhibit), pursuant to the Transportation Code, and assuming that at the time of such filing no other documents relating to the Aircraft have been filed pursuant to the Transportation Code.

         3. Assuming (i) the due authorization, execution and delivery of the Operative Agreements by each of the parties to each such document (other than Federal Express), (ii) each such party has full power and legal right to enter into and perform its respective obligations under the Operative Agreements, (iii) that the execution, delivery and performance of each of the Operative Agreements by each of the parties thereto will not violate the respective parties' constituent documents, (iv) the due authorization, execution, issuance and delivery by the Owner Trustee, and the due authentication by the Indenture Trustee, of the Certificates issued under the Indenture in accordance with the terms of the Indenture, and (v) that the form of each Operative Agreement is in compliance with all applicable laws and governmental rules and regulations (other than the laws of the United States and the State of New York), then: (A) to the extent governed by New York law, each Operative Agreement constitutes a legal, valid and binding agreement of each party thereto enforceable against each such party in accordance with its terms; (B) the Indenture creates, for the benefit of the Holders, the security interest in the Trust Indenture Estate that it purports to create; (C) the Certificates are legal, valid and binding obligations of the Owner Trustee enforceable against the Owner Trustee in accordance with their terms and the terms of the Indenture and are entitled to the benefits of the Indenture, including the benefit of the security interest created thereby; and (D) the beneficial interest of the Owner Participant under the Trust Agreement in and to the properties which are part of the Trust Indenture Estate is subject, to the extent provided in the Indenture, as supplemented by the Indenture and Security Agreement Supplement, to the Lien of the Indenture in favor of the Holders. The opinions set forth in this paragraph 3 are subject to the due filing and, where appropriate, recording with the FAA of the documents referred to in paragraph 2 above.

         4. (a) Each of the Operative Agreements to which Federal Express is a party has been duly authorized, executed and delivered by Federal Express.

         (b) The execution, delivery and performance by Federal Express of each of the Operative Agreements to which Federal Express is a party do not violate, and fully comply with, any laws and governmental rules and regulations of the State of New York that may be applicable to Federal Express. The opinion set forth in this paragraph 4(b) is rendered without regard to the taking of any action or the conduct of any other business by Federal Express in the State of New York other than the transactions contemplated by the Operative Agreements.

         5. The execution, delivery and performance of the Operative Agreements (other than the Certificates) by the Owner Trustee in its individual or trust capacity, as the case may be, and the issuance, execution, delivery and performance of the Certificates by the Owner Trustee in its trust capacity do not violate, and fully comply with, any laws and governmental rules and regulations of the State of New York that may be applicable to the Owner Trustee in its individual or trust capacity, as the case may be. The opinion set forth in this paragraph 5 is rendered without regard to the effect, if any, on such issuance (in the case of the Certificates), execution, delivery or performance, of the taking of any action, the conduct of any business or the exercise of any other powers by State Street Bank and Trust Company of Connecticut, National Association in its individual or trust capacity in the State of New York not related to the transactions contemplated by the Operative Agreements. We have assumed that State Street Bank and Trust Company of Connecticut, National Association has made the filings necessary to comply with Section 131.3 of the Banking Law of the State of New York, however we express no opinion as to whether State Street Bank and Trust Company of Connecticut, National Association is required to comply with said Section 131.3.

         6. All the properties which are part of the Trust Indenture Estate (including all right, title and interest of the Owner Trustee pledged and mortgaged by it pursuant to the Indenture in and to the Aircraft and the Lease) have been pledged and mortgaged with the Indenture Trustee as part of the Trust Indenture Estate (subject to the due filing and, where appropriate, recording of those documents referred to in paragraph 2 above and the financing statements referred to in Section 4.01(f) of the Participation Agreement), and the beneficial interest of the Owner Participant under the Trust Agreement in and to such properties is subject, to the extent provided in the Indenture, to the Lien of the Indenture in favor of the Holders of the Certificates issued under the Indenture.

         7. The Indenture and Security Agreement Supplement, pursuant to the Granting Clause of the Indenture, creates, as security for the Certificates duly issued under the Indenture, the first priority security interest in the Aircraft it purports to create, the perfection and rank thereof being subject to the registration with the FAA of the Aircraft in the name of the Owner Trustee and the due filing and, where appropriate, recording in accordance with the Transportation Code of the documents referred to in paragraph 2 above. We express no opinion with respect to the status of any security interest in any portion of the Aircraft which does not constitute an "aircraft" or "aircraft engine", as defined in paragraphs (6) and (7) of
Section 40102(a) of the Transportation Code.

         8. Except for (i) the filings and recordings referred to in paragraph 2 above, (ii) the registration of the issuance and sale of the Pass Through Certificates under the Securities Act and (iii) compliance with the securities laws of each applicable state, neither the execution and delivery by Federal Express of the Participation Agreement or any other Operative Agreement to which it is a party, nor the consummation of any of the transactions by Federal Express contemplated thereby, requires the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action in respect of, the Department of Transportation, the FAA, the Securities and Exchange Commission or any other Federal or New York State governmental authority.

         9. It is not necessary, in connection with the creation of the beneficial interest of the Owner Participant in the Trust Indenture Estate under the circumstances contemplated by the Participation Agreement to register such beneficial interest under the Securities Act of 1933, as amended, or to qualify the Trust Agreement or the Indenture under the Trust Indenture Act of 1939, as amended.

         10. The Indenture Trustee on behalf of the holders of the Certificates will be entitled to the benefits of Section 1110 of the United States Bankruptcy Code with respect to the Aircraft in the event of a case under Chapter 11 of the United States Bankruptcy Code in which Federal Express is a debtor. We note that a recent decision by the United States District Court for the District of Colorado in connection with the Western Pacific Airlines, Inc. bankruptcy suggests that the protections of Section 1110 become unavailable to the lessor or security interest holder once the bankruptcy trustee or debtor-in-possession, within the 60 day period following the date of commencement of the reorganization proceedings, agrees to perform the debtor's obligations that become due on or after such date and cures outstanding defaults, with the result, among others, that the ability of a lessor or security interest holder to exercise remedies based on a subsequent default would be subject to the automatic stay. We believe that this holding is erroneous because it is inconsistent with the overriding purpose of Section 1110 to protect lessors of, and creditors secured by, qualifying aircraft against being stayed from exercising their rights while defaults under their leases or financing agreements remain uncured.

         The foregoing opinions are subject to the following qualifications:

         (a) We have relied, with your consent, without independent investigation and verification and subject to the assumptions and qualifications contained therein, upon the opinions of Daugherty, Fowler & Peregrin and Karen M. Clayborne, Senior Vice President and General Counsel of Federal Express to be delivered to you, for purposes of the matters covered thereby.

         (b) We are qualified to practice law in the State of New York, and we do not purport to be experts on, or to express any opinion herein concerning, any laws other than the laws of the State of New York, the laws of the United States and the General Corporation Law of the State of Delaware. We express no opinion as to any matters involving aviation law, other than as set forth in paragraph 8 above.

         (c) The opinion contained in paragraph 3(A) above as to enforceability is subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity which may affect the remedies provided in the agreements referred to in said opinions, which laws and principles, however, do not in our opinion make the remedies provided in said agreements inadequate for the practical realization of the benefits of the security intended to be provided thereby.

         (d) This opinion is rendered solely to you at Federal Express's request in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other Person without our prior written consent.


                                             Very truly yours,



                                SCHEDULE A
                                ----------

Lessee and Initial Owner Participant
------------------------------------

Federal Express Corporation

Owner Trustee
-------------

State Street Bank and Trust Company
of Connecticut, National Association

Indenture Trustee, Pass Through Trustee & Subordination Agent
-------------------------------------------------------------

First Security Bank, National Association

Underwriters
------------

Morgan Stanley & Co. Incorporated
Chase Securities Inc.
Citicorp Securities, Inc.
Credit Suisse First Boston Corporation
J.P. Morgan Securities Inc.

Liquidity Provider
------------------

Kreditanstalt fur Wiederaufbau

Owner Participant
-----------------

Pyrgos, Inc.

Owner Participant Guarantor
---------------------------

Bank of America National Trust and Savings Association



                                                               EXHIBIT A(2)(a)


         [Letterhead of Paul, Weiss, Rifkind, Wharton & Garrison]


                                                               [Delivery Date]


To Each of the Parties named on Schedule A Hereto

   Re:   Federal Express Corporation Trust No. N585FE

Ladies and Gentlemen:

         We have acted as special counsel to Pyrgos, Inc., a Delaware corporation (the "Owner Participant") and Bank of America National Trust and Savings Association, a national banking association (the "Owner Participant Guarantor"), in connection with the transactions contemplated by the Participation Agreement (Federal Express Corporation Trust No. N585FE), dated as of June 15, 1998, as amended and restated as of September 1, 1998, among Federal Express Corporation, as Lessee and Initial Owner Participant, the Owner Participant, State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity, except as otherwise stated, but solely as Owner Trustee, and First Security Bank, National Association, not in its individual capacity, except as otherwise stated, but solely as Indenture Trustee, Pass Through Trustee and Subordination Agent. This opinion is being delivered pursuant to Section 4.01(m)(iii) of the Participation Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in Schedule II to the Participation Agreement.

         In connection with this opinion, we have examined executed copies of the Participation Agreement, the Trust Agreement, the Tax Indemnity Agreement and the Ancillary Agreement I (the "Owner Participant Documents") and the Owner Participant Guaranty. We have also examined originals or copies certified or otherwise identified to our satisfaction of such corporate records and documents, certificates and statements of public officials and other documents and records as we have deemed necessary to enable us to render the opinions expressed herein.

         In our examination of the foregoing documents, we have assumed, without independent investigation, the genuineness of all signatures, the due authorization, execution and delivery of the Owner Participant Documents and the Owner Participant Guaranty by all parties thereto, the legality, validity and binding effect of the Owner Participant Documents as to each party thereto other than the Owner Participant and the legal capacity of the parties which executed the Owner Participant Documents and the Owner Participant Guaranty. In addition, in rendering the opinions expressed herein, we have assumed that:
(i) the Owner Participant has been duly organized and is validly existing and in good standing under the laws of the State of Delaware; (ii) the Owner Participant has the legal power and authority to enter into and perform its obligations under the Owner Participant Documents; (iii) the execution, delivery and performance of the Owner Participant Documents by the Owner Participant do not conflict with its charter or by-laws or any agreement or instrument to which it or any of its property is subject, (iv) the Owner Participant Guarantor has been duly organized and is validly existing under the laws of the United States of America holding a valid certificate to do business as a national banking association; (v) the Owner Participant Guarantor has the legal power and authority to enter into and perform its obligations under the Owner Participant Guaranty; and (vi) the execution, delivery and performance of the Owner Participant Guaranty by the Owner Participant Guarantor does not conflict with its charter or by-laws or any agreement or instrument to which it or any of its property is subject.

         In expressing the opinions set forth herein, we have relied upon the factual matters contained in the representations and warranties of (i) the Owner Participant made in the Owner Participant Documents and (ii) the Owner Participant Guarantor made in the Owner Participant Guaranty.

         Based upon the foregoing, and subject to the assumptions, exceptions and qualifications set forth herein, we are of the opinion that:

         1. Each of the Owner Participant Documents (other than the Trust Agreement as to which we express no opinion) constitutes the legal, valid and binding obligation of the Owner Participant and is enforceable against the Owner Participant in accordance with its terms.

         2. The Owner Participant Guaranty constitutes the legal, valid and binding obligation of the Owner Participant Guarantor and is enforceable against the Owner Participant Guarantor in accordance with its terms.

         3. The execution, delivery and performance by the Owner Participant of the Owner Participant Documents and the consummation by it of the transactions contemplated thereby do not violate any applicable law or regulation in effect on the date hereof of the United States of America or the State of New York.

         4. The execution, delivery and performance by the Owner Participant Guarantor of the Owner Participant Guaranty and the consummation by it of the transactions contemplated thereby do not violate any applicable law or regulation in effect on the date hereof of the United States of America or the State of New York.

         5. No consents, declarations, authorizations or approvals of, and no notices to or filings or registrations with, any governmental or regulatory authority or agency of the United States of America or the State of New York are necessary for the execution, delivery or performance by the Owner Participant of any Owner Participant Document or the consummation by it of the transactions contemplated thereby.

         6. No consents, declarations, authorizations or approvals of, and no notices to or filings or registrations with, any governmental or regulatory authority or agency of the United States of America or the State of New York are necessary for the execution, delivery or performance by the Owner Participant Guarantor of the Owner Participant Guaranty or the consummation by it of the transactions contemplated thereby.

         The foregoing opinion is subject to the following assumptions, exceptions and qualifications:

         (a) The enforceability of the Owner Participant Documents and the Owner Participant Guaranty may be subject to: (i) bankruptcy, insolvency, liquidation, receivership, conservatorship, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws relating to or affecting rights of creditors generally or, in the case of the Owner Participant Guarantor, of creditors of banks the accounts of which are insured by the Federal Deposit Insurance Corporation, and (ii) general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

         (b) We express no opinion as to: (i) the enforceability of any provision contained in any Owner Participant Document or the Owner Participant Guaranty relating to jurisdiction or service of process other than in respect of the Supreme Court of the State of New York, County of New York, or the United States District Court for the Southern District of New York; (ii) the enforceability of forum selection clauses in the federal courts; (iii) whether any court outside the State of New York would honor the choice of New York law in any Owner Participant Document or the Owner Participant Guaranty; (iv) title (including, without limitation, for purposes of any tax laws) to any part of the Aircraft or the Lessor's Estate, the absence of liens on any property or their perfection, priority or attachment of any mortgage, lien or other security interest; (v) the enforceability of any provision in the Owner Participant Guaranty purporting to preserve and maintain the liability of the Owner Participant Guarantor despite the fact that the guarantied debt is unenforceable due to illegality; or (vi) the enforceability of any provision contained in any Owner Participant Document or the Owner Participant Guaranty that purports to establish (or may be construed to establish) evidentiary standards.

         The opinions expressed above are limited to the laws of the State of New York and the Federal laws of the United States of America which in our experience are normally applicable to transactions of the type contemplated by the Owner Participant Documents and the Owner Participant Guaranty but specifically excluding (i) laws relating to banks and their subsidiaries, (ii) Federal and New York securities laws, (iii) any Federal or state law dealing with ownership or operation of any equipment similar to the Aircraft or any part thereof, (iv) aviation or customs laws, (v) environmental laws or matters arising under the Employee Retirement Income Security Act of 1974, and (vi) United States international trade laws. The opinions expressed above are rendered only with respect to the laws, and the rules, regulations and orders thereunder, that are currently in effect.

         This opinion is furnished by us solely for your benefit in connection with the transactions referred to in the Participation Agreement and may not be relied upon by any other Person or used in any other context without our prior written consent.


                                             Very truly yours,



                                  SCHEDULE A
                                  ----------

Lessee and Initial Owner Participant
------------------------------------

Federal Express Corporation

Owner Trustee
-------------

State Street Bank and Trust Company
of Connecticut, National Association

Indenture Trustee, Pass Through Trustee & Subordination Agent
-------------------------------------------------------------

First Security Bank, National Association

Underwriters
------------

Morgan Stanley & Co. Incorporated
Chase Securities Inc.
Citicorp Securities, Inc.
Credit Suisse First Boston Corporation
J.P. Morgan Securities Inc.

Liquidity Provider
------------------

Kreditanstalt fur Wiederaufbau

Owner Participant
-----------------

Pyrgos, Inc.

Owner Participant Guarantor
---------------------------

Bank of America National Trust and Savings Association



                                                               EXHIBIT A(2)(b)


           [Letterhead of In-House Counsel of Owner Participant]


                                                   [Delivery Date]


To Each of the Parties named on Schedule A Hereto

   Re:   Federal Express Corporation Trust No. N585FE

Ladies and Gentlemen:

         I have acted as counsel for Pyrgos, Inc., a Delaware corporation ("Owner Participant") and Bank of America National Trust and Savings Association, a national banking association ("Owner Participant Guarantor"), in connection with the transactions contemplated by the Participation
Agreement (Federal Express Corporation Trust No. N585FE), dated as of June 15, 1998, as amended and restated as of September 1, 1998 (the "Participation Agreement"), among Federal Express Corporation, as Lessee and Initial Owner Participant, the Owner Participant, State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity, except as otherwise stated, but solely as Owner Trustee, and First Security Bank, National Association, not in its individual capacity, except as otherwise stated, but solely as Indenture Trustee, Pass Through Trustee and Subordination Agent. This opinion letter is furnished pursuant to Section 4.01(m)(iii) of the Participation Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in Schedule II to the Participation Agreement.

         In this connection, I have participated in the preparation, execution and delivery of the Participation Agreement, the Trust Agreement, the Tax Indemnity Agreement and the Ancillary Agreement I (collectively, the "Owner Participant Documents") and the Owner Participant Guaranty. I have examined originals, or copies certified or otherwise identified to my satisfaction, of the Operative Agreements and have considered such questions of law and fact as I have considered necessary or appropriate for the purposes of rendering the opinions set forth below. I have also examined originals, or copies certified to my satisfaction, of such other agreements, documents, certificates and statements of governmental officials and corporate officers as I have deemed necessary or advisable as a basis for such opinions. In such examination, I have assumed the genuineness of all signatures (other than those of the Owner Participant and the Owner Participant Guarantor) and the authenticity of all documents submitted to me as originals and the conformity with the originals of all documents submitted to me as copies. I have, when relevant facts were not independently established by me, relied, to the extent I deemed such reliance proper, upon certificates of public officials and certificates and other written or telephone statements of officers of the parties referred to herein. I also have examined and relied as to certain factual matters upon the representations and warranties contained in or made pursuant to the Operative Agreements.

         I have also assumed the due authorization, execution and delivery of the Operative Agreements executed on or before the date hereof by each party thereto other than the Owner Participant and the Owner Participant Guarantor, that such acts by such parties and the Operative Agreements comply with applicable law other than the laws of California and the General Corporation Law of the State of Delaware ("GCL") that each of the Operative Agreements (other than the Trust Agreement with respect to the Owner Participant) constitutes under such laws the legal, valid and binding obligation of each of the parties thereto enforceable against each of such parties in accordance with its terms.

         Based on the foregoing, and subject to the qualifications and assumptions set forth below, I am of the opinion that:

         1. The Owner Participant is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now conducted, to own or hold under lease its properties and to enter into and perform its obligations under the Owner Participant Documents.

         2. The Owner Participant Guarantor is a national banking association duly organized and validly existing under the laws of the United States of America holding a valid certificate to do business as a national banking association and has the requisite corporate power and authority to carry on its business as now conducted, to own or hold under lease its properties and to enter into and perform its obligations under the Owner Participant Guaranty.

         3. The Owner Participant Documents have been duly authorized, executed and delivered by the Owner Participant.

         4. The Owner Participant Guaranty has been duly authorized, executed and delivered by the Owner Participant Guarantor.

         5. The execution and delivery by the Owner Participant of the Owner Participant Documents and compliance by the Owner Participant with all of the provisions thereof (i) do not require any approval not already obtained of its stockholder(s) or any trustee or holder of any of its indebtedness, (ii) do not contravene any law, rule or regulation of the United States or the GCL or any judgment or order of any government authority applicable to or binding on the Owner Participant (it being understood that no opinion is given in respect of any law (including any aviation law) governing the ownership or operation of equipment similar to the Aircraft or any law, rule or regulation relating to aviation other than any law, rule or regulation relating to the citizenship requirements of the Owner Participant), or (iii) do not contravene the provisions of, or constitute a default under its Articles of Incorporation or By-laws or any material indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement or other agreement or instrument to which it is a party or by which it or its properties may be bound or affected.

         6. The execution and delivery by the Owner Participant Guarantor of the Owner Participant Guaranty and compliance by the Owner Participant Guarantor with all of the provisions thereof (i) do not require any approval not already obtained of its stockholder(s) or any trustee or holder of any of its indebtedness, (ii) do not and will not contravene any law, rule or regulation of the United States or California or any judgment or order of any government authority applicable to or binding on the Owner Participant Guarantor (it being understood that no opinion is given in respect of any law (including any aviation law) governing the ownership or operation of equipment similar to the Aircraft or any law, rule or regulation relating to aviation), or (iii) do not contravene the provisions of, or constitute a default under its charter or by-laws or any material indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement or other agreement or instrument to which it is a party or by which it or its properties may be bound or affected.

         7. No consent, authorization or approval or other action by, and no notice to or filing with, any governmental authority of the United States or under the GCL is required under any law, rule or regulation of the United States or under the GCL for the due execution, delivery or performance by the Owner Participant of the Owner Participant Documents, other than approval by the FAA of the Owner Participant's Affidavit (it being understood that no opinion is given with respect to the Transportation Code other than with respect to the requirement of United States citizenship in connection with registration of the Aircraft in the name of the Owner Trustee).

         8. No consent, authorization or approval or other action by, and no notice to or filing with, any governmental authority of the United States or California is required under any law, rule or regulation of the United States or California for the due execution, delivery or performance by the Owner Participant Guarantor of the Owner Participant Guaranty.

         9. There are no proceedings pending against the Owner Participant, or to the best of my knowledge threatened against it, in or before any court or administrative agency which, individually or in the aggregate, if determined adversely to the Owner Participant, would materially adversely affect the Owner Participant's ability to perform its obligations under the Owner Participant Documents or would question the binding effect, validity or enforceability of any thereof.

         10. There are no proceedings pending against the Owner Participant Guarantor, or to the best of my knowledge threatened against it, in or before any court or administrative agency which, individually or in the aggregate, if determined adversely to the Owner Participant Guarantor, would materially adversely affect the Owner Participant Guarantor's ability to perform its obligations under the Owner Participant Guaranty or would question the binding effect, validity or enforceability of any thereof.

         I am admitted to practice law in the State of California and do not purport to be expert in, or to render any opinion herein concerning, the laws of any jurisdiction other than the GCL, the laws of the State of California and the United States (other than (i) the Transportation Code (except in connection with the opinion in Paragraph 7 with respect to United States citizenship), (ii) customs laws and (iii) United States international trade laws). My opinions are rendered only with respect to the laws, and the rules, regulations and orders thereunder, that are currently in effect.

         This opinion is rendered to you and is solely for your benefit, and the benefit of your successors in interest, in connection with the above transactions.


                                             Very truly yours,




                                  SCHEDULE A
                                  ----------

Lessee and Initial Owner Participant
------------------------------------

Federal Express Corporation

Owner Trustee
-------------

State Street Bank and Trust Company
of Connecticut, National Association

Indenture Trustee, Pass Through Trustee & Subordination Agent
-------------------------------------------------------------

First Security Bank, National Association

Underwriters
------------

Morgan Stanley & Co. Incorporated
Chase Securities Inc.
Citicorp Securities, Inc.
Credit Suisse First Boston Corporation
J.P. Morgan Securities Inc.

Liquidity Provider
------------------

Kreditanstalt fur Wiederaufbau

Owner Participant
-----------------

Pyrgos, Inc.

Owner Participant Guarantor
---------------------------

Bank of America National Trust and Savings Association



                                                                  EXHIBIT A(3)


                  [Letterhead of Ray, Quinney & Nebeker]

                                                               [Delivery Date]

To the Persons Listed in Schedule A Attached Hereto

   Re:   Federal Express Corporation Trust No. N585FE

Ladies and Gentlemen:

         We have acted as special counsel to First Security Bank, National Association, a national banking association ("First Security"), in connection with the Participation Agreement (Federal Express Corporation Trust No. N585FE), dated as of June 15, 1998, as amended and restated as of September 1, 1998 (the "Participation Agreement"), among Federal Express Corporation, as Lessee and Initial Owner Participant, Pyrgos, Inc., as Owner Participant, State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity, except as otherwise stated, but solely as Owner Trustee, and First Security, not in its individual capacity, except as otherwise stated, but solely as Indenture Trustee, Pass Through Trustee and Subordination Agent. Pursuant to the Participation Agreement, one McDonnell Douglas MD-11F aircraft bearing U.S. Registration No. N585FE (the "Aircraft") is being financed. This opinion is furnished pursuant to Section 4.01(m)(iv) of the Participation Agreement. Capitalized terms used herein and not otherwise defined are used as defined in the Participation Agreement, except that references herein to any instrument shall mean such instrument as in effect on the date hereof.

         We have examined executed counterparts or copies otherwise identified to our satisfaction of the following documents:

         (a)   The Participation Agreement;

         (b)   The Indenture; and

         (c)   The Ancillary Agreement I.

(Each of the documents identified in paragraphs (a) through (c) above are collectively referred to as the "Indenture Trustee Documents".)

         We have also examined originals or copies of such other documents, corporate records, certificates and other statements of governmental officials and corporate officers and other representatives of the corporations or entities referred to herein and such other instruments as we have deemed necessary or appropriate for the purposes of this opinion. Moreover, as to certain facts material to the opinions expressed herein, we have relied upon representations and warranties contained in the Indenture Trustee Documents.

         Based upon the foregoing and upon an examination of such questions of law as we have considered necessary or appropriate, and subject to the assumptions, exceptions and qualifications set forth below, we advise you that, in our opinion:

         1. First Security is a national banking association duly organized and validly existing under the laws of the United States of America holding a valid certificate to do business as a national banking association, with banking and trust powers, and each of First Security and the Indenture Trustee, as the case may be, has full corporate power, authority and legal right to execute, deliver and perform each of the Indenture Trustee Documents to which it is or is to be a party.

         2. Each of First Security and the Indenture Trustee, as the case may be, has duly authorized, executed and delivered each Indenture Trustee Document to which it is a party; each such document constitutes a legal, valid and binding obligation of the Indenture Trustee (and, to the extent set forth in the respective Indenture Trustee Document, of First Security) enforceable against the Indenture Trustee (and, to the extent set forth in the respective Indenture Trustee Document, against First Security) in accordance with its terms.

         3. The Certificates issued and dated the Certificate Closing Date have been duly authenticated and delivered by the Indenture Trustee pursuant to the terms of the Indenture.

         4. Neither the authorization, execution and delivery by the Indenture Trustee or First Security, as the case may be, of the Indenture Trustee Documents, nor the authentication and delivery by the Indenture Trustee of the Certificates nor the fulfillment or compliance by the Indenture Trustee or First Security with the respective terms and provisions thereof nor the consummation of any of the transactions by the Indenture Trustee or First Security, as the case may be, contemplated thereby, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any court or administrative or governmental authority or agency of the State of Utah or the United States of America governing the banking or trust powers of First Security.

         5. The execution, delivery and performance by the Indenture Trustee or First Security, as the case may be, of each of the Indenture Trustee Documents and the authentication and delivery of the Certificates by the Indenture Trustee are not in violation of the charter or by-laws of First Security or of any law, governmental rule, or regulation of the State of Utah or the United States of America governing the banking or trust powers of First Security or, to our knowledge, of any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which it is a party or by which it is bound or, to our knowledge, of any judgment or order of the State of Utah or the United States of America relating to the banking or trust powers of First Security.

         6. There are no fees, taxes or other governmental charges payable by the Owner Trustee, the Indenture Trustee (except taxes imposed on fees payable to First Security) or the Certificate Holders to the State of Utah or any political subdivision thereof in connection with the execution, delivery or performance of any of the Operative Agreements or in connection with the issuance and acquisition of the Certificates by the Certificate Holders or the beneficial interests of the Certificate Holders in the Trust Indenture Estate solely because First Security (a) has its principal place of business in the State of Utah, (b) performs (in its individual capacity or as Indenture Trustee) any or all of its duties under the Indenture Trustee Documents in the State of Utah, and (c) engages in any activities unrelated to the transactions contemplated by the Indenture Trustee Documents in the State of Utah. Neither the Indenture Trustee nor the trust created under the Indenture will be subject to any fee, tax or other governmental charge (except for taxes imposed on fees payable to First Security) under the laws of the State of Utah or any political subdivision thereof in existence on the date hereof, on, based on or measured by, directly or indirectly, the gross receipts, net income or value of the Trust Indenture Estate solely because First Security (a) has its principal place of business in the State of Utah, (b) performs (in its individual capacity or as Indenture Trustee) any or all of its duties under the Indenture Trustee Documents in the State of Utah, and (c) engages in any activities unrelated to the transactions contemplated by the Indenture Trustee Documents in the State of Utah. There is no fee, tax or other governmental charge (except for taxes imposed on fees payable to First Security) under the laws of the State of Utah or any political subdivision thereof in existence on the date hereof, on, based on or measured by any payments under the Certificates by reason of the creation of the trust under the Indenture solely because First Security (a) has its principal place of business in the State of Utah, (b) performs (in its individual capacity or as Indenture Trustee) any or all of its duties under the Indenture Trustee Documents in the State of Utah, and (c) engages in any activities unrelated to the transactions contemplated by the Indenture Trustee Documents in the State of Utah. We express no opinion as to whether or not any fees, taxes or other charges are now or hereafter may be payable by the Owner Participant to the State of Utah or any political subdivision thereof in connection with (a) the execution, delivery or performance by any of the Indenture, the Participation Agreement or any of the other Operative Agreements and (b) the making by the Owner Participant of its investment in the Aircraft.

         7. To our knowledge, there are no actions, suits, investigations or proceedings pending or threatened against or affecting First Security or the Indenture Trustee, as the case may be, or any of its properties in any court or before any administrative agency or arbitrator, which, if adversely determined, would materially adversely affect the ability of First Security or the Indenture Trustee, as the case may be, to perform its obligations under any of the Indenture Trustee Documents, and to our knowledge, there are no pending or threatened actions or proceedings before any court, administrative agency or tribunal involving First Security or the Indenture Trustee, as the case may be, in connection with the transactions contemplated by any of the Indenture Trustee Documents.

         The foregoing opinions are subject to the following assumptions, exceptions and qualifications:

         A. We are admitted to practice law in the State of Utah and we do not hold ourselves out as being experts on the laws of any other jurisdiction. The foregoing opinions are limited to the laws of the State of Utah and the federal laws of the United States of America governing the banking and trust powers of First Security. In addition, we express no opinion with respect to
(i) federal securities laws, including the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Trust Indenture Act of 1939, as amended, (ii) Title 49 of the United States Code Annotated (previously known as the Federal Aviation Act of 1958), as amended and (iii) state securities or blue sky laws. Insofar as the foregoing opinions relate to the validity and enforceability in the State of Utah of the Certificates and the other Indenture Trustee Documents expressed to be governed by the laws of the State of New York, we have assumed that the laws of New York are identical to the laws of Utah in all material respects, and that the Certificates and such Indenture Trustee Documents constitute legal, valid, binding and enforceable documents or instruments under such laws (as to which we express no opinion).

         B. The foregoing opinions regarding enforceability of any document or instrument, are subject to (i) applicable bankruptcy, insolvency, moratorium, reorganization, receivership and similar laws affecting the rights and remedies of creditors generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         C. We have assumed the due authorization, execution and delivery by each of the parties thereto, other than First Security and the Indenture Trustee, of the Indenture Trustee Documents to which each is a party and that each of such parties has the full power, authority and legal right to execute and deliver each such document.

         D. We have assumed that all signatures (other than those of the Indenture Trustee or First Security) on documents and instruments examined by us are genuine, that all documents and instruments submitted to us as originals are authentic, and that all documents and instruments submitted to us as copies conform with the originals, which facts we have not independently verified.

         E. We have assumed that the Participation Agreement and the transactions contemplated thereby are not within the prohibitions of Section 406 of the Employee Retirement Income Security Act of 1974.

         F. We do not purport to be experts in respect of, or express any opinion concerning laws, rules or regulations applicable to the particular nature of the equipment involved in these transactions.

         G. We have made no investigation of, and we express no opinion concerning, the nature of the title to any part of the equipment involved in these transactions or the priority of any mortgage or security interest.

         This opinion is rendered solely for your benefit and may not be relied upon by any other person or entity for any purpose without our prior written consent.


                                             Very truly yours,




                                SCHEDULE A
                                ----------

Lessee and Initial Owner Participant
------------------------------------

Federal Express Corporation

Owner Trustee
-------------

State Street Bank and Trust Company
of Connecticut, National Association

Indenture Trustee, Pass Through Trustee & Subordination Agent
-------------------------------------------------------------

First Security Bank, National Association

Underwriters
------------

Morgan Stanley & Co. Incorporated
Chase Securities Inc.
Citicorp Securities, Inc.
Credit Suisse First Boston Corporation
J.P. Morgan Securities Inc.

Liquidity Provider
------------------

Kreditanstalt fur Wiederaufbau

Owner Participant
-----------------

Pyrgos, Inc.

Owner Participant Guarantor
---------------------------

Bank of America National Trust and Savings Association



                                                                  EXHIBIT A(4)


                     [Letterhead of Bingham Dana LLP]

                                                               [Delivery Date]

To Each of the Parties Listed on Schedule A Hereto

   Re:   Federal Express Corporation Trust No. N585FE

Ladies and Gentlemen:

         We have acted as counsel to State Street Bank and Trust Company of Connecticut, National Association, a national banking association in its individual capacity ("State Street") and its capacity as Owner Trustee (the "Owner Trustee") under the Trust Agreement (Federal Express Corporation Trust No. N585FE) dated as of June 15, 1998, as amended and restated as of September 1, 1998 between State Street and Pyrgos, Inc., as Owner Participant ("Owner Participant") (the "Trust Agreement") in connection with the transactions contemplated by that certain Participation Agreement (Federal Express Corporation Trust No. N585FE) dated as of June 15, 1998, as amended and restated as of September 1, 1998 (the "Participation Agreement") by and among Federal Express Corporation, as Lessee (the "Lessee") and the Initial Owner Participant; the Owner Participant; the Owner Trustee; and First Security
Bank, National Association, in its individual capacity and as Indenture Trustee (the "Indenture Trustee"), Pass Through Trustee and Subordination Agent.
Except as otherwise defined herein, all capitalized terms used herein shall have the respective meanings set forth in, or by reference to, the Participation Agreement.

         The Owner Trustee has requested that we deliver this opinion to you in accordance with Section 4.01(m)(v) of the Participation Agreement.

         Our representation of State Street has been as special counsel for the purposes stated above. As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have relied entirely upon (i) the representations of the parties set forth in the Operative Agreements and (ii) the certificates delivered to us by the management of State Street and have assumed, without independent inquiry, the accuracy of those representations and certificates.

         We have examined each of the Operative Agreements to which State Street or the Owner Trustee, as applicable, is a party (the "Owner Trustee Documents"), the Certificate of the Comptroller of the Currency relating to State Street and originals, or copies certified or otherwise identified to our satisfaction, of such other corporate records, documents, certificates and other instruments as we have deemed necessary or advisable for the purposes of rendering this opinion.

         We have assumed the genuineness of all signatures (other than those on behalf of State Street and the Owner Trustee), the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document (other than on behalf of State Street and the Owner Trustee).

         When an opinion set forth below is given to the best of our knowledge, or to our knowledge, or with reference to matters of which we are aware or which are known to us, or with another similar qualification, the relevant knowledge or awareness is limited to the actual knowledge or awareness of the individual lawyer in the firm that signed this opinion, the individual lawyers in the firm who have participated directly in the specific transactions to which this opinion relates or in the preparation of this opinion and the partner of the firm responsible for State Street corporate trust matters, and without any special or additional investigation undertaken for the purposes of this opinion.

         Each opinion set forth below relating to the enforceability of any agreement or instrument against State Street, the Owner Trustee or the Owner Participant, as applicable, is subject to the following general qualifications:

               (i) as to any agreement to which State Street or the Owner Trustee, as applicable, is a party, we assume that such agreement is the legal, valid and binding obligation of each other party thereto (except, with respect to the Trust Agreement, the Owner Participant);

               (ii) except as otherwise set forth in our opinions in paragraphs 14 and 15 below, the enforceability of any obligation of State Street, the Owner Trustee and the Owner Participant, may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, marshaling or other similar laws and rules of law affecting the enforcement generally of creditors' rights and remedies (including such as may deny giving effect to waivers of debtors' or guarantors' rights);

               (iii) no opinion is given herein as to the enforceability of any particular provision of any of the Owner Trustee Documents relating to remedies after default or as to the availability of any specific or equitable relief of any kind. However, we are of the opinion that, subject to the other limitations and qualifications contained in this opinion, the remedies provided in the Owner Trustee Documents, taken as a whole, are adequate for the realization of the principal benefits or security of said agreements (except for the economic consequences of procedural or other delay); and

               (iv) the enforcement of any rights and the availability of any specific or equitable relief of any kind may in all cases be subject to an implied duty of good faith and to general principles of equity (regardless of whether such enforceability or relief is considered in a proceeding at law or in equity) and, as to any of your rights to collateral security, will be subject to a duty to act in a commercially reasonable manner.

         Subject to the limitations set forth herein, we have made such examination of law as we have deemed necessary for the purposes of this opinion. The opinions expressed herein are limited solely to the internal substantive laws of the State of Connecticut and the Federal laws of the United States of America. No opinion is expressed herein as to the application or effect of federal securities laws or as to the securities or so-called "Blue Sky" laws of any state or other jurisdiction. In addition, no opinion is expressed as to matters governed by the Transportation Code, or by any other law, statute, rule or regulation of the United States relating to the acquisition, ownership, registration, use, operation, maintenance, repair, replacement or sale of or the nature of the Aircraft, Airframe or the Engines.

         Except as set forth in paragraph 12 below, which opinion is based solely upon our review of Uniform Commercial Code search reports conducted with the Secretary of the State of the State of Connecticut, we have made no examination of, and no opinion is given herein as to the Owner Trustee's or Owner Participant's title to or other ownership rights in, or the existence of any liens, charges or encumbrances on, or adverse claims against, any of the Indenture Estate. Other than as expressed in paragraph 5 below, we express no opinion as to the creation, attachment, perfection or priority of any mortgage, security interest or lien in any of the Indenture Estate. Nor do we express any opinion as to the attachment or perfection of any security interest in any of the Trust Estate excluded from, or in which the attachment or perfection of a security interest is not governed by Article 9 of the Uniform Commercial Code of the State of Connecticut (the "UCC"). In addition, there exist certain limitations, resulting from the operation of Section 9-306 of the UCC, on the perfection of the security interests in proceeds created by the Operative Agreements.

         Article 9 of the UCC requires the filing of continuation statements within the period of six months prior to the expiration of five years from the date of original filing of UCC financing statements to maintain effectiveness of such financing statements and perfection of security interests. Further, additional financing statements may be required to be filed to maintain the perfection of a security interest if any grantor thereof changes its name or location or the location of collateral, or makes certain other changes, as provided in the UCC.

         With your permission and without investigation, with respect to paragraphs 2, 3 and 4 below in connection with our opinion relating to the legality, validity and binding effect of the documents there referred to, to the extent that the laws of the State of Connecticut do not govern such documents, we have assumed that the laws of the jurisdictions whose laws govern such documents are not materially different from the internal substantive laws of the State of Connecticut.

         In rendering our opinion in paragraphs 14 and 15 below, we have assumed that the Owner Participant acquired its interest in the Trust Estate for fair consideration and in good faith without any intention to hinder, defraud or delay the Owner Participant's creditors.

         This opinion is rendered solely for the benefit of those institutions listed on Schedule A hereto and their respective successors and assigns in connection with the transactions contemplated by the Operative Agreements and may not be used or relied upon by any other person or for any other purpose.

         Based upon the foregoing, we are of the opinion that:

         1. State Street is a national banking association duly organized, validly existing and in good standing with the Comptroller of the Currency under the laws of the United States of America, is a "citizen of the United States" within the meaning of Section 40102(a)(15) of Title 49 of the United States Code, as amended and has or had, on the date of execution thereof, full corporate power, authority and legal right to execute, deliver and perform its obligations under the Trust Agreement and, as Owner Trustee under the Trust Agreement, to execute, deliver and perform its obligations under the other Owner Trustee Documents and to issue, execute, deliver and perform its obligations under the Certificates.

         2. The Owner Trustee has the power and authority to accept title to and delivery of the Aircraft, and a representative of the Owner Trustee has been duly authorized to accept title to and delivery of the Aircraft on behalf of the Owner Trustee.

         3. State Street has or had, on the date of execution thereof, duly authorized, executed, and delivered the Participation Agreement and the Trust Agreement and the Participation Agreement and the Trust Agreement constitute the legal, valid and binding obligation of State Street, enforceable against it in its individual capacity in accordance with the terms thereof.

         4. The Owner Trustee is duly authorized under the Trust Agreement to execute, deliver and perform each of the Owner Trustee Documents and each such Owner Trustee Document constitutes a legal, valid and binding obligation of the Owner Trustee enforceable against the Owner Trustee in accordance with its terms. The Certificates have been duly issued, executed and delivered by the Owner Trustee, pursuant to authorization contained in the Trust Agreement, and assuming due authentication thereof by the Indenture Trustee, constitutes the legal, valid and binding obligation of the Owner Trustee enforceable against the Owner Trustee in accordance with its terms and the terms of the Indenture; and the Certificates are entitled to the benefits and security afforded by the Indenture in accordance with its terms and the terms of the Indenture.

         5. Assuming the due authorization, execution and delivery of the Trust Agreement by the Owner Participant and that the Owner Participant has the requisite corporate power and authority to enter into and perform its obligations under the Trust Agreement, said Trust Agreement constitutes the legal, valid and binding obligation of the Owner Participant, enforceable against the Owner Participant in accordance with the terms thereof.

         6. To the extent that the UCC is applicable, except for the Indenture Trustee's taking possession of all monies and securities (including instruments) constituting part of the Trust Indenture Estate, no action, including the filing or recording of any document, is necessary (i) to create under the UCC the security interest in the Trust Indenture Estate (including the grant and assignment unto the Indenture Trustee of the security interest in all estate, right, title and interest of the Owner Trustee in, to and under the Lease and the Participation Agreement) which the Indenture by its terms purports to create in favor of the Indenture Trustee, and (ii) to perfect in the State of Connecticut such security interest, except for the filing of a UCC financing statement complying with the formal requisites of Section 9-402 of the UCC in the office of the Division of Corporations and Commercial Code of the State of Connecticut with respect to the security interest, which filing has been duly effected, and the filing of continuation statements with respect thereto required to be filed at periodic intervals under the UCC.

         7. The Trust Agreement duly creates a legal and valid trust under Connecticut law; the trust created by the Trust Agreement exists for the benefit of the Owner Participant as provided therein and creates for the benefit of the Owner Participant the interest in the Trust Estate which the Trust Agreement by its terms purports to create, subject however to the provisions of, and the Liens created by, the Indenture and the Lease.

         8. Neither the execution, delivery or performance by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, of the Certificates or the Owner Trustee Documents, the consummation by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, of any of the transactions contemplated thereby nor the compliance by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, with any of the terms and provisions thereof
   (i) requires any approval of its stockholders, any consent or approval of or the giving of notice to any trustees or holders of any indebtedness or obligations of it known to us, or (ii) violates its charter documents or by-laws, or contravenes or will contravene any provision of, or constitutes a default under, or results in any breach of, or results in the creation of any Lien (other than as permitted under the Operative Agreements) upon property under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, license or other agreement or instrument, in each case, known to us to which it is a party or by which it is bound or contravenes any Connecticut or United States applicable law governing the banking or trust powers of the Owner Trustee, or any judgment or order in each case, known to us applicable to or binding on it.

         9. To our knowledge, there are no proceedings or actions pending or threatened against or affecting the Owner Trustee, in its individual capacity or as Owner Trustee, before any governmental authority which, individually or in the aggregate, if adversely determined, would materially and adversely affect the ability of the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, to enter into or to perform its obligations under the Owner Trustee Documents or the Certificates.

         10. No consent, approval, order or authorization of, giving of notice to, or registration with, or taking of any other action in respect of, any Connecticut or United States governmental authority regulating the banking or trust powers of the Owner Trustee, in its individual capacity, is required for the execution and delivery of, or the carrying out by, the Owner Trustee in its individual capacity or as Owner Trustee, as the case may be, of any of the transactions contemplated by the Owner Trustee Documents, other than any such consent, approval, order, authorization, registration, notice or action as has been duly obtained, given or taken.

         11. There are no fees, taxes or other charges payable by the Owner Trustee, the Trust Estate or the trust created by the Trust Agreement imposed by the State of Connecticut or any political subdivision or taxing authority thereof in connection with the execution, delivery and performance by State Street, individually or as Owner Trustee, of the Owner Trustee Documents (other than franchise or other taxes based on or measured by any fees or compensation received by State Street, acting as the Owner Trustee, for services rendered in connection with the transactions contemplated by the Operative Agreements) and, assuming that the trust created by the Trust Agreement will not be taxable as a corporation, but, rather, will be characterized as a grantor trust under subpart E, Part I of Subchapter J of the Internal Revenue Code of 1986, as amended, (i) such trust will not be subject to any fees, taxes or other charges imposed by the State of Connecticut or any political subdivision thereof based on income, receipts, value or otherwise, (ii) Holders that are not residents of or otherwise subject to tax in Connecticut will not be subject to any taxes imposed by the State of Connecticut or any political subdivision thereof as a result of purchasing, holding (including receiving payments with respect to) or selling a Certificate and (iii) assuming the Owner Participant is not a Connecticut resident or otherwise subject to tax in Connecticut and further assuming that the assets of the trust created by the Trust Agreement are not deemed to be located in Connecticut, the Owner Participant will not be subject to any taxes imposed by the State of Connecticut or any political subdivision thereof solely as a result of being the beneficial owner of the trust created by the Trust Agreement.

         12. The Owner Trustee has received such title to the Aircraft as has been conveyed to it subject to the rights of the Owner Trustee and the Lessee under the Lease and the security interest created pursuant to the Indenture and the Lease; and to our knowledge, there exist no liens or encumbrances affecting the right, title and interest of the Owner Trustee in and to the Trust Estate resulting from claims against State Street not related to the ownership of the Trust Estate or any other transaction contemplated by the Operative Agreements.

         13. All the properties which are part of the Indenture Estate (including all right, title and interest of the Owner Trustee pledged and mortgaged by it pursuant to the Indenture) have been pledged and mortgaged with the Indenture Trustee as part of the Indenture Estate, and the beneficial interest of the Owner Participant under the Trust Agreement in and to such properties is subject, to the extent provided in the Indenture, to the liens of the Indenture in favor of the Holders from time to time of the Certificates.

         14. Neither a Connecticut court nor a Federal court applying federal law or Connecticut law, if properly presented with the issue and after having properly considered such issue, would permit the Owner Participant to terminate the Trust Agreement, except as otherwise provided therein, until the Lien of the Indenture on the Indenture Estate has been released and until payment in full of the principal of, and premium, if any, and interest on, the Certificates and all other sums due the Holders of the Certificates have been made.

         15. Under the laws of the State of Connecticut, as long as the Trust Agreement has not been terminated in accordance with its terms, creditors of any person that is an Owner Participant, holders of a lien against the assets of any such person and representatives of creditors of any such person, such as trustees, receivers or liquidators (whether or not any insolvency proceeding has been commenced) (collectively the "Creditors") may acquire legal, valid and enforceable claims and liens, as to the Trust Estate, only against the beneficial interest of such person in the Trust Estate, and do not have, and may not through the enforcement of such Creditors' rights acquire, any other legal, valid, and enforceable claim or lien against the Trust Estate.


                                             Very truly yours,





                                SCHEDULE A
                                ----------

Lessee and Initial Owner Participant
------------------------------------

Federal Express Corporation

Owner Trustee
-------------

State Street Bank and Trust Company
of Connecticut, National Association

Indenture Trustee, Pass Through Trustee & Subordination Agent
-------------------------------------------------------------

First Security Bank, National Association

Underwriters
------------

Morgan Stanley & Co. Incorporated
Chase Securities Inc.
Citicorp Securities, Inc.
Credit Suisse First Boston Corporation
J.P. Morgan Securities Inc.

Liquidity Provider
------------------

Kreditanstalt fur Wiederaufbau

Owner Participant
-----------------

Pyrgos, Inc.

Owner Participant Guarantor
---------------------------

Bank of America National Trust and Savings Association




                                                                  EXHIBIT A(5)


                  [Letterhead of Ray, Quinney & Nebeker]


                                             [Delivery Date]

To the Persons Listed in Schedule A Attached Hereto

   Re:   Federal Express Corporation Trust No. N585FE

Ladies and Gentlemen:

         We have acted as special counsel to First Security Bank, National Association, a national banking association ("First Security"), in connection with the Pass Through Trust Agreement dated as of May 1, 1997 (the "Pass Through Trust Agreement"), as supplemented by the Series Supplements dated July 7, 1998 between Federal Express Corporation and First Security, not in its individual capacity, except as otherwise stated, but solely as Pass Through Trustee, designated as Series Supplement 1998-1-A, 1998-1-B and 1998-1-C, respectively (the "Series Supplements") and the Participation Agreement (Federal Express Corporation Trust No. N585FE), dated as of June 15, 1998, as amended and restated as of September 1, 1998 (the "Participation Agreement"), among Federal Express Corporation, as Lessee and Initial Owner Participant, Pyrgos, Inc., as Owner Participant, State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity, except as otherwise stated, but solely as Owner Trustee, and First Security, not in its individual capacity, except as otherwise stated, but solely as Indenture Trustee, Pass Through Trustee and Subordination Agent. Pursuant to the Participation Agreement, one McDonnell Douglas MD-11F aircraft bearing U.S. Registration No. N585FE (the "Aircraft") is being financed. This opinion is furnished pursuant to Section 4.01(m)(vi) of the Participation Agreement. Capitalized terms used herein and not otherwise defined are used as defined in the Participation Agreement, except that references herein to any instrument shall mean such instrument as in effect on the date hereof.

         We have examined executed counterparts or copies otherwise identified to our satisfaction of the following documents:

         (a)   The Pass Through Trust Agreement;

         (b)   The Series Supplements;

         (c)   The Pass Through Certificates;

         (d)   The Participation Agreement;

         (e)   The Intercreditor Agreement; and

         (f)   Each Liquidity Facility.

(Each of the documents identified in paragraphs (a) through (e) are being collectively referred to as the "Pass Through Trustee Documents" and each of the documents identified in paragraphs (d) through (f) are being collectively referred to as the "Subordination Agent Documents".)

         We have also examined originals or copies of such other documents, corporate records, certificates and other statements of governmental officials and corporate officers and other representatives of the corporations or entities referred to herein and such other instruments as we have deemed necessary or appropriate for the purposes of this opinion. Moreover, as to certain facts material to the opinions expressed herein, we have relied upon representations and warranties contained in the Pass Through Trustee Documents or the Subordination Agent Documents, as the case may be.

         Based upon the foregoing and upon an examination of such questions of law as we have considered necessary or appropriate, and subject to the assumptions, exceptions and qualifications set forth below, we advise you that, in our opinion:

         With respect to the opinions set forth in paragraph 8 below, with your permission we have relied upon, and this opinion is limited by, the assumptions set forth in the discussion entitled "Certain Utah Taxes" in the Prospectus Supplement to the Prospectus forming part of Registration Number
No. 333-49411 (the "Registration Statement") for the registration of the Pass Through Certificates with the Securities and Exchange Commission. We express no opinion as to the correctness of the foregoing assumptions and we have conducted no independent investigation in this regard.

         1. First Security is a national banking association duly organized and validly existing under the laws of the United States of America holding a valid certificate to do business as a national banking association, with banking and trust powers.

         2. Each of First Security, the Pass Through Trustee and the Subordination Agent, as the case may be, has or had, on the date of execution thereof, full corporate power, authority and legal right to execute, deliver and perform each of the Pass Through Trustee Documents and the Subordination Agent Documents, as the case may be, and to authenticate the Pass Through Certificates delivered on the Certificate Closing Date.

         3. Each of First Security, the Pass Through Trustee and the Subordination Agent has duly authorized, executed and delivered each Pass Through Trustee Document or Subordination Agent Document, as the case may be; each such document constitutes a legal, valid and binding obligation of the Pass Through Trustee or the Subordination Agent, as the case may be (and, to the extent set forth in the respective Pass Through Trustee Document or Subordination Agent Document, of First Security) enforceable against the Pass Through Trustee or the Subordination Agent, as the case may be (and, to the extent set forth in the respective Pass Through Trustee Document or Subordination Agent Document, against First Security) in accordance with its terms.

         4. The Pass Through Certificates issued and dated the Certificate Closing Date have been duly authorized and validly executed, issued, delivered and authenticated by the Pass Through Trustee pursuant to the Pass Through Trust Agreement and the Series Supplements; and the Pass Through Certificates acquired by the Underwriters under the Underwriting Agreement are enforceable against the Pass Through Trustee and are entitled to the benefits of the related Pass Through Trust Agreement and the related Series Supplements.

         5. No order, license, consent, permit, authorization or approval of or exemption by, and no notice to or filing with, or the taking of any other action in respect of, any Utah or Federal governmental authority governing the banking or trust powers of First Security, the Pass Through Trustee or the Subordination Agent, and no filing, recording, publication or registration in any public office is required under Utah or Federal law pertaining to its banking or trust powers for the due execution, delivery or performance by First Security, individually or as Pass Through Trustee or Subordination Agent, as the case may be, of the Pass Through Trustee Documents (other than the Pass Through Trust Agreement) or the
   Subordination Agent Documents, as the case may be, and of the certificate of authentication, as Pass Through Trustee, on the Pass Through Certificates, or for the legality, validity, binding effect or enforceability thereof against First Security, the Pass Through Trustee or the Subordination
   Agent, as the case may be.

         6. The execution, delivery and performance by the Pass Through Trustee or First Security, as the case may be, of each of the Pass Through Documents and the Subordination Agent or First Security, as the case may be, of each of the Subordination Agent Documents, and the issuance, execution, delivery and performance of the Pass Through Certificates by the Pass Through Trustee are not or were not, on the date of execution thereof, in violation of the charter or by-laws of First Security or of any law, governmental rule, or regulation of the State of Utah or the United States of America governing the banking or trust powers of First Security or, to our knowledge, of any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which it is a party or by which it is bound or, to our knowledge, of any judgment or order of the State of Utah or the United States of America relating to the banking or trust powers of First Security.

         7. To our knowledge, there are no actions, suits, investigations or proceedings pending or threatened against or affecting First Security, the Pass Through Trustee or the Subordination Agent or any of its properties in any court or before any administrative agency or arbitrator, which, if adversely determined, would materially adversely affect the ability of First Security, the Pass Through Trustee or the Subordination Agent, as the case may be, to perform its obligations under any of the Pass Through Trustee Documents or the Subordination Agent Documents, as the case may be, and to our knowledge, there are no pending or threatened actions or proceedings before any court, administrative agency or tribunal involving First Security, the Pass Through Trustee or the Subordination Agent in connection with the transactions contemplated by any of the Pass Through Trustee Documents or the Subordination Agent Documents, as the case may be.

         8. Neither the trusts created by the Pass Through Trust Agreement and the Series Supplements nor the Pass Through Trustee, in its individual or trust capacity, as the case may be, nor the Owner Participant, nor the Owner Trustee, nor their respective Affiliates, successors or assigns, will be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), governmental fee or other similar charge under the laws of the State of Utah or any political subdivision thereof (other than taxes imposed on the fees received by First Security for acting as Pass Through Trustee under the Series Supplements). Certificate holders who are not residents of or otherwise subject to tax in Utah will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), governmental fee or other similar charge under the laws of the State of Utah or any political subdivision thereof as a result of purchasing, owning (including receiving payments with respect to) or selling a Pass Through Certificate. There are no applicable taxes under the laws of the State of Utah or any political subdivision thereof upon or with respect to (a) the construction, mortgaging, financing, refinancing, purchase, acquisition, acceptance, rejection, delivery, nondelivery, transport, location, ownership, insurance, control, assembly, possession, repossession, operation, use, condition, maintenance, repair, sale, return, abandonment, replacement, preparation, installation, storage, redelivery, manufacture, leasing, subleasing, modification, rebuilding, importation, transfer of title, transfer of registration, exportation or other application or disposition of the Aircraft or any interest in any thereof, (b) payments of Rent or other receipts, income or earnings arising therefrom or received with respect to the Aircraft or any interest in any thereof or payable pursuant to the Lease, (c) any amount paid or payable pursuant to any Operative Agreements, (d) the Aircraft or any interest therein or the applicability of the Lease to the Aircraft or any interest in any thereof,
   (e) any or all of the Operative Agreements, any or all of the Pass Through Certificates or any interest in any or all thereof or the offering, registration, reregistration, issuance, acquisition, modification, assumption, reissuance, refinancing or refunding of any or all thereof, and any other documents contemplated thereby and amendments or supplements hereto and thereto, (f) the payment of the principal of, or interest or premium on, or other amounts payable with respect to, any or all of the Pass Through Certificates, whether as originally issued or pursuant to any refinancing, refunding, assumption, modification or reissuance, or any other obligation evidencing any loan in replacement of the loan evidenced by any or all of the Pass Through Certificates, or (g) otherwise with respect to or in connection with the transactions contemplated by the Pass Through Trust Agreement, the Series Supplements, the Pass Through Certificates and the Operative Agreements, which would not have been imposed if the Pass Through Trustee had not had its principal place of business in, had not performed (either in its individual capacity or as Pass Through Trustee) any or all of its administrative duties under the Pass Through Trust Agreement, the Series Supplements, the Pass Through Certificates and the Operative Agreements in, and had not engaged in any activities unrelated to the transactions contemplated by the Pass Through Trust Agreement, the Series Supplements, the Pass Through Certificates and the Operative Agreements in, the State of Utah.

         9. Each of the Certificates to be delivered to and registered in the name of the Subordination Agent on the date hereof pursuant to the Participation Agreement and the Intercreditor Agreement will be held by the Subordination Agent in trust for the Pass Through Trustee under the applicable Pass Through Trust Agreement.

         The foregoing opinions are subject to the following assumptions, exceptions and qualifications:

         A. We are admitted to practice law in the State of Utah and we do not hold ourselves out as being experts on the laws of any other jurisdiction. The foregoing opinions are limited to the laws of the State of Utah and the federal laws of the United States of America governing the banking and trust powers of First Security. In addition, we express no opinion with respect to
(i) federal securities laws, including the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Trust Indenture Act of 1939, as amended, (ii) Title 49 of the United States Code Annotated (previously known as the Federal Aviation Act of 1958), as amended and (iii) state securities or blue sky laws. Insofar as the foregoing opinions relate to the validity and enforceability in the State of Utah of the Certificates and the other Pass Through Trustee Documents expressed to be governed by the laws of the State of New York, we have assumed that the laws of New York are identical to the laws of Utah in all material respects, and that the Certificates and such Pass Through Trustee Documents constitute legal, valid, binding and enforceable documents or instruments under such laws (as to which we express no opinion).

         B. The foregoing opinions regarding enforceability of any document or instrument, are subject to (i) applicable bankruptcy, insolvency, moratorium, reorganization, receivership and similar laws affecting the rights and remedies of creditors generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         C. We have assumed the due authorization, execution and delivery by each of the parties thereto, other than First Security and the Pass Through Trustee, of the Pass Through Trustee Documents to which each is a party and that each of such parties has the full power, authority and legal right to execute and deliver each such document.

         D. We have assumed that all signatures (other than those of the Pass Through Trustee or First Security) on documents and instruments examined by us are genuine, that all documents and instruments submitted to us as originals are authentic, and that all documents and instruments submitted to us as copies conform with the originals, which facts we have not independently verified.

         E. We have assumed that the Participation Agreement and the transactions contemplated thereby are not within the prohibitions of Section 406 of the Employee Retirement Income Security Act of 1974.

         F. We do not purport to be experts in respect of, or express any opinion concerning laws, rules or regulations applicable to the particular nature of the equipment involved in these transactions.

         G. We have made no investigation of, and we express no opinion concerning, the nature of the title to any part of the equipment involved in these transactions or the priority of any mortgage or security interest.

         This opinion is rendered solely for your benefit and may not be relied upon by any other person or entity for any purpose without our prior written consent.


                                       Very truly yours,



                                SCHEDULE A
                                ----------

Lessee and Initial Owner Participant
------------------------------------

Federal Express Corporation

Owner Trustee
-------------

State Street Bank and Trust Company
of Connecticut, National Association

Indenture Trustee, Pass Through Trustee & Subordination Agent
-------------------------------------------------------------

First Security Bank, National Association

Underwriters
------------

Morgan Stanley & Co. Incorporated
Chase Securities Inc.
Citicorp Securities, Inc.
Credit Suisse First Boston Corporation
J.P. Morgan Securities Inc.

Liquidity Provider
------------------

Kreditanstalt fur Wiederaufbau

Owner Participant
-----------------

Pyrgos, Inc.

Owner Participant Guarantor
---------------------------

Bank of America National Trust and Savings Association




                                                                  EXHIBIT A(6)


                   [Letterhead of General Electric Company]

                                                               [Delivery Date]

To Each of the Parties named on Schedule A Hereto

   Re:   Federal Express Corporation Trust No. N585FE

   Reference is made to (i) that certain Participation Agreement (Federal Express Corporation Trust No. N585FE), dated as of June 15, 1998, as amended and restated as of September 1, 1998 (the "Participation Agreement") by and among Federal Express Corporation, as Lessee and Initial Owner Participant ("Fed Ex"), Pyrgos, Inc., as Owner Participant, State Street Bank and Trust Company of Connecticut, National Association ("SSB") (not in its individual capacity, except as otherwise expressly set forth therein, but solely as Owner Trustee), and First Security Bank, National Association ("FSB") (not in its individual capacity, except as otherwise expressly set forth therein, but solely as Indenture Trustee, Pass Through Trustee and Subordination Agent);
(ii) that certain Lease Agreement (Federal Express Corporation Trust No. N585FE), dated as of June 15, 1998, as amended and restated as of September 1, 1998 (the "Lease") between SSB (not in its individual capacity, but solely as Owner Trustee), as Lessor and Fed Ex, as Lessee; (iii) that certain Trust Indenture and Security Agreement (Federal Express Corporation Trust No. N585FE), dated as of June 15, 1998, as amended and restated as of September 1, 1998 (the "Trust Indenture") between SSB (not in its individual capacity), as Owner Trustee and FSB (not in its individual capacity), as Indenture Trustee; and (iv) that certain Trust Agreement (Federal Express Corporation Trust No. N585FE), dated as of June 15, 1998, as amended and restated as of September 1, 1998 (the "Trust Agreement") between SSB (not in its individual capacity), as Owner Trustee and Pyrgos, Inc., as Trustor.

   I am an attorney employed by General Electric Company, a New York corporation (the "Engine Manufacturer"), and as such have acted as counsel for the Engine Manufacturer in connection with the execution and delivery by the Engine Manufacturer of the Consent (the "Consent"), and the Engine Warranty Assignment (Federal Express Corporation Trust No. N585FE) (the "Engine Warranty Assignment"). The Consent and the Engine Warranty Assignment covers three GE CF6-80C2-D1F series engines bearing Engine Manufacturer's serial numbers 702-826, 702-849 and 702-547, respectively. In this connection, I have, or an attorney under my supervision has, reviewed such documents as I have deemed necessary for the purpose of this opinion, including, but without limiting the generality of the foregoing, the General Terms Agreement No. 6-6327A, dated as of June 28, 1991 between the Engine Manufacturer and American Airlines, Inc. (the "General Terms Agreement"), the Engine Product Support Plan forming a part thereof (the "Engine Product Support Plan"), the Participation Agreement, the Lease, the Trust Indenture and the Trust Agreement.

   In making such examinations, I have relied upon the accuracy of original, certified, conformed, photocopied or telecopied copies of such records, agreements, certificates and other documents as I have deemed necessary or appropriate to enable me to render the opinions expressed herein. In all such examinations, I have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to me as certified, conformed, photocopied or telecopied copies, and as to certificates and telegraphic and telephonic confirmations given by public officials, I have assumed the same to have been properly given and to be accurate. As to various questions of fact material to such opinions, I have relied, when such relevant facts were not independently established by me, solely upon the accuracy of the statements, representations and warranties made in the Participation Agreement, the Lease, the Trust Indenture and the Trust Agreement.

   With your consent, and for the purposes of this opinion, I have assumed (other than with respect to the Engine Manufacturer), the accuracy of the following matters, but I have not made any independent investigation or inquiry with respect thereto and I render no opinion on such matters:

         (a) each of the Participation Agreement, the Lease, the Trust Indenture, and the Trust Agreement have been duly and validly authorized, executed and delivered by all parties thereto and constitutes the legal, valid and binding obligations of each of such parties in accordance with the respective terms thereof; and

         (b) the respective parties to the Participation Agreement, the Lease, the Trust Indenture, and the Trust Agreement have obtained, and there are in full force and effect, any and all federal, state, local or foreign governmental agencies and authorities in connection with the transactions contemplated thereby, to the extent necessary for the legality, validity and binding effect or enforceability of the Consent and the Engine Warranty Assignment.

   Based upon the foregoing, and subject to the specific assumptions, qualifications and reliances herein set forth, and on the basis of my consideration of such facts and law as I have deemed necessary for purposes of this letter, it is my opinion that:

         (1) The Engine Manufacturer has the full corporate power, authority and the legal right to enter into and perform its obligations under the General Terms Agreement, the Consent and the Engine Warranty Assignment. The execution, delivery and performance by the Engine Manufacturer of each of the General Terms Agreement, the Consent and the Engine Warranty Assignment was duly authorized by all necessary corporate action on the part of the Engine Manufacturer.

         (2) Each of the General Terms Agreement, the Consent and Engine Warranty Assignment has been duly authorized, executed and delivered by and constitutes a legal, valid and binding obligation of the Engine Manufacturer, enforceable against the Engine Manufacturer in accordance with the respective terms thereof, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general equity principles.

         (3) The Engine Product Support Plan insofar as it relates to the Engine Warranties (as such term is defined in the Engine Warranty Assignment), constitutes a legal, valid and binding obligation of the Engine Manufacturer, enforceable against the Engine Manufacturer in accordance with the terms thereof, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general equity principles.

         The foregoing opinions are limited to the laws of the State of Ohio and the federal laws of the United States of America, but no opinion is expressed as to matters governed by the Transportation Code (Title 49 of the United States Code), as amended, or by any other law, statute, rule or regulation of the United States relating to the acquisition, ownership, registration, use, operation, maintenance, repair, replacement or sale of aircraft. Further, no opinion is expressed as to title to any engines or other property.

         This opinion is furnished by me at your request for your sole benefit and no other person or entity shall be entitled to rely on this opinion without our express written consent. My opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein.


                                             Very truly yours,



                                SCHEDULE A
                                ----------

Lessee
------

Federal Express Corporation

Owner Trustee
-------------

State Street Bank and Trust Company
of Connecticut, National Association

Indenture Trustee, Pass Through Trustee & Subordination Agent
-------------------------------------------------------------

First Security Bank, National Association

Underwriters
------------

Morgan Stanley & Co. Incorporated
Chase Securities Inc.
Citicorp Securities, Inc.
Credit Suisse First Boston Corporation
J.P. Morgan Securities Inc.

Liquidity Provider
------------------

Kreditanstalt fur Wiederaufbau

Owner Participant
-----------------

Pyrgos, Inc.

Owner Participant Guarantor
---------------------------

Bank of America National Trust and Savings Association




                                                                  EXHIBIT A(7)


               [Letterhead of Daugherty, Fowler & Peregrin]

                                                    [Lease Commencement Date]

To the Parties Named on Schedule A attached hereto

   Re:   Federal Express Corporation Trust No. N585FE

Ladies and Gentlemen:

         This opinion is furnished to you pursuant to Section 4.01(m)(viii) of the Participation Agreement (Federal Express Corporation Trust No. N585FE), dated as of June 15, 1998, as amended and restated as of September 1, 1998 (the "Participation Agreement") among Federal Express Corporation, as Lessee (the "Lessee") and Initial Owner Participant, Pyrgos, Inc., as Owner Participant (the "Owner Participant"), State Street Bank and Trust Company of Connecticut, National Association, as Owner Trustee (the "Owner Trustee"), First Security Bank, National Association, as Indenture Trustee (the "Indenture Trustee"), First Security Bank, National Association, as Pass Through Trustee (the "Pass Through Trustee") and First Security Bank, National Association, as Subordination Agent (the "Subordination Agent"), with respect to that portion of Subtitle VII of Title 49 of the United States Code relative to the recordation of instruments and the registration of aircraft thereunder.

         The capitalized terms herein shall, unless otherwise defined, have the same meanings given them in the Participation Agreement or in Annex I attached hereto.

         We have examined and filed with the Federal Aviation Administration (the "FAA") the following described instruments on the following dates at the respective times listed below:

         (a) AC Form 8050-2 Aircraft Bill of Sale dated September __, 1998 (the "FAA Bill of Sale") from the Lessee, as seller, conveying title to the Airframe to the Owner Trustee, which FAA Bill of Sale was filed on September __, 1998 at ____ _.m., C.D.T.;

         (b) AC Form 8050-1 Aircraft Registration Application dated September __, 1998 (the "Aircraft Registration Application") by the Owner Trustee, as applicant, covering the Airframe, which Aircraft Registration Application was filed on September __, 1998 at ____ _.m., C.D.T.;

         (c) Affidavit of the Owner Trustee dated September __, 1998 (the "Owner Trustee Affidavit") pursuant to Section 47.7(c)(2)(ii) of Part 47 of the Federal Aviation Regulations together with Affidavit of the Owner Participant dated September __, 1998 (the "Owner Participant Affidavit") attached thereto, which Owner Trustee Affidavit with the Owner Participant Affidavit attached was filed on September __, 1998 at ____ _.m., C.D.T.;

         (d) executed counterpart of Trust Agreement (Federal Express Corporation Trust No. N585FE) dated as of June 15, 1998, as amended and restated as of September 1, 1998 (the "Trust Agreement") between the Owner Participant and the Owner Trustee, which Trust Agreement was filed on September __, 1998 at ____ _.m., C.D.T.;

         (e) executed counterpart of Trust Indenture and Security Agreement (Federal Express Corporation Trust No. N585FE) dated as of June 15, 1998, as amended and restated as of September 1, 1998 (the "Trust Indenture") between the Owner Trustee and the Indenture Trustee, with executed counterpart of Indenture and Security Agreement Supplement No. 1 (Federal Express Corporation Trust No. N585FE) dated September __, 1998 (the "Trust Indenture Supplement") by the Owner Trustee, covering the Aircraft, attached thereto, which Trust Indenture with the Trust Indenture Supplement attached was filed on September __, 1998 at ____ _.m., C.D.T.; and,

         (f) executed counterpart of Lease Agreement (Federal Express Corporation Trust No. N585FE) dated as of June 15, 1998, as amended and restated as of September 1, 1998 (the "Lease") between the Owner Trustee, as lessor, and the Lessee, with executed counterparts of the following attached thereto: (i) Lease Supplement No. 1 (Federal Express Corporation Trust No. N585FE) dated September __, 1998 (the "Lease Supplement") between the Owner Trustee, as lessor, and the Lessee, covering the Aircraft; (ii) the Trust Indenture; and (iii) the Trust Indenture Supplement, which Lease with the foregoing attachments (collectively, the "Lease Attachments") attached was filed on September __, 1998 at ____ _.m., C.D.T.

         The Confidential Omissions were intentionally omitted from the FAA filing counterparts of the Lease and the Trust Indenture as containing confidential financial information.

         Based upon our examination of the above described instruments and of such records of the FAA as we deemed necessary to render this opinion, it is our opinion that:

         1. the FAA Bill of Sale, the Trust Indenture with the Trust Indenture Supplement attached and the Lease with the Lease Attachments attached are in due form for recordation by and have been duly filed for recordation with the FAA pursuant to and in accordance with the provisions of 49 U.S.C. Section 44107;

         2. the Aircraft Registration Application, the Owner Trustee Affidavit with the Owner Participant Affidavit attached and the Trust Agreement are in due form for filing and have been duly filed with the FAA pursuant to and in accordance with the provisions of 49 U.S.C. Section 44103(a) and Section 47.7(c) of the Federal Aviation Regulations;

         3.    the Airframe is eligible for registration under 49 U.S.C.
               Section 44102 in the name of the Owner Trustee and the filing with the FAA of the FAA Bill of Sale, the Aircraft Registration Application, the Owner Trustee Affidavit with the Owner Participant Affidavit attached and the Trust Agreement will cause the FAA to register the Airframe, in due course, in the name of the Owner Trustee and to issue to the Owner Trustee an AC Form 8050-3 Certificate of Aircraft Registration for the Airframe, and the Airframe will be duly registered pursuant to and in accordance with the provisions of 49 U.S.C. Section 44103(a);

         4. the Owner Trustee has valid legal title to the Airframe and the Aircraft is free and clear of all Liens, except (i) the security interest created by the Trust Indenture, as supplemented by the Trust Indenture Supplement, and (ii) the rights of the parties under the Lease, as supplemented by the Lease Supplement;

         5. the rights of the Owner Trustee and the Lessee under the Lease, as supplemented by the Lease Supplement, with respect to the Aircraft, are perfected;

         6. the Trust Indenture, as supplemented by the Trust Indenture Supplement, constitutes a duly perfected first priority security interest in the Aircraft and a duly perfected first assignment of all the right, title and interest of the Owner Trustee in, to and under the Lease and the Lease Supplement (insofar as such assignment affects an interest covered by the recording system established by the FAA pursuant to 49 U.S.C.
               Section 44107), and no other registration of the Airframe or filings other than filings with the FAA (which have been duly effected) are necessary in order to perfect in any applicable jurisdiction in the United States (A) the Owner Trustee's title to the Airframe or (B) such security interest and assignment (insofar as such assignment affects an interest covered by the recording system established by the FAA pursuant to 49 U.S.C.
               Section 44107), it being understood that no opinion is herein expressed as to the validity, priority or enforceability of such security interest and assignment under local law or as to the recognition of the perfection of such security interest and assignment as against third parties in any legal proceeding outside the United States;

         7. no authorization, approval, consent, license or order of, or registration with, or the giving of notice to, the FAA is required for the valid authorization, delivery and performance of the Lease, as supplemented by the Lease Supplement, the Trust Indenture, as supplemented by the Trust Indenture Supplement, or the Trust Agreement except for such filings as are referred to above; and,

         8. neither the authorization, issuance and delivery of the Certificates, the execution and delivery by the parties thereto of the Trust Agreement, the Trust Indenture, the Trust Indenture Supplement, the Participation Agreement, the FAA Bill of Sale, the Lease and the Lease Supplement or the performance by the parties thereto of: (i) the Trust Agreement; (ii) the Trust Indenture, as supplemented by the Trust Indenture Supplement; (iii) the Participation Agreement; and (iv) the Lease, as supplemented by the Lease Supplement, in accordance with the provisions thereof, nor the consummation by the parties thereto of any of the transactions contemplated thereby, requires the consent or approval of, or the giving of notice to, the registration with or the taking of any other action in respect of, the FAA except for the filings and the recordations specified elsewhere in this opinion.

         No opinion is expressed as to the Airframe during any period or periods of time during which it has not been subject to United States registration.

         No opinion is expressed as to laws other than Federal laws of the United States. In rendering this opinion, we were subject to the accuracy of the FAA, its employees and agents, in the filing, indexing and recording of instruments filed with the FAA and in the search for encumbrance cross-reference index cards for the Engines. Further, in rendering this opinion we are assuming the validity and enforceability of the above described instruments under local law. Since our examination was limited to records maintained by the FAA, our opinion does not cover liens which are perfected without the filing of notice thereof with the FAA, such as federal tax liens, liens arising under Section 1368(a) of Title 29 of the United States Code, possessory artisan's liens, or matters of which the parties have actual notice. In rendering this opinion we are assuming that there are no documents with respect to the Aircraft which have been filed for recording under the recording system of the FAA but have not yet been listed in the available records of such system as having been so filed.

         In rendering this opinion we have relied upon the opinion of the Assistant Chief Counsel of the Aeronautical Center dated _____________, a copy of which is attached hereto.


                                             Very truly yours,




                                                         Annex I

                              Certain Definitions
                              -------------------

                        Airframe, Engines and Aircraft
                        ------------------------------

         One (1) McDonnell Douglas MD-11F aircraft bearing manufacturer's serial number 48481 and U.S. Registration No. N585FE (the "Airframe") and three (3) General Electric CF6-80C2-D1F aircraft engines bearing manufacturer's serial numbers 702-826, 702-849 and 702-547 (the "Engines") (the Airframe and the Engines are referred to collectively as the "Aircraft").


                            Confidential Omissions

         The Lease was filed with the FAA, with (i) Basic Rent (Schedule II),
(ii) the Stipulated Loss Values (Schedule III), (iii) the Termination Values (Schedule IV) and (iv) the Purchase Option Schedule (Schedule V) omitted from the FAA filing counterpart thereof as containing confidential financial information; and (v) the purchase price under Section 4.02(a)(F) of the Lease set forth in Ancillary Agreement I, which was not attached to the FAA filing counterpart of the Lease or otherwise filed with the FAA for recordation.

         The Trust Indenture was filed with the FAA, with Schedule I (Schedule of Principal Payments) intentionally omitted from the FAA filing counterpart thereof as containing confidential financial information.


                                SCHEDULE A
                                ----------

Lessee and Initial Owner Participant
------------------------------------

Federal Express Corporation

Owner Trustee
-------------

State Street Bank and Trust Company
of Connecticut, National Association

Indenture Trustee, Pass Through Trustee & Subordination Agent
-------------------------------------------------------------

First Security Bank, National Association

Underwriters
------------

Morgan Stanley & Co. Incorporated
Chase Securities Inc.
Citicorp Securities, Inc.
Credit Suisse First Boston Corporation
J.P. Morgan Securities Inc.

Liquidity Provider
------------------

Kreditanstalt fur Wiederaufbau

Owner Participant
-----------------

Pyrgos, Inc.

Owner Participant Guarantor
---------------------------

Bank of America National Trust and Savings Association



                                 EXHIBIT B


        [Form of Lease Agreement - See Exhibit 4. of this Form 8K]


                                 EXHIBIT C


           [Form of Indenture - See Exhibit 1. of this Form 8K]


                                 EXHIBIT D


        [Form of Trust Agreement - See Exhibit 3. of this Form 8K]


                                 EXHIBIT E


                        ENGINE WARRANTY ASSIGNMENT

              (FEDERAL EXPRESS CORPORATION TRUST NO. N585FE)

   Words and phrases appearing in this Engine Warranty Assignment (the "Assignment") shall have the respective meanings as defined below:

   A. General Terms Agreement means that agreement No. 6-6327A dated as of June 28, 1991 (the "GTA") by and between the Engine Manufacturer and American Airlines, Inc. ("American"), including the Engine Product Support Plan at Exhibit B, insofar as such Product Support Plan relates to the Engine Warranties (the "Product Support Plan"), but excluding any and all letter agreements attached thereto.

   B. Engine Warranties means the Engine Manufacturer's New Engine Warranty, New Parts Warranty, Ultimate Life Warranty and Campaign Change Warranty, as set forth in the Engine Manufacturer's Product Support Plan which forms a part of the GTA, and as limited by the applicable terms of such GTA and Product Support Plan; such Engine Warranties having been assigned to Federal Express Corporation ("Fed Ex" or the "Assignor") by American on June 17, 1998.

   C. Engine means each of the CF6-80C2-D1F series engines installed on the aircraft at the time of delivery to the Assignor, each bearing Engine Manufacturer's serial numbers 702-826, 702-849 and 702-547, respectively.

   D. Replacement Engine means each of the CF6-80C2-D1F series engines which are not subject to this Assignment and are a replacement or substitute for an Engine, excluding, however, any engines obtained from the Engine Manufacturer's lease pool which are installed on the aircraft for the limited purpose of permitting the continued operation of the aircraft during the period necessary to effect or complete repairs or overhaul of an Engine.

   E. Lease means the Lease Agreement (Federal Express Corporation Trust No. N585FE), dated as of June 15, 1998, as amended and restated as of September 1, 1998 (the "Lease") between State Street Bank and Trust Company of Connecticut, National Association (not in its individual capacity, but solely as Owner Trustee), as Lessor ("Lessor" or the "Assignee") and Fed Ex, as Lessee, as amended, modified or supplemented from time to time.

   All other capitalized terms used and not defined herein that are in the Lease shall, when used herein, have the meanings specified in the Lease.

                                       1

   Fed Ex, pursuant to the terms and conditions herein, hereby sells, assigns, transfers and sets over unto the Lessor all of its rights, claims and interests in and under the GTA and the Product Support Plan, as such apply to the Engines, to enforce in the Lessor's own name such rights as Fed Ex may have with respect to the Engine Warranties, to the extent the same relate to the Engines, and to retain any benefit resulting therefrom. Fed Ex shall, during the term of the Lease (but only so long as no Event of Default shall have occurred and be continuing), have the benefit of and shall be entitled to enforce (as it shall deem appropriate), either in its own name or (at the cost of Fed Ex) in the name of the Lessor for the use and benefit of Fed Ex, any and all Engine Warranties available to the Lessor under the GTA in respect of the Engines and each Part thereof, and the Lessor agrees (but only so long as no Event of Default shall have occurred and be continuing) at Fed Ex's expense to do, execute and deliver such further acts, deeds, matters or things as may be reasonably requested by Fed Ex and necessary to enable Fed Ex to obtain customary warranty services furnished for the Engines or any Part thereof pursuant to the Engine Warranties. Fed Ex shall, at the Lessor's expense, cooperate with the Lessor and take such action as the Lessor reasonably deems necessary to enable the Lessor to enforce such rights, claims and interests as assigned herein.

                                       2

   Notwithstanding anything in this Assignment or the Consent attached hereto and incorporated herein to the contrary, Fed Ex and the Lessor confirm expressly for the benefit of the Engine Manufacturer that:

   A. The Lessor agrees that it will not, without the prior written consent of the Engine Manufacturer, disclose, directly or indirectly, to any third party, any of the terms of the Engine Warranties disclosed to it by the Engine Manufacturer incident to effecting the assignment herein; provided, however, that (1) the Lessor may use, retain and disclose such information on a confidential basis to its special counsel, independent insurance brokers, bank examiners or similar regulatory authorities, auditors and public accountants, (2) the Lessor may use, retain and disclose on a confidential basis such information to the Owner Participant, the Indenture Trustee, the Pass Through Trustee and any Certificate Holder, as the case may be, and their special counsel, independent insurance brokers, bank examiners or similar regulatory authorities, auditors and public accountants,
         (3) the Lessor may disclose such information as required by applicable laws, governmental regulations, subpoena, or other written demand under color of legal right, but it shall first, as soon as practicable upon receipt of such demand and to the extent permitted by applicable laws, furnish a copy thereof to Fed Ex and to the Engine Manufacturer, and the Lessor, to the extent permitted by applicable law, shall afford Fed Ex and the Engine Manufacturer reasonable opportunity, at the moving party's cost and expense, to obtain a protective order or other assurance reasonably satisfactory to the Engine Manufacturer of confidential treatment of the information required to be disclosed, (4) the Lessor may disclose such information as required to enforce its rights under the Engine Warranties assigned to it pursuant to this Assignment, and (5) the Lessor may disclose such information to any bona fide potential purchaser of the Aircraft and/or Engines or any beneficial interest therein (subject to the execution by such prospective purchaser of a written confidentiality statement setting forth the same or substantially similar terms as those referred to in this paragraph).

   B. The Lessor agrees that, insofar as the provisions of the GTA relate to the Engines, in exercising any rights under such Engine Warranties or in making any claim with respect thereto, the applicable terms and conditions of the GTA, including Article Thirteen (Limitation of Liability) and the Product Support Plan, shall apply to, and be binding upon, the Lessor to the same extent as Fed Ex.

   C. Insofar as the provisions of the GTA relate to the Engines, in exercising any rights under the Engine Warranties or in making any claim with respect thereto, the applicable terms and conditions of the GTA and the Product Support Plan or the Consent attached hereto and incorporated herein shall apply to, and be binding upon, the Lessor to the same extent as if named "Airline" therein. The exercise by the Lessor of any of the rights assigned hereunder shall not release Fed Ex from any of its duties or obligations to the Engine Manufacturer except to the extent that such exercise by the Lessor shall constitute performance of such duties and obligations.

   D. Nothing contained in this Assignment shall subject the Engine Manufacturer to any obligation or liability to which it would not otherwise be subject under the GTA or modify in any respect the Engine Manufacturer's contract rights thereunder, or subject the Engine Manufacturer to any multiple or duplicative liability or obligation under the GTA. The Engine Manufacturer recognizes and it is consented to by all parties to this Assignment that the Lessor shall collaterally assign its rights under the Lease and this Assignment and will mortgage the Aircraft and Engines, to First Security Bank, National Association, as Indenture Trustee under the Trust Indenture and Security Agreement (Federal Express Corporation Trust No. N585FE), dated as of June 15, 1998, as amended and restated as of September 1, 1998 (on the terms set forth therein); however, no further extension or assignment (except to a successor indenture trustee under such agreement) of any remaining Engine Warranties, including but not limited to extensions or assignments for security purposes, are permitted without the prior written consent of the Engine Manufacturer.

   E. Exclusive of the assignment noted in Section 2D above, the Engine Manufacturer shall not be deemed to have knowledge of any change in the authority of Fed Ex or the Lessor, as the case may be, to exercise the rights established hereunder until the Engine Manufacturer has received written notice thereof from the Indenture Trustee or the Lessor. Such notice shall be sent to: Commercial Contracts Director, GE Aircraft Engines, Mail Drop F17, One Neumann Way, Box 156301, Cincinnati, Ohio 45215-6301, facsimile: (513) 243-8068.

   F. This Assignment shall apply only in respect to each Engine and shall not extend to any replacement or substitute engine. If, during the term of this Assignment and the Lease, it becomes necessary to replace or substitute an Engine due to a Failure (as such term is defined in the Engine Product Support Plan, excluding normal wear, tear and deterioration which can be restored by overhaul and repair), damage or loss, the Assignor (or the Lessor) shall give the Engine Manufacturer written notice of such Failure, damage or loss. The notice shall include (i) a description of the event or circumstances which constitute a Failure, damage or loss, and (ii) the serial numbers of the (a) failed, damaged or lost Engine and (b) Replacement Engine and shall be sent to: Customer Support Manager, GE Aircraft Engines, 111 Merchant Street, Room 450, Cincinnati, Ohio 45246. The Engine Manufacturer shall not be deemed to have knowledge of the need for a replacement engine until it has received the aforementioned notice.

         In the event an Engine subject to this Assignment fails, is damaged or lost, and such Engine is replaced by a Replacement Engine, the Assignor and the Assignee shall, prior to, or contemporaneous with, the delivery of such Replacement Engine, obtain the written consent of the Engine Manufacturer (which it shall be obligated to give) that the Engine Warranties as set forth in the Engine Product Support Plan shall apply to such Replacement Engines. The Engine Manufacturer shall not incur any obligation or liability for a Replacement Engine under the Engine Warranties until the execution of the aforementioned consent.

   G. At any time and upon the written request of the Engine Manufacturer, Fed Ex and the Lessor shall promptly and duly execute and deliver any and all such further assurances, instruments and documents and take all such further action, at the expense of Fed Ex, as the Engine Manufacturer may reasonably request in order to obtain the full benefit of Fed Ex and the Lessor's agreement as set forth in this Assignment and the Consent attached hereto and incorporated herein.

         Any performance by the Engine Manufacturer that discharges its obligation under the Engine Warranties will satisfy the respective interests of Fed Ex and the Lessor. So long as the Engine Manufacturer acts in good faith in accordance with this Assignment, the Engine Manufacturer may rely conclusively on any notice given pursuant to this Assignment without inquiring as to the accuracy of, or the entitlement of the party to give, such notice.

                                       3

   The Engine Manufacturer warrants each new Reverser (as such is defined in the Engine Product Support Plan) installed on the Aircraft at the time of delivery to Fed Ex under the terms of the New Engine Warranty; however, administration of such New Engine Warranty, with respect to both installed and replacement Reversers, shall be performed by Martin Marietta.

                                       4

   If at some point in time, the Engine Manufacturer receives written notification from the Indenture Trustee or the Lessor that the Lessor is or becomes entitled to possession of the Engines, pursuant to an Event of Default or otherwise, and desires to sell or lease the Engines to a party who is not currently a party to a General Terms Agreement with the Engine Manufacturer, the Engine Manufacturer agrees if such agreement is permissible under applicable U.S. law, that it will offer to such purchaser or lessee, subject to the execution of an agreement to sell or lease such Engines, a General Terms Agreement on the Engine Manufacturer's standard terms and conditions. If, however, such purchaser or lessee is currently a party to a General Terms Agreement with the Engine Manufacturer, the remaining portion of the terms of such General Terms Agreement shall be extended to and apply to such subsequent purchase or lease; provided, however, that the written consent of the Engine Manufacturer to such an extension is obtained prior to the transaction's occurrence.

   This Assignment shall be governed by the laws of the State of New York, including all matters of construction, validity and performance, as applicable to contracts between citizens of that state to be performed wholly within that state, and without reference to conflicts of law principles.

   In witness whereof, the parties hereto have caused this Engine Warranty Assignment to be duly executed and delivered as of the date hereof.


General Electric Company


-------------------------------
Name:
Title:
Date:


Federal Express Corporation


-------------------------------
Name:  Robert D. Henning
Title: Vice President and Treasurer
Date:


State Street Bank and Trust Company
of Connecticut, National Association
not in its individual capacity,
but solely as Owner Trustee


-------------------------------
Name:  Paul D. Allen
Title: Vice President
Date:




                                  CONSENT
              (FEDERAL EXPRESS CORPORATION TRUST NO. N585FE)


   The Engine Manufacturer, General Electric Company (the "Engine Manufacturer"), a New York corporation, hereby consents to the Engine Warranty Assignment attached hereto and acknowledges notice of (i) the Lease Agreement (Federal Express Corporation Trust No. N585FE), dated as of June 15, 1998, as amended and restated as of September 1, 1998 and entered into by and between Fed Ex, as Lessee and State Street Bank and Trust Company of Connecticut, National Association, as Lessor (as in effect from time to time, the "Lease") and (ii) the Trust Indenture and Security Agreement (Federal Express Corporation Trust No. N585FE), dated as of June 15, 1998, as amended and restated as of September 1, 1998 (the "Indenture"), between the Lessor and First Security Bank, National Association, as Indenture Trustee ("Indenture Trustee"). The Lease covers three GE CF6-80C2-D1F series engines bearing Engine Manufacturer's serial numbers 702-826, 702-849 and 702-547, respectively, (the "Engines") as installed on the McDonnell Douglas MD-11F series aircraft bearing Manufacturer's serial number 48481 (the "Aircraft"). In connection with such Lease, reference is made to the General Terms Agreement No. 6-6327A dated as of June 28, 1991, between the Engine Manufacturer and American Airlines, Inc. (the "General Terms Agreement"), under which the Engine Manufacturer agreed to support certain GE CF6-80C2-D1F series engines, including the Engines and spare parts therefor to be purchased by Fed Ex from the Engine Manufacturer, as installed on certain McDonnell Douglas MD-11F series aircraft, including the Aircraft. Recognizing that (i) American Airlines, Inc. has assigned all rights to the Engine Warranties in respect of the Engines to Fed Ex and (ii) the Lessor and Fed Ex have entered into the Lease which provides for the lease by the Lessor to Fed Ex of the Aircraft and Engines and that the Lessor has granted a security interest in the Engines and assigned certain of its rights under the Lease to the Indenture Trustee, the Engine Manufacturer agrees that in furtherance of the Lease, it will so support such Engines and spare parts therefor, subject to the applicable terms and conditions of the General Terms Agreement, including Article Thirteen (Limitation of Liability).



   The Engine Manufacturer represents and warrants that:

   1. it is a corporation existing in good standing under the laws of the State of New York;

   2. the making and performance of this Consent in accordance with its terms has been duly authorized by all necessary corporate action on the part of the Engine Manufacturer, does not require any shareholder approval and does not contravene its certificate of incorporation or by-laws or any debenture, credit agreement or other contractual agreement to which the Engine Manufacturer is a party or by which it is bound or any law binding on the Engine Manufacturer;

   3. the making and performance of the Engine Warranties, as defined in the Engine Warranty Assignment attached hereto (the "Engine Warranties") in accordance with their terms have been duly authorized by all necessary corporate action on the part of the Engine Manufacturer, do not require any shareholder approval and do not contravene the Engine Manufacturer's certificate of incorporation or by-laws or any debenture, credit agreement or other contractual agreement to which the Engine Manufacturer is a party or by which it is bound or any law binding on the Engine Manufacturer; and

   4. the Engine Warranties constitute, as of the date on which they were made and at all times thereafter, and this Consent and the Engine Warranty Assignment attached hereto are, binding obligations of the Engine Manufacturer enforceable against the Engine Manufacturer in accordance with its terms subject to:

         (a) the limitation of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally; and

         (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

   This Consent shall be governed by the laws of the State of New York, including all matters of construction, validity and performance, as applicable to contracts between citizens of that state to be performed wholly within that state, and without reference to conflicts of law principles.


General Electric Company



-------------------------------
Name:
Title:
Date:



                                EXHIBIT F-1


               FORM OF OWNER PARTICIPANT TRANSFER AGREEMENT

         OWNER PARTICIPANT TRANSFER AGREEMENT (this "Agreement"), dated as of _______ __, ____, between ______________, a ______________ ("Transferor") and
______________, a ______________ ("Transferee").

                           W I T N E S S E T H :

         WHEREAS, the parties hereto desire to effect (a) the transfer by the Transferor to the Transferee of all of the rights, title and interest of the Transferor in and to its interest (the "Beneficial Interest") under the Trust Agreement (Federal Express Corporation Trust No. N585FE), dated as of June 15, 1998, as amended and restated as of September 1, 1998 (as heretofore and hereafter amended, the "Trust Agreement"), between the Transferor and State Street Bank and Trust Company of Connecticut, National Association, and the Lessor's Estate created thereunder, and all of the Transferor's rights and obligations under the Participation Agreement (Federal Express Corporation Trust No. N585FE), dated as of June 15, 1998, as amended and restated as of September 1, 1998 (as heretofore and hereafter amended, the "Participation Agreement"), among Federal Express Corporation, as Lessee, State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity, except as otherwise stated therein, but solely as Owner Trustee, the Transferee, as Owner Participant, First Security Bank, National Association, not in its individual capacity, except as otherwise stated therein, but solely as Indenture Trustee, Pass Through Trustee and Subordination Agent, and under the other Operative Agreements and (b) the acceptance by the Transferee of such transfer and the assumption by the Transferee of such obligations of the Transferor thereunder; and

         WHEREAS, Section 7.03(d) of the Participation Agreement permits such transfer and assumption upon satisfaction of certain conditions heretofore or concurrently herewith being observed;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

         1. Definitions. Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Participation Agreement.

         2. Transfer. The Transferor does hereby sell, convey, assign, transfer and set over, unto the Transferee, as of the Effective Time (as defined below), all of the Transferor's present and future right, title and interest in and to (a) all of the Beneficial Interest and (b) all of the Owner Participant's rights and obligations under the Participation Agreement, the Tax Indemnity Agreement, the Trust Agreement and the other Operative Agreements and any proceeds therefrom, together with all other documents and instruments evidencing any of such right, title and interest, except such rights of the Transferor as have arisen or accrued to the Transferor prior to the Effective Time (including without limitation, the right to receive any amounts due or accrued to the Transferor under the Operative Agreements as of a time prior to the Effective Time and the right to receive any indemnity payment pursuant to the Participation Agreement or the Tax Indemnity Agreement, with respect to events occurring prior to such time); all of the foregoing that is being transferred under this paragraph 2, the "Transferred Interest".

         3. Assumption. The Transferee hereby accepts the transfer of the Transferred Interest and, for the benefit of the Transferor and the other parties to the Participation Agreement, assumes and undertakes and agrees to perform and discharge all of the duties and obligations of the Transferor with respect to the Transferred Interest whenever and wherever accrued (other than duties and obligations of the Transferor required to be performed by it on or prior to the Effective Time). The Transferee hereby confirms that, from and after the Effective Time, the Transferee (a) shall be deemed, to the extent set forth in Section 2 hereof, to be the "Owner Participant" party to the Participation Agreement, the Tax Indemnity Agreement, the Trust Agreement and the other Operative Agreements and (b) shall be bound by all of the terms of the Operative Agreements to the extent the same relate to the Transferred Interest.

         4. Release of Transferor. At the Effective Time, the Transferor shall be relieved of all of its duties and obligations with respect to the Transferred Interest under the Operative Agreements, provided, however, that the Transferor shall in no event be released from any such duty or obligations arising or relating to any event occurring prior to the Effective Time, or on account of any breach by the Transferor of any of its representations, warranties, covenants or obligations set forth in the Operative Agreements, or for any fraudulent or willful misconduct engaged in by it prior to the Effective Time, or from any obligation that relates to any indemnity claimed by the Transferor or any Lessor's Lien attributable to the Transferor.

         5. Fees and Expenses. The fees, expenses and charges of the parties to the Participation Agreement incurred in connection with the transfer effected hereby shall be for the account of [specify Transferor and/or Transferee].

         6. Payments. The Transferor hereby covenants and agrees to pay over to the Transferee, if and when received following the Effective Time, any amounts (including any sums payable as interest in respect thereof) paid on account of the Transferred Interest to or for the benefit of the Transferor, and the Transferee hereby covenants and agrees to pay over to the Transferor, if and when received following the Effective Time, any amounts (including any sums payable as interest in respect thereof) paid to or for the benefit of the Transferee that are not attributable to the Transferred Interest and to which the Transferor is otherwise entitled.

         7. Investment Purpose. The Transferee hereby represents and warrants that, as of the date hereof, it is acquiring the Transferred Interest for its account with no present intention of distributing such Transferred Interest or any part thereof in any manner which would violate the Securities Act of 1933, as amended, but without prejudice, however, to the right of the Transferee at all times to sell or otherwise dispose of all or any part of such Transferred Interest in compliance with Section 7.03(d) of the Participation Agreement.

         8. Representations and Warranties of Transferee. The Transferee represents and warrants to the Transferor and to the other parties to the Participation Agreement that as of the Effective Time:

         (a) The Transferee hereby makes, as to itself as of the date hereof, each of the representations and warranties of the Owner Participant contained in Section 7.03(a) of the Participation Agreement and such
   Section 7.03(a) is hereby incorporated by reference herein.

         (b)  The Transferee hereby additionally represents and warrants that:

               (i) Securities Laws. The transfer of the Transferred Interest to it will not violate any provision of, or create a relationship that would be in violation of, the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended, or any other applicable law (including, without limitation, any "Blue Sky" or securities laws of any relevant state).

               (ii) Qualified Transferee. It is a transferee satisfying the requirements set forth in Section 7.03(d) of the Participation Agreement and either (A) a bank, savings institution, finance company, leasing company or trust company, national banking association acting for its own account or in a fiduciary capacity as trustee or agent under any pension, retirement, profit sharing or similar trust or fund, insurance company, fraternal benefit society or corporation acting of its own account that has a combined capital and surplus (or, if applicable, consolidated tangible net worth or its equivalent) of not less than $50,000,000, or (B) is a subsidiary or an affiliate of an entity described in clause (A), and an entity described in clause (A) has, or on or before the Effective Date shall, assume the obligations of the Owner Participant Guarantor under the Owner Participant Guaranty in accordance with the terms thereof or (C) has been approved in writing by the Lessee, the Indenture Trustee and the Owner Trustee.

               (iii) U.S. Person. It is a "U.S. Person" as defined in Section 7701(a)(3) of the Code and if it shall at any time cease to be a "U.S. Person", it shall furnish to each Certificate Holder an indemnity, in form and substance reasonably satisfactory to such Certificate Holder, for any Taxes that may be imposed on such Holder as a result of the Owner Participant's failure to be such a "U.S. Person" and shall be personally liable for any debt service to the extent that its receipt of rentals is reduced by reason of any withholding Taxes that result from such failure to be such a "U.S. Person".

               (iv) Citizen. It [is a Citizen of the United States] [has established a voting trust, voting powers or other arrangement to permit the Owner Trustee to be the registered owner of the Aircraft under the Transportation Code].

         Notwithstanding the foregoing or anything else contained in this Agreement, it makes no representation or warranty in this Agreement with respect to laws, rules or regulations relating to aviation or to the nature or use of the equipment owned by the Owner Trustee, including, without limitation, the airworthiness, value, condition, workmanship, design, patent or trademark infringement, operation, merchantability or fitness for use of the Aircraft, other than such laws, rules or regulations relating to the citizenship requirements of it under applicable aviation law.

         9. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         10. Effectiveness. This Agreement shall be effective upon the mutual execution and delivery of this Agreement and the acknowledgment and consent by the Owner Trustee, the Indenture Trustee and the Lessee (the "Effective Time").

         11. Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute a single instrument. It shall not be necessary that any counterpart be signed by both parties so long as each party shall sign at least one counterpart.

         12. Beneficiaries. Each of the Owner Trustee, the Indenture Trustee, the Pass Through Trustee and the Lessee and, with respect to the representations and warranties made herein by the Transferee, each Liquidity Provider, together with their respective successors and permitted assigns, is and shall be deemed a third party beneficiary of this Agreement (or such representations and warranties, as the case may be) entitled to enforce this Agreement directly and in its own name and enforce any rights or claims of the parties hereto.

         13. Further Assurances. Each party agrees that from time to time after the Effective Time, it shall execute and deliver or cause to be executed and delivered such instruments, documents and papers, and take all such further action as may be reasonably required in order to consummate fully the purposes of this Agreement and to implement the transactions contemplated hereby.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                 [TRANSFEROR]


                                 By:
                                     --------------------------------
                                            Name:
                                            Title:


                                 [TRANSFEREE]


                                 By:
                                     --------------------------------
                                            Name:
                                            Title:


Acknowledged and Consented to:


[LESSEE]


By:
    -------------------------------
    Name:
    Title:


[OWNER TRUSTEE]


By:
    -------------------------------
    Name:
    Title:


[INDENTURE TRUSTEE]


By:
    -------------------------------
    Name:
    Title:


                                EXHIBIT F-2


                    FORM OF OWNER PARTICIPANT GUARANTY
              (FEDERAL EXPRESS CORPORATION TRUST NO. N585FE)

         OWNER PARTICIPANT GUARANTY (FEDERAL EXPRESS CORPORATION TRUST NO. N585FE) dated ___________________, from ____________________________, a
_________________ (together with its successors and permitted assigns, the "Owner Participant Guarantor"), for the benefit of FEDERAL EXPRESS CORPORATION, a Delaware corporation, (together with its successors and permitted assigns, the "Lessee"), STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as owner trustee under the Trust Agreement (as defined below) (in such capacity as trustee, together with its successors and permitted assigns, the "Owner Trustee"), FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, but solely as indenture trustee under the Indenture (as defined below) (in such capacity as trustee, together with its successors and permitted assigns, the "Indenture Trustee"), FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, but solely as subordination agent (in such capacity as subordination agent, together with its successors and permitted assigns, the "Subordination Agent") (the Owner Trustee, the Indenture Trustee, the Subordination Agent and the Lessee each, a "Beneficiary").

         Terms not otherwise defined herein shall have the meaning ascribed such terms in the Participation Agreement (Federal Express Corporation Trust No. N585FE), dated as of June 15, 1998, as amended and restated as of September 1, 1998 (the "Participation Agreement"), among the Lessee, Pyrgos, Inc., a Delaware corporation (the "Owner Participant"), the Owner Trustee, the Indenture Trustee, the Subordination Agent and FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, but solely as pass through trustees of three separate pass through trusts.

         As a condition to the Beneficiaries' participation in the transactions contemplated by the Participation Agreement, the Owner Participant Guarantor is required to guarantee the performance and compliance with the covenants, agreements, terms and conditions applicable to the Owner Participant contained in the Participation Agreement, the Tax Indemnity Agreement and the Trust Agreement (each such Agreement, an "Owner Participant's Agreement").

         Accordingly, in consideration of the foregoing, the Owner Participant Guarantor agrees with each Beneficiary as follows:


                                ARTICLE I.

                                 GUARANTY

         Section 1.01. Guaranty of Obligations. The Owner Participant Guarantor irrevocably, absolutely and unconditionally, as primary obligor and not merely as surety, guarantees to each Beneficiary and its successors and permitted assigns the due and punctual payment of any and all sums required to be paid by the Owner Participant in accordance with the Owner Participant's Agreements and performance of and compliance with all other covenants, agreements, representations, warranties, terms and conditions required to be performed or complied with by the Owner Participant contained in the Owner Participant's Agreements (herein collectively, the "Obligations").

         This Guaranty shall in no circumstance extend to any payment, performance or compliance by any transferee of the Owner Participant permitted by Section 7.03(d) of the Participation Agreement or Section 4.02 of the Lease unless the conditions to such transfer require the continuance of this Owner Participant Guaranty.

         Section 1.02. Obligation Unconditional. The guaranty by the Owner Participant Guarantor contained in Section 1.01 is a primary obligation of the Owner Participant Guarantor and is an unconditional, irrevocable, absolute, present and continuing obligation and is not conditioned in any way upon the institution of suit or the taking of any other action with respect to the representations and warranties of the Owner Participant contained in the Owner Participant's Agreements or any attempt to enforce performance of, or compliance with, the Obligations and, to the extent permitted by law, shall be binding upon and enforceable against the Owner Participant Guarantor without regard to the validity or enforceability of any of the Obligations with respect to the Owner Participant to the extent such validity or enforceability is affected by any bankruptcy, insolvency, reorganization, arrangement, adjustment, composition, dissolution, liquidation or the like, of the Owner Participant, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Owner or the Owner Parent or any substantial part of its property. To the extent that performance of, or compliance with, the guaranty by the Owner Participant Guarantor contained in Section 1.01 requires the payment of money, such guaranty is an absolute, unconditional, present and continuing guaranty of payment and not of collectability and is in no way conditioned or contingent upon any attempt to collect from the Owner Participant or any other person or to institute a suit against the Owner Participant or any other person or to perfect or enforce any security or upon any other condition or contingency, other action, occurrence or circumstances whatsoever. Such guaranty will continue to be effective, or be reinstated, as the case may be, if at any time payment, in whole or in part, by the Owner Participant pursuant to the terms of any Obligation is rescinded or must otherwise be restored or returned upon the bankruptcy, insolvency, reorganization, arrangement, adjustment, composition, dissolution, liquidation or the like, of the Owner Participant, or upon, or as a result of, the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Owner Participant or any substantial part of its property, or otherwise, all as though such payment had not been made. This Owner Participant Guaranty shall remain in full force and effect until such time as all the Obligations and all the obligations of the Owner Participant Guarantor hereunder are paid, performed and observed in full, unless earlier terminated pursuant to Section
1.01 or 3.05 hereof.

         Section 1.03. Obligations of the Owner Participant Guarantor Not Affected. The obligations of the Owner Participant Guarantor under this Owner Participant Guaranty shall remain in full force and effect without regard to, and shall not be released, discharged or in any way impaired or affected by, any of the following (except for the full payment and performance of all Obligations):

               (a) any extension or indulgence in respect of the payment by the Owner Participant of any amount payable, or the performance by the Owner Participant of any covenant, agreement, term or condition, under any Owner Participant's Agreement;

               (b) any amendment or modification of, addition or supplement to, or deletion of, any of the terms of any Owner Participant's Agreement, or any renewal, assignment, mortgage, pledge or transfer (subject to the second paragraph of Section 1.01) of any thereof or of any interest therein;

               (c) any compromise, waiver, release, consent, extension, indulgence or other action or inaction in respect of any of the terms of any Owner Participant's Agreement;

               (d) any exercise or nonexercise by any Beneficiary of any right, power, privilege or remedy under, or in respect of, any Owner Participant's Agreement, or any waiver of any such right, power, privilege or remedy, or of any default in respect of any Owner Participant's Agreement;

               (e) any bankruptcy, insolvency, reorganization, arrangement, adjustment, composition, dissolution, liquidation or similar proceeding with respect to the Owner Participant or its properties;

               (f) any merger or consolidation of the Owner Participant or the Owner Participant Guarantor into or with any other person, or any sale, lease or transfer of any or all of the assets of the Owner Participant (subject to the second paragraph of Section 1.01), or the Owner Participant Guarantor to any other person or any other change in the corporate structure of the Owner Participant or the Owner Participant Guarantor (subject to the second paragraph of Section
         1.01 and Section 3.05);

               (g)   any indebtedness of the Owner Participant to any person;

               (h) any claim, set off (except as expressly provided in the Owner Participant's Agreements), deduction or defense (except a defense of payment or performance in full) that the Owner Participant may have against any Beneficiary, whether hereunder or under any Owner Participant's Agreement or independent of or unrelated to the transactions contemplated by the Owner Participant's Agreements;

               (i)   any change in law;

               (j) any sale, transfer or other disposition of any right, title or interest in any Owner Participant's Agreement or the Aircraft covered thereby (subject to the second paragraph of Section
         1.01 and Section 3.05);

               (k) any change in the ownership of any shares of capital stock of the Owner Participant or by the Owner Participant Guarantor (except as expressly provided in Section 3.05);

               (l) to the extent waivable by applicable law, all principles or provisions of law, statutory or otherwise, that may be in conflict with the terms hereof;

               (m) any failure of any Beneficiary to file or enforce a claim in bankruptcy or other proceeding with respect to any person;

               (n) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding; or

               (o) any other circumstances that might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety, or which might otherwise limit recourse against the Owner Participant Guarantor (it being agreed that the obligations of the Owner Participant Guarantor hereunder shall not be discharged except as herein provided or as expressly provided in the Owner Participant's Agreements).

         Section 1.04. Waiver. The Owner Participant Guarantor unconditionally waives, to the fullest extent permitted by law (a) notice of any of the matters referred to in Section 1.03 (without derogation of any express requirement that notice be provided pursuant to the Owner Participant's Agreements), (b) except to the extent provided in this Owner Participant Guaranty, all notices that may be required by statute or rule of law, now or hereafter in effect, to preserve intact any rights of any Beneficiary against the Owner Participant Guarantor, including any demand, presentment, protest, proof of notice of nonpayment, or notice of default or failure on the part of the Owner Participant to perform and comply with any of the Obligations, (c) any right to the enforcement, assertion or exercise, whether in whole or in part, by any Beneficiary of any right, power, privilege or remedy conferred herein or in any Owner Participant's Agreement, (d) any requirement of promptness or diligence on the part of any Beneficiary hereunder, (e) any requirement on the part of any Beneficiary to mitigate the damages resulting from any default hereunder or under any Owner Participant's Agreement, (f) all principles and provisions of law, statutory or otherwise, that may be in conflict with the terms of this Owner Participant Guaranty and
(g) any other circumstances that might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety, or that might otherwise limit recourse against the Owner Participant Guarantor (it being agreed that the obligations of the Owner Participant Guarantor hereunder shall not be discharged except as herein provided or as expressly provided in the Owner Participant's Agreements), provided that nothing in this Owner Participant Guaranty shall require the Owner Participant Guarantor to make any payment without 5 days prior written notice.

         Notwithstanding any loss of, or prejudice to, any right or remedy of the Owner Participant Guarantor through any means, the occurrence of one or more of the following shall not affect, release or diminish the liability of the Owner Participant Guarantor hereunder: (i) at any time or from time to time, with or without notice to the Owner Participant Guarantor, the time for the Owner Participant's performance of or compliance with any of the Obligations may be extended, or such performance or compliance may be waived, or (ii) modification or amendment of any of the Owner Participant's Agreements pursuant to their terms.

         Section 1.05. Full Recourse Obligation. The obligations of the Owner Participant Guarantor set forth herein constitute the full recourse obligations of the Owner Participant Guarantor enforceable against it to the fullest extent of all of its assets and properties.

         Section 1.06. Waiver of Rights of Subrogation and Contribution. The Owner Participant Guarantor will not assert any right to which it may become entitled, whether by subrogation, contribution or otherwise, against the Owner Participant or any of its properties by reason of the performance by the Owner Participant Guarantor of its obligations under this Owner Participant Guaranty until such time as all of the obligations of the Owner Participant under the Owner Participant's Agreements shall have been duly and fully performed.

         Section 1.07. No Reliance. The Owner Participant Guarantor has not relied and will not hereafter rely on any Beneficiary (a) to check or inquire on behalf of the Owner Participant Guarantor into the adequacy, accuracy or completeness of any information or document provided by the Owner Participant under or in connection with any of the Owner Participant's Agreements including this Owner Participant Guaranty or the transactions therein or herein contemplated (whether or not such information or document has been or is hereafter distributed to the Owner Participant Guarantor by such Beneficiary) or (b) to assess or review on behalf of the Owner Participant Guarantor the condition (financial or otherwise), creditworthiness, affairs, status or nature of the Owner Participant.


                                ARTICLE II.

                              REPRESENTATIONS

         Section 2.01. Representations of the Owner Participant Guarantor. The Owner Participant Guarantor represents and warrants that:

               (a) The Owner Participant Guarantor is a national banking association duly organized and validly existing under the laws of the United States of America.

               (b) The Owner Participant Guarantor is duly authorized and empowered to execute and deliver this Owner Participant Guaranty and to fulfill and comply with the terms, conditions and provisions hereof.

               (c) This Owner Participant Guaranty has been duly authorized, executed and delivered by the Owner Participant Guarantor and constitutes a legal, valid and binding agreement of the Owner Participant Guarantor, enforceable against the Owner Participant Guarantor in accordance with its terms.

               (d) Neither the execution and delivery of this Owner Participant Guaranty nor the consummation of the transactions herein contemplated, or the fulfillment of, or compliance with, the terms and conditions hereof, will result in a breach of any of the terms, conditions or provisions of the charter documents or the by-laws of the Owner Participant Guarantor or of any bond, debenture, note, mortgage, indenture, agreement or other instrument to which the Owner Participant Guarantor is now a party or by which it or its property may be bound, or constitutes (with the giving of notice or the passage of time or both) a default thereunder, which breach or default could have a material adverse effect on the Owner Participant Guarantor or the transactions contemplated hereby.

               (e) The Owner Participant Guarantor is an affiliate of the Owner Participant.

               (f) The Owner Participant Guarantor has a combined capital and surplus in excess of $50,000,000.


                               ARTICLE III.

                               MISCELLANEOUS

         Section 3.01. Costs and Expenses. The Owner Participant Guarantor will pay all costs and expenses (including reasonable legal fees and expenses) incurred by or on behalf of any Beneficiary in connection with the enforcement of the Owner Participant Guarantor's obligations under this Owner Participant Guaranty.

         Section 3.02. United States Dollars. Any payments required to be made hereunder shall be made in United States dollars, in immediately available funds.

         Section 3.03. Notices. All notices, demands, requests, consents, approvals and other communications required under the terms and provisions hereof shall be in writing and shall be effective when delivered (a) if to the Owner Participant Guarantor at the address of the Owner Participant Guarantor specified for notices under its signature below or at such other address as the Owner Participant Guarantor shall from time to time designate in writing to the Indenture Trustee and the Lessee and (b) if to any Beneficiary, at the address specified for notices in the Participation Agreement, or at such other address as such Beneficiary shall from time to time designate in writing to the Owner Participant Guarantor. Notices for Holders shall be sufficient if delivered to the Indenture Trustee.

         Section 3.04. Amendments and Waivers. No term or provision of this Owner Participant Guaranty may be changed, modified, amended, waived, discharged or terminated orally, but only by an instrument in writing signed by the Owner Participant Guarantor and the Beneficiary to be charged therewith.

         Section 3.05. Termination; Assignment. This Owner Participant Guaranty shall remain in full force and effect until the earlier of (a) the payment and performance in full of the Obligations and (b) the Owner Participant's release from the Obligations pursuant to Section 7.03(d) of the Participation Agreement or Section 4.02 of the Lease but only to the extent of the release provided therein. Except as provided herein, none of the obligations of the Owner Participant Guarantor under this Owner Participant Guaranty shall be assigned, conveyed or transferred without the prior written consent of the Beneficiaries provided, that the Owner Participant Guarantor may assign its obligations under this Owner Participant Guaranty to a successor Owner Participant Guarantor upon (i) a sale of the Beneficial Interest in accordance with Section 3.02(d) of the Participant Agreement or
(ii) a transfer of the capital stock of the Owner Participant by the Owner Participant Guarantor or any of its affiliates, so long as in the case of (ii) above, such successor Owner Participant Guarantor (A) has a consolidated tangible net worth of not less than $50,000,000, (B) shall provide representations substantially similar to those contained in Section 2.01 hereof and (C) agrees in writing to assume all of the obligations hereunder as if such successor Owner Participant Guarantor were the Owner Participant Guarantor originally named herein. Upon the effectiveness of any assignment of this Owner Participant Guaranty referred to in subsections (i) and (ii) of the preceding sentence, the Owner Participant Guarantor shall be released from all of its obligations hereunder and the successor Owner Participant Guarantor shall be the Owner Participant Guarantor for all purposes hereunder. Subject to the preceding sentence, this Agreement shall inure to the benefit of, and be binding on and enforceable against, the successors and permitted assigns of the Owner Participant Guarantor and each Beneficiary except that no Beneficiary may assign this Owner Participant Guaranty without the consent of the Owner Participant Guarantor other than by the Lessee to a successor by merger, consolidation or sale of substantially all its assets in accordance with the terms of Section 6.03(g) of the Participation Agreement. The headings contained in this Agreement are for reference only and shall not affect the meaning or interpretation of this Owner Participant Guaranty. This Owner Participant Guaranty constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the Owner Participant Guarantor and the Beneficiaries with respect to the subject matter hereof.

         Section 3.06. Law Governing; Severability. This Owner Participant Guaranty shall be governed in all respects by, and construed in accordance with, the laws of the State of New York, including all matters of construction, validity and performance, without giving effect to principles of conflicts of laws and is being delivered in New York. Any provision of this Agreement that is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof.

         Section 3.07. Rights of Beneficiaries. This Owner Participant Guaranty shall not be construed to create any right in any person other than a Beneficiary or to be a contract in whole or in part for the benefit of any person other than the Beneficiaries (except to the extent provided in Section 3.05).

         IN WITNESS WHEREOF, the undersigned has duly executed this Owner Participant Guaranty as of the date first above written.


                                       -------------------------------

                                       By:
                                           ---------------------------
                                           Name:
                                           Title:

                                       Address for Notices:

                                       ___________________
                                       ___________________
                                       ___________________
                                       Attention: _________________
                                       Telecopy:  (___) ___-____
                                       Telephone:  (___) ___-____